Registration No. 333-282611

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No.1

to

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

General Enterprise Ventures, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	4955	87-2765150
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Ralston, Chief Executive Officer

General Enterprise Ventures, Inc.

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(800) 401-4535

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Anthony F. Newton	David E. Danovitch, Esq.
Law Office of Anthony F. Newton	Aaron M. Schleicher, Esq.
8810 Luray Court	Sullivan & Worcester LLP
Rosenberg, Texas 77469	1251 Avenue of the Americas, 19th Floor
+1 (832) 452-0269	New York, NY 10020
+1 (212) 660-3060

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED DECEMBER _____, 2024

3,500,000 Shares of Common Stock

Representative’s Warrants to purchase up to 175,000 Shares of Common Stock

175,000 Shares of Common Stock underlying the Representative’s Warrants

General Enterprise Ventures, Inc.

This is a firm commitment public offering of General Enterprise Ventures, Inc., a Wyoming corporation (the “Company,” “GEVI,” “we,” “us,” or “our”). We are offering 3,500,000 shares of Common Stock, par value $0.0001 (the “Common Stock”), at an initial offering price of $[•] per share of Common Stock, which is based on the last reported sales price of our Common Stock of $[•] on December _____, 2024.

Immediately after this offering, assuming an offering size as set forth above, Mr. Joshua Ralston, our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, will control approximately [•]% of our voting power through his ownership of Convertible Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”) (or [•]% of our voting power if the underwriter’s option to purchase additional shares is exercised in full). As a result, we expect to be a controlled company within the meaning of the corporate governance standards of the NYSE American LLC (“NYSE American”).

Prior to this offering, our Common Stock is quoted on the Pink Open Market (“OTC Pink”), maintained by OTC Markets, Inc., under the symbol “GEVI”. On [•], 2024, the last reported sale price of our Common Stock on OTC Pink was $ [•] per share ($ [•] per share. We intend to apply to list our shares of Common Stock on NYSE American under the symbol “GEVI”. No assurance can be given that our application will be approved or that a trading market will develop. This offering is contingent upon the approval of such application. If our Common Stock is not approved for listing on NYSE American, we will not consummate this offering.

The number of shares of Common Stock offered in this prospectus will be 3,500,000 and all other applicable information has been determined based on a public offering price of $ [•] per share, which is based on the last reported sales price of our Common Stock of $ [•]  on [•], 2024. The actual public offering price of the Common Stock will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the public offering price per share used throughout this prospectus may not be indicative of the actual public offering price for the Common Stock. See “Determination of Offering Price” for additional information.

Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at a 1-for ratio to occur following the time that the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”) and prior to the closing of the offering.

We are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company). See “Risk Factors”, and “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

After completion of this offering, the Joshua Ralston will continue to control a majority of our outstanding common stock. As a result, we will be a “controlled company.” Under NYSE American rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain NYSE American corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)

We have also agreed to issue Representative’s Warrants (as defined below) to purchase shares of our Common Stock to the Representative (as defined below) or its designees and to reimburse the underwriters for certain expenses. See “Underwriting” for a description of the compensation payable to the underwriters.

(2)

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option we have granted to the Representative as described below or (ii) the Representative’s Warrants.

We have granted a 45-day option to Univest Securities, LLC, as representative of the underwriters (the “Representative”), exercisable one or more times in whole or in part, to purchase up to an additional 525,000 shares of Common Stock. The aggregate amount of shares of our Common Stock sold pursuant to the Representative’s option may not exceed 15% of the total shares of our Common Stock sold in this offering.

We will issue to the Representative or its designees, at the closing of this offering, warrants to purchase up to a number of shares of Common Stock equal to five percent (5%) of the aggregate number of shares of Common Stock sold in this offering (the “Representative’s Warrants”) at an exercise price equal to 110% of the initial public offering price per share of Common Stock. The Representative’s Warrants will be exercisable beginning 180 days following the commencement of sales of the securities issued in this offering and will expire five years after such date. See “Underwriting.” This prospectus also relates to the Common Stock issuable upon exercise of the Representative’s Warrants.

Delivery of the securities by the underwriters to the purchasers is expected to be made on or about [•], 2024.

Sole Book-Running Manager

The date of this prospectus is _____, 2024.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of the Company and delivered or made available to you. Neither the Company, nor the underwriters, have authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our Common Stock. Our business, financial condition, operating results, and prospects may have changed since that date, and neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

References to “the Company,” “we,” “GEVI,” “us,” “our” and words of like import refer to us and our subsidiaries, including, General Enterprise Ventures, Inc. and Mighty Fire Breaker, LLC, unless the context indicates otherwise. References to General Enterprise Ventures, Inc. and Mighty Fire Breaker, LLC, refer to the business and operations of General Enterprise Ventures, Inc. and Mighty Fire Breaker, LLC, as the case may be, prior to acquisition by us unless the context indicates otherwise.

For investors outside the United States: the Company has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the securities. However, you should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Our Business

General Enterprise Ventures, Inc., (“GEVI,” “we,” “us,” or the “Company”) was originally incorporated in Nevada on March 14, 1990. Our principal executive offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our website is www.generalenterpriseventures.com and www.mightyfirebreaker.com.

We do not incorporate the information on or accessible through our websites into this Registration Statement, and you should not consider any information on, or that can be accessed through, our websites a part of this Registration Statement.

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States. On January 3, 2022, the Company formed Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), to acquire all the intellectual property of Mighty Fire Breaker, LLC, a California limited liability company (“MFB California”) in connection with the flame retardant and flame suppression segments of the environmental industry, including patents and patents pending. On April 13, 2022, the transaction between the Company, MFB Ohio and MFB California closed. The transaction consideration to the equity holders of MFB California was 1,000,000 shares of the Series C Convertible Preferred Stock of the Company with a value at closing of $4,200,000, and a 10% royalty on gross sales before taxes of the MFB Ohio family of products. This royalty is briefly described in the purchase agreement attached to this registration statement.

Our current products are MFB31- CitroTech, which is utilized in wildfire defense, and MFB34-CitroTech, which is used to treat lumber to inhibit fire and mold. We are developing a coating to treat lumber during manufacture prior to distribution.  Our products are sustainable, because they are made of food-grade ingredients derived from corn, fruits and other renewable sources. Our current customer base is comprised of homeowners and fire departments in 11 western states. Our product is used in the residential home industry, including individual homeowners, developers and other third parties. Homeowners and commercial customers use our products to proactively spay wood framing during construction to treat the property prior to the occurrence of fires. We install systems to deploy our product remotely to provide a buffer zone around properties to prevent combustion. Fire Departments use our product to proactively spray around controlled burns and areas that traditionally have active wildfire risk to prevent expansion of the burn area.

Steve Conboy, who founded MFB California, has been in the lumber business for over 30 years. Approximately 10 years ago, he realized that residential and commercial fires, as well as wildfires, would not cease for the foreseeable future. Mr. Conboy understood that, even if lumber was treated, it was toxic by nature and this toxicity is harmful to humans and the environment. He realized that there was a market, and most importantly a need, for a product that was capable of fire suppression and being a fire retardant while also being the safest for the environment and for human beings.

Mr. Conboy set out to develop a formula for a product that would meet these requirements. During the course of research and development, Mr. Conboy formed MFB California and contributed numerous patents toward development of a green product line that was envisioned many years ago. That product is CitroTech. Since MFB Ohio acquired the MFB California portfolio of intellectual property, Company management has continued to develop many formulations to achieve the vision. Prior to the acquiring the portfolio of intellectual property, neither Mr. Ralston nor MFB Ohio had a prior relationship with Mr. Conboy. Subsequent to the acquisition of the portfolio of intellectual property, Mr. Conboy has remained involved with the Company as a technical consultant, and sales and marketing. Mr. Conboy is not an employee nor member of Company management. In addition, the Company has been recognized and certified for their achievement. These recognitions and achievements, including twice receiving the EPA Safer Choice award and being the first and only EPA certified fire retardant (safe for the environment, water, animals, fish and humans), awarded UL GreenGuard Gold status (demonstrates minimal impact on the indoor environment in the long period), and adoption by departments throughout the State of California.

After the Company’s acquisition of MFB California’s technology, the patent portfolio and technology will be expanded into areas that benefit from an environmentally safe product disrupting a market previously thought of as toxic and carcinogenic. MFB Ohio has developed and is in the initial phases of marketing wood coatings using its safe, environmentally friendly technology. MFB is also currently deploying Proactive Wildfire Defense Systems on residential and commercial properties. MFB installs self-contained sprinkler systems utilizing its patented MFB 31 CitroTech product that are proactively deployed in advance of wildfires thereby reducing the risk to the structures protected by the systems. Wildfire insurance is a significant problem in eleven western states. The Company is working with insurance companies to reduce the risk and allow properties to be insured in the Wilderness Urban Interface, a zone of transition between wilderness and developed land where built environment meets natural environment at greater risk of catastrophic wildfires. There is a wildfire base insurance shortage in 11 western states. In those states, policies are not being written on new construction or renewal of existing policies (resulting in cancelation of current polices).  MFB is working with a large insurance broker to offer insurance to our customers when installing a MFB, proactive wildfire defense system. The insurance policies are being underwritten by large name insurance companies. MFB Ohio is now in the proof-of-concept phase and developing revenues in the various markets.

Our management is comprised of one individual, Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors. Mr. Ralston has [•] of the voting power through his ownership of Series A Preferred Stock with super voting rights to control the vote on substantially all corporate matters.

1

Financial Performance to Date

As of September 30, 2024, we had limited revenue and we anticipate incurring operating losses and negative operating cash flow for the next twelve months.

Business Model

Principal product, services and markets

The Company’s subsidiary MFB holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. The Company and MFB have obtained multiple certification and accreditations in this industry for their CitroTech product, such as being the only United States Environmental Protection Agency (“EPA”) Safer Choice approved, long-term fire retardant, awarded UL GreenGuard Gold status, California Bioassay water approval, and LENS. The EPA Safer Choice award recognizes achievements in the design, manufacture, promotion, selection and use of products with safer chemicals, that furthers outstanding or innovative source reduction, including work that results in cleaner air or water.UL: GreenGuard Gold recognizes demonstrated product sustainability and commitment to increased health through products that have low chemical emissions. LENS is the Laboratory for Environmental Narrative Strategies, an incubator that recognizes research that contributes to environmental sustainability.

Future Markets Insights, a market researcher in Pimpri-Chinchwad, India, projects that the fire-retardant market is forecast to be $13.6 billion dollars globally by 2034. MFB markets its products to home, industrial and commercial user, as well as fire departments.

Distribution methods

MFB ships directly from its Rohnert Park, California facility, and has product available to fulfil orders.

Competitive business conditions and the Company’s competitive position in the industry

The fire-retardant market has been status quo for many years without significant innovation. A study at the University of Southern California published in Environmental Science and Technology explained that the fire retardant industry is known for having products containing toxic metals that are not environmentally safe, and are considered not friendly toward humans, wildlife, fish, water, and plants. MFB’s CitroTech is an all-green fire retardant. MFB’s product we feel, will be sold at amounts that can be competitive in many markets, including western states where wildfires occur, and areas of the United States where there is new home construction relating to population growth, such as Florida and Texas. Our industry is evolving rapidly and is becoming increasingly competitive. Competitors, such as Perimeter Solutions, SA have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Competitors, such as Perimeter Solutions, SA have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing, website and systems development than we do.

Patents, trademarks and licenses and their duration

MFB currently holds 30 granted patents and 26 pending patents. The granted patents include MFB’s main chemistry and applications. MFB has 21 trademarks and various copyrights.

2

Need for government approval of principal product or services.

Use of MFB’s product on government land may require governmental permits and certifications from the EPA. MFB is in the process of determining the scope of any permit and certification requirements. Once completed, MFB will obtain required permits and certificates.

Effect of existing or probable government regulations on the business

MFB tracks all proposed regulatory changes and makes commercially reasonable efforts to comply in advance. MFB maintains an advisory board of retired high level fire officials that watch such changes for the Company. MFB also retains experienced legal counsel in this regard.

Cost and effects of compliance with environmental laws

Expenses for initial permit and certification applications with the EPA has been paid. MFB expects annual costs for EPA certifications to be not more than $10,000. We believe that the only certification required for our products is with the EPA,

Recent Developments

Listing on NYSE American

Our Common Stock is currently quoted on the OTC Pink under the symbol “GEVI.” In connection with this offering, we intend to apply to list our Common Stock on NYSE American under the symbol “GEVI.” If our listing application is approved, we expect to list our Common Stock on NYSE American upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTC Pink. No assurance can be given that our listing application will be approved. This offering will only be consummated if NYSE American approves the listing of our Common Stock. NYSE American listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we intend to take the necessary steps to meet NYSE American listing requirements, including but not limited to a consummating a reverse split of our outstanding Common Stock and treasury stock as further discussed below. If NYSE American does not approve the listing of our Common Stock, we will not proceed with this offering. There can be no assurance that our Common Stock will be listed on NYSE American.

Reverse Stock Split

On June 15, 2024, our Board of Directors and our stockholders that have in excess of a majority of our voting power approved an amendment to our Articles of Incorporation to effect a reverse stock split with a ratio of 1-for-   following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to  the closing of this offering. We intend for the Board of Directors to effect such reverse stock split in connection with the consummation of this offering and our intended listing of our Common Stock on NYSE American, however we cannot guarantee that such reverse stock split will be necessary or will occur in connection with the listing of our Common Stock on NYSE American, or that NYSE American will approve our initial listing application for our Common Stock upon such reverse stock split.

The reverse stock split will not impact the number of authorized shares of Common Stock which will remain at 1,000,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at a ratio of 1-for-    to occur immediately following the effective time on which the registration statement of which this prospectus forms a part is declared effective by the SEC but prior to the closing of this offering.

Summary of Risks Associated with our Business and Operations

Our business is subject to significant risks, which are disclosed in more detail under “Risk Factors,” beginning on page 12, as a result of which an investment in our Common Stock is highly speculative and could result in the loss of your entire investment. Significant risks include, but are not limited to, the following:

3

Risks Relating to this Offering and our Reverse Stock-Split

•	Investors in this offering will experience immediate and substantial dilution in net tangible book value.
•	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.
•

Even if a reverse stock split of our Common Stock currently achieves the requisite increase in the market price of our Common Stock for listing of our Common Stock, we cannot assure you that the market price of our Common Stock will remain high enough for such reverse split to have the intended effect of complying with minimum bid price requirement for continued listing.

•

Subject to the requirements of controlled company status, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a de-listing of our Common Stock.

•	The reverse stock split may decrease the liquidity of the shares of our Common Stock.
•

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

•

As a result of the timing of the reverse stock split, uplist to NYSE American and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

Risks Relating to our Common Stock and Securities

•	Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock could incur substantial losses.
•	Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.
•	We do not expect to declare any Common Stock cash dividends in the foreseeable future.

Risks Relating to Our Business

•	The report of the independent registered public accounting firm on our 2023 and 2022 financial statements contains a going concern qualification.
•

We are controlled by one principal stockholder who serves as our Chairman of the Board and our executive officer. Because the principal stockholder controls the outcome of all stockholder votes and thus, the vote of other stockholders is less valuable.

•	If we are unable to expand our base of customers, our future growth and operating results could be adversely affected.
•	If we are unable to expand our base of raw material suppliers, our future growth and operating results could be adversely affected.
•	Various factors outside our direct control may adversely affect manufacturing and distribution of our product.
•	Interruption of our supply chain could affect our ability to produce or deliver our product and could negatively impact our business and profitability.
•	We are subject to the seasonality of wildfires that may occur by acts of God that are inconsistent and unpredictable.
•

We are relying exclusively on the skills and expertise of a single-person management team in conducting our business, who, because he is a member of the U.S. Coast Guard, does not devote all of his time to managing the Company, and we currently have no full-time employees, which may impede our ability to carry on our business.

•	Since we have a limited operating history, it is difficult for potential investors to evaluate our business.
•	We do not currently have sufficient cash flow to maintain our business.
•	Our management has limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.
•	Increased operating costs and obstacles to cost recovery due to the pricing and cancelation terms of our raw materials and support services contracts may constrain our ability to make a profit.
•	Governmental regulations relating to environmental product may subject us to significant liability.
•	If we do not have sufficient product liability insurance, we may be subject to claims that are in excess of our net worth.

Risks Relating to our Indebtedness

•	We are highly leveraged.
•	We could incur additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

4

Risks Relating to MFB

•	Changes in consumer preferences or discretionary consumer spending could harm our performance.
•	We may become subject to potential claims for product liability.
•	Increases in prices of commodities needed to manufacture our product could adversely affect profitability.

General Business Risks

•	We will be increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.
•	Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.
•

We could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing or future product.

•

The market for our Common Stock has been thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•

The indemnification provisions in our Articles of Incorporation and bylaws under Wyoming law may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

•

We are classified as a “smaller reporting company,” and we cannot be sure if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

•	Because directors and officers currently and for the foreseeable future will continue to control the Company, you will not likely be able to elect directors or have any say in the Company’s policies.
•	Because our Company has anti-takeover mechanisms through the issuance of our Series A Preferred Stock, this could have a negative impact on other shareholders in voting on matters of the Company.
•	Our Series A Preferred Stock may lead to conflicts of interest and could negatively impact the price of our securities.

5

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

As a result of qualifying as a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

6

THE OFFERING

Common Stock offered by us:	3,500,000 shares of Common Stock

Public offering price:	$ per share. The actual number of shares we will offer will be determined based on the actual public offering price and the reverse split ratio will be determined based on the stock price.(1)

Common stock outstanding prior to this offering:	[•] shares(2)

Common stock to be outstanding upon completion of this offering:	[•] shares (assuming no exercise of the over-allotment option and no exercise of the Representative’s Warrants)(2)

Over-allotment option:

We have granted the underwriters an option to purchase from us up to an additional 525,000 shares of Common Stock within 45 days from the date of this prospectus solely to cover over-allotments, if any, at the initial public offering price per share, less underwriting discounts and commissions.

Use of proceeds:

We expect the net proceeds from this offering will be approximately $     million dollars, after deducting underwriting fees, discounts and estimated offering expenses.

We intend to use the net proceeds of this offering substantially as follows:

(i) Approximately $ [•] will be used for general and administrative expenses (SG&A).
(ii) Approximately $ [•] is to be used for production and inventory.
(iii)

The balance of approximately $ [•] is to be used for marketing.

In the event that the proceeds of this offering would not provide sufficient funds to complete our estimated budget, we would then re-evaluate our budget and adjust it to meet any contingencies that may arise.

Representative’s Warrants:

The registration statement of which this prospectus forms a part also registers for sale Representative's Warrants to purchase up to 5% of the aggregate number of shares of common stock sold in this offering, including any shares of common stock to cover over-allotments, if any, to the Representative, and the shares of Common Stock underlying the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable beginning 180 days following the commencement of sales of the securities issued in this offering and will expire five years after such date at an exercise price equal to 110% of the public offering price of shares of Common Stock. Please see “Underwriting—Representative’s Warrants” for a more detailed description of these warrants.

Dividend policy:	We do not anticipate paying any cash dividends on our Common Stock. We expect that, for the foreseeable future, any earnings will be reinvested in our business.

Trading symbol:

Our symbol on the OTC Pink is “GEVI”. We intend to apply to have our Common Stock listed on NYSE American under the symbol “GEVI”, and if necessary, we intend to effect a reverse stock split of our Common Stock in order to obtain NYSE American approval for our listing of our Common Stock. We cannot guarantee that NYSE American will approve our initial listing application for our Common Stock upon such reverse stock split. If our listing application is not approved by NYSE American, we will not be able to consummate this offering and will terminate the offering.

7

Risk Factors:

You should carefully read and consider the information set forth under the heading “Risk Factors,” beginning on page 12 of this prospectus and all other information set forth in this prospectus before deciding to invest in our Common Stock.

Lock-up Agreements:

We and our directors, officers and greater than 5% stockholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into or exercisable for Common Stock for a period of six months after the date of this prospectus. See “Underwriting—Lock-Up Agreements.”

Transfer Agent and Registrar:	Colonial Stock Transfer Co., Inc.

(1) The actual number of shares of Common Stock and Representative’s Warrants that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our Common Stock on the OTC Pink at the time of the determination.

(2) Unless we indicate otherwise, the number of shares of our Common Stock is based on [•]  shares of Common Stock outstanding as of [•], 2024, and gives effect to our reverse stock split at a ratio of 1-for [•].

Except as otherwise indicated, all information in this prospectus:

•	assumes that the public offering price is $ [•] per share (which is based on the last reported sales price of our Common Stock of $ [•] on [•], 2024, after giving effect to the reverse stock split below);
•	is based on [•] common shares issued and outstanding as of [•], 2024;
•	assumes no exercise of the Representative’s Warrants;
•	assumes no exercise by the Representative’s option to purchase up to an additional [•] shares of Common Stock to cover over-allotments, if any, and;
•	excludes the number of shares of Common Stock underlying 1,463,750 warrants (with an exercise price of $0.50 per share of Common Stock), $1,171,121,000 convertible debt (with a conversion price of the lesser of $0.40 per share of Common Stock or a 30% discount to public offering price of this offering), and 2,546,831 shares of Series C preferred stock (convertible at 20 shares of Common Stock for every 1 share of Series C preferred stock).

8

SUMMARY HISTORICAL FINANCIAL DATA

The following information as of December 31, 2023 and 2022, and for years then ended, has been derived from our audited consolidated financial statements which appear elsewhere in this prospectus. The following information as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, has been derived from our unaudited interim consolidated financial statements which appear elsewhere in this prospectus. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2024	2023	2023	2022
Revenue	$738,729	$258,660	$520,645	$62,732
Operating expenses	$4,844,042	$10,174,248	$10,618,583	$2,981,291
Loss from operations	$(4,105,313)	$(9,915,588)	$(10,097,938)	$(2,918,559)
Other expense	$(977,039)	$(2,519)	$(4,328)	$(255)
Net loss	$(5,082,352)	$(9,918,107)	$(10,102,266)	$(2,907,828)
Weighted average common shares outstanding - basic and diluted	54,993,582	96,366,267	96,663,470	62,254,977
Net loss per common share - basic and diluted	$(0.09)	$(0.10)	$(0.10)	$(0.05)

Balance Sheet Data:

	As of September 30,	As of December 31,
	2024	2023	2022
Current assets	$1,110,368	$1,218,056	$170,319
Long term assets	$3,835,081	$4,085,088	$4,239,267
Current liabilities	$2,113,132	$1,617,785	$1,060,918
Noncurrent liabilities	$-	$50,047	$-
Series A Preferred Stock, par value $0.0001, designated 10,000,000 shares; 10,000,000 shares issued and outstanding	$1,000	$1,000	$1,000
Series C Convertible Preferred Stock, par value $0.0001, designated 5,000,000 shares; 2,546,831, 2,273,499 and 950,000 shares issued and outstanding, September 30, 2024, December 31, 2023 and 2022, respectively	$254	$227	$95
Common Stock par value $0.0001, authorized 1,000,000,000 shares; 36,802,150, 97,545,388 and 93,945,388 shares issued and outstanding, September 30, 2024, December 31, 2023 and 2022, respectively	$3,680	$9,755	$9,395
Additional paid in capital	$77,393,401	$72,427,996	$62,719,578
Common Stock to be issued - 500,000, 500,000 and 0 shares, September 30, 2024, December 31, 2023 and 2022, respectively	$-	$180,000	$-
Subscription received - 0, 183,333 and 0 shares of Series C preferred stock to be issued, September 30, 2024, December 31, 2023 and 2022, respectively	$-	$500,000	$-
Accumulated deficit	$(74,566,018)	$(69,483,666)	$(59,381,400)
Total stockholders’ equity	$2,832,317	$3,635,312	$3,348,668

9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

These risks and uncertainties, many of which are beyond our control, include, and are not limited to:

•	Risk of going concern opinion from our auditors, indicating the possibility that we may not continue to operate.

•	Due to limited operating history, it may be difficult for potential investors to evaluate our business.

•	Investors in this offering will experience immediate and substantial dilution in net tangible book value.

•	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

•

Even if the reverse stock split increases the market price of our Common Stock and we meet initial listing requirements, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a de-listing of our Common Stock.

•	Our stock price has fluctuated in the past, has recently been volatile and may be affected by limited trading volume and price fluctuations.

•	It cannot be assured that the market price of our Common Stock will remain high enough to list our Common Stock following our planned reverse stock split.

•	A reverse stock split may decrease the liquidity of our shares and may not attract new investors, including institutional investors.

•	Upon exercise of our outstanding options or warrants and upon conversion of our convertible Series C Preferred Stock, we will be obligated to issue a substantial number of additional shares of Common Stock which will dilute our present shareholders and may cause our stock price to decline.

•	We may issue preferred stock without approval of our shareholders and have other antitakeover defenses which may make it more difficult for a third party to acquire us and could depress our stock price.

•	We do not intend to pay cash dividends for the foreseeable future.

•	Our ability to raise the necessary financing for the development of our business and the terms of any financing which we are able to raise;

•	Our ability to obtain and enforce any United States and foreign intellectual property we may seek;

•	Our ability to generate sufficient revenue from our contract services to cover our operating expenses;

10

•	Our ability to establish a distribution network for the marketing and sale of any of our product.

•	Our ability to establish manufacturing facilities in compliance with EPA manufacturing practices or to enter into manufacturing agreements for the manufacture of our product in an EPA approved manufacturing facility;

•	Our ability to enter into joint venture or other strategic relationship with respect to any of our proposed product;

•	The ability of the other party to any joint venture or strategic relationship to implement successfully any plans for the development, manufacturing and marketing of our product subject to the joint venture or strategic relationship;

•	Our ability to evaluate potential acquisitions, and the consequences of our failure to accurately evaluate the acquisitions;

•	Our ability to integrate any business we acquire with our business;

•	Changes in national, regional and local government regulations, taxation, controls and political and economic developments that the market for our product;

•	Our ability to obtain and maintain any permits or licenses necessary for our business;

•	Our ability to identify, hire and retain qualified executive, administrative, regulatory, research and development, and other personnel;

•	Our ability to negotiate distribution on favorable terms with companies that have experience in marketing product such as ours;

•	The costs associated with defending and resolving pending and potential legal claims, even if such claims are without merit;

•	The effects of competition on our product and to price, market and sell our product;

•	Our ability to achieve favorable pricing for our product with third party material suppliers with respect to our product;

•	Our ability to accurately estimate anticipated expenses, capital requirements and needs for additional financing;

•	Our ability to accurately estimate the timing, cost or other aspects of the commercialization of our product candidates;

•	Actions by third parties to either sell or purchase our Common Stock in quantities that would have a significant effect on our stock price;

•	Risks generally associated with development stage companies;

•	Current and future economic and political conditions;

•	The impact of changes in accounting rules on our financial statements; and

•	Other assumptions described in this prospectus.

The forward-looking statements in this prospectus speak only as of the date of this prospectus and you should not to place undue reliance on any forward-looking statements. Forward-looking statements are subject to certain events, risks, and uncertainties that may be outside of our control. When considering forward-looking statements, you should carefully review the risks, uncertainties and other cautionary statements in this prospectus as they identify certain important factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

11

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in this prospectus include forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The risks set forth below are not the only risks facing us. Additional risks and uncertainties may exist that could also adversely affect our business, prospects or operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or a significant part of your investment.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price of the shares of Common Stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $ __________ per share based on the public offering price of $ __________ per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: sales, general and administrative costs, production and inventory, and marketing. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Even if a reverse stock split of our Common Stock currently achieves the requisite increase in the market price of our Common Stock for listing of our Common Stock, we cannot assure you that the market price of our Common Stock will remain high enough for such reverse split to have the intended effect of complying with minimum bid price requirement for continued listing.

Even if the reverse stock split achieves the requisite increase in the market price of our Common Stock to be in compliance with the minimum bid price requirement of NYSE American, there can be no assurance that the market price of our Common Stock following the reverse stock split will remain at a price per share sufficient to meet the continued listing standards on the NYSE American, which such price is determined at the discretion of the NYSE American, but which has historically been a trading price of below $[•] per share price average over a thirty trading day period. Maintaining a low price per share for a substantial period will result in a notice from the NYSE American requiring the Company to complete a reverse split or be subject to delisting if not completed in a reasonable time. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain the NYSE American’s minimum trading price requirement.

Subject to the requirements of controlled company status, there can be no assurance that we will be able to comply with continued listing standards, a failure of which could result in a de-listing of our Common Stock.

The Company is a controlled company, because more than 50% of the voting rights are vested in one person, Joshua Ralston, our Chairman of the Board and executive officer. Accordingly, the Company will have reduced listing standards until such time as it is no longer a controlled company. In conjunction with this offering, we intend to apply to list our Common Stock on NYSE American. Prior to the consummation of this offering, our Common Stock was quoted on OTC Pink. There is no assurance that our Common Stock will be listed or be able to continue to comply with the applicable listing standards. Should our Common Stock be listed on NYSE American, to maintain that listing, NYSE American requires that the trading price of a company’s listed stock on NYSE American remain above one dollar in order for such stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from NYSE American. In addition, to maintain a listing on NYSE American, we must satisfy minimum financial and standards, including minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

12

The reverse stock split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares of Common Stock and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

As a result of the timing of the reverse stock split, uplist to NYSE American and pricing of this offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this offering.

We plan to file an amendment to our articles of incorporation, as amended, to effect the reverse stock split following the SEC declaring the registration statement of which this prospectus forms a part, effective and prior to closing of this offering. Because such reverse stock split will occur following the SEC declaring such registration statement effective and concurrently with the pricing of this offering, potential investors will not be able to check the actual post-split market price of our Common Stock on NYSE American before confirming purchases in the offering.

Risks Relating to our Common Stock and Securities

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our Common Stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The market price for our Common Stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;

●	the success of competitive products or technologies;

●	regulatory or legal developments in the United States, especially changes in laws or regulations applicable to our product;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	declines in the market prices of stocks generally;

●	our public disclosure of the terms of any financing which we consummate in the future;

●	an announcement that we have effected a reverse split of our Common Stock and treasury stock;

●	our failure to become profitable;

13

●	our failure to raise working capital;

●	cancellation of key contracts;

●	our failure to meet financial forecasts we publicly disclose;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us or our stockholders; and

●	general economic, industry and market conditions.

These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. Since the stock price of our Common Stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our Common Stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due short sellers of shares of Common Stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

●	Market prices for our Common Stock will be influenced by a number of factors, including:

●	the issuance of new equity securities of the Company pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our nearest market competitor;

●	changes in interest rates;

●

competitive developments, including announcements by our nearest market competitor of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in our quarterly operating results;

●	change in financial estimates by securities analysts;

●	a limited amount of news and analyst coverage for our Company;

●	the depth and liquidity of the market for our shares of Common Stock;

●	sales of large blocks of our Common Stock, including sales by our major stockholders, any executive officers or directors appointed in the future, or by other significant shareholders;

●	investor perceptions of our Company; and

●	market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

14

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Sales of large blocks of our Common Stock could depress the price of our Common Stock. The existence of these shares and shares of Common Stock that may be issuable upon conversion or exercise, as applicable, of outstanding shares of convertible preferred stock, warrants and options create a circumstance commonly referred to as an “overhang” which can act as a depressant to our Common Stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to convert or exercise such securities or sell a substantial number of shares of our Common Stock, such selling efforts may cause significant declines in the market price of our Common Stock. In addition, the shares of our Common Stock in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

We do not expect to declare any Common Stock cash dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. Consequently, Common Stockholders may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Risks Relating to Our Business

We are controlled by one principal stockholder who serves as our Chairman of the Board and our executive officer.

As of the date of this prospectus, Mr. Joshua Ralston owns 10,000,000 shares of the Series A Preferred Stock. Each share of the Series A Preferred Stock is entitled to vote 1,000 votes per share, and as such Mr. Ralston controls approximately [•]%  of the vote, and the ability to control all other matters requiring the approval of our stockholders, including the election of all of our directors and the approval of the reverse stock split.

If we are unable to expand our base of customers, our future growth and operating results could be adversely affected.

We have committed and continue to commit resources to the expansion and increased marketing of our CitroTech™ product. If we are unable to market and sell our product to new customers, our ability to grow revenue and achieve profitability could be negatively impacted.

If we are unable to expand our base of materials suppliers, our future growth and operating results could be adversely affected.

We currently compound our products in house with materials supplied from manufacturers. There are no contracts in place with the suppliers. We have committed resources to expanding our supplier base. If we are unable to obtain additional sources for our materials it could limit our ability to grow revenue and achieve profitability.

Various factors outside our direct control may adversely affect suppliers and distribution of our product.

Changes that our suppliers may make outside the purview of our direct control can have an impact on our processes, quality of our product, and the successful delivery of our product to our customers. Mistakes and mishandling are not uncommon and can affect supply and delivery. Some of these risks include:

●	compliance with the required regulatory standards;

●	transportation risk;

●	the cost and availability of components and supplies;

●	delays in analytical results or failure of analytical techniques that we will depend on for quality control and release of product; and

●	natural disasters, labor disputes, financial distress, raw material availability, issues with facilities and equipment, or other forms of disruption to business operations affecting our suppliers.

15

If any of these risks were to materialize, our ability to provide our product to customers on a timely basis would be adversely impacted.

Interruption of our supply chain could affect our ability to produce or deliver our product and could negatively impact our business and profitability.

Any material interruption in our supply chain, such as interruptions in service by third-party common carriers that ship goods within our distribution channels, social or labor unrest, labor shortages, natural disasters or political disputes and military conflicts that cause a material disruption in our supply chain could have a negative material impact on our business and our profitability. Our ability to find qualified suppliers who meet our standards and supply our product in a timely and efficient manner is a significant challenge. A supplier's failure to meet our standards, provide our product in a timely and efficient manner or comply with applicable laws is beyond our control. These issues could have a material negative impact on our business and profitability.

We are subject to the seasonality of wildfires that may occur and acts of God that are inconsistent and unpredictable.

Our business is highly dependent on the needs of government agencies to suppress fires. As such, our financial condition and results of operations are significantly impacted by weather as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given year. Historically, sales of our product have been higher in the summer season of each fiscal year due to weather patterns which we believe are generally correlated to a higher prevalence of wildfires.

We are relying exclusively on the skills and expertise of a single-person management team in conducting our business, who does not devote all of their time to managing the Company, and we currently have no full-time employees, which may impede our ability to carry on our business.

We are relying exclusively on the skills and expertise of a single person management team in conducting our business. Our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, who is a member of the U.S. Coast Guard, does not devote all of his time to managing the Company. We presently have no full-time employees, which may impede our ability to carry on our business. The lack of full-time employees among our officers may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor. Our lack of full-time management may be an impediment to our business development. Without full-time officers, we may not have sufficient devoted time and effort to our commercialization efforts, or efforts to find and raise additional capital, or manage our business, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

The report of the independent registered public accounting firm on our 2023 and 2022 financial statements contains a going concern qualification.

Our consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has been dependent on related parties to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of increasing its revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations.

16

The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Common Stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation in March of 1990, we have not generated enough revenues to exceed our expenses. MFB California acquired the MFB portfolio of intellectual property in April 2022 and entered the fire retardant and fire suppression industry. As a result of us recently entering into these business lines, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications, and delays inherent in new business lines. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such a plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We do not currently have sufficient cash flow to maintain our business.

We do not currently have enough cash flow to operate our business. We expect our existing cash together with proceeds from this offering will enable us to fund our operating expenses through and capital expenditure requirements for five years from the date of this prospectus. The Company anticipates being cash-flow positive by the end of calendar year 2025. Therefore, the Company does not anticipate being dependent upon additional capital in the form of either debt or equity to continue our operations and expand our product to new markets.

Our management has limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, our current management has not managed expansion while being a public company. Many investors may treat us as an early-stage company. Also, our management has not overseen a company with considerable growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets.

Increased operating costs and obstacles to cost recovery due to the pricing and cancelation terms of our raw materials and support services contracts may constrain our ability to make a profit.

Our profitability can be adversely affected to the extent we are faced with cost increases for raw materials, wages, or other labor-related expenses, especially when we cannot recover such increased costs through increases in the prices for our product and services. In some cases, we will have to absorb any cost increases, which may adversely impact our operating results.

If we do not have sufficient product liability insurance, we may be subject to claims that are in excess of our net worth.

Before we market any product, we will need to purchase significant product liability insurance. However, in the event of major claims from the use of our product, it is possible that our product liability insurance will not be sufficient to cover claims against us. We cannot assure you that we will not face liability arising out of the use of our product which is significantly in excess of the limits of our product liability insurance. In such event, if we do not have the funds or access to the funds necessary to satisfy such liability, we may be unable to continue in business.

Risks Related to Regulatory and Legal Matters

Our product is provided to emergency services personnel and is intended to protect lives and property, so we are subject to heightened liability and reputational risks if our product fails to provide such protection as intended.

Our fire retardant product is provided to, among other customers, emergency services personnel and is intended to protect lives and property, so we are subject to heightened liability risks if our product fails to provide such protection. While our product is effective in retarding fires, there is no guarantee such product will be able to stop all fires due to their unpredictability and variation in size and/or speed in which a fire is burning. In addition, fires need to be fought with the cooperation and assistance of local fire authorities as well as the additional tools and resources that they bring. Therefore, while we recognize the importance of the role our product plays in these critical efforts, our product is not the only factor in fighting fires and therefore we cannot guarantee that our product will always be able to protect life and property. Any failure to do so could have an adverse effect on our business.

17

We manufacture a product used to extinguish fires. The product we manufacture may be used in applications and situations that involve high levels of risk of personal injury. Failure to use our product for its intended purpose, failure to use our product properly or the malfunction of our product could result in serious bodily injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture or sale of our product. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages, and our insurance costs may increase significantly as a result. We cannot assure you that our indemnity and insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other indemnity or insurance coverage will continue to be available or, if available, that we will be able to obtain insurance at a reasonable cost. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations.

Our product is subject to extensive government scrutiny and regulation, including the EPA. There can be no assurance that such regulations will not change and that our product will continue to be approved for usage.

We are subject to regulation by federal government authorities. In some cases, for example, for our firefighting product, we need to pass the EPA qualification process every two years, which is a rigorous process that requires the product passing several tests and standards, including toxicity, corrosion and stability. We are also subject to ongoing reviews of our product, manufacturing processes and facilities by government authorities, and such agencies may at times be involved in challenges by outside groups, and as a result, the Company may be required to must also produce product data and comply with detailed regulatory requirements.

The Frank R. Lautenberg Chemical Safety for the 21st Century Act modified the Toxic Control Substances Act (“TSCA”), by requiring the EPA, to prioritize and evaluate the environmental and health risks of existing chemicals and provided the EPA with greater authority to regulate chemicals posing unreasonable risks. According to this statute, the EPA is required to make an affirmative finding that a new chemical will not pose an unreasonable risk before such chemical can go into production. These laws and regulations increase the complexity and costs of transporting our product to our customers. Further changes to these and similar regulations could restrict our ability to expand, build or acquire new facilities, require us to acquire costly control equipment, cause us to incur expenses associated with remediation of contamination, cause us to modify our manufacturing or shipping processes or otherwise increase our cost of doing business and have a negative impact on our business, financial condition and results of operations. In addition, the adoption of new laws, rules or regulations related to climate change poses risks that could harm our results of operations or affect the way we conduct our businesses. For example, new or modified regulations could require us to make substantial expenditures to enhance our environmental compliance efforts. New or stricter laws and regulations may be introduced that could result in additional compliance costs and prevent or inhibit the development, manufacture, distribution and sale of our product. Such outcomes could adversely impact our business, financial condition and results of operations.

Our product or facilities could have environmental impacts and side effects.

If the product we sell does not have the intended effects, our business may suffer and it may be subject to product liability or other legal actions. Our product contains innovative combinations of materials. While there is data available with respect to the environmental impacts of our fire retardant product that are conducted by governmental agencies, this data is limited to certain locations and periods and therefore, may not capture all the possible environmental impacts and side effects of use or repeated use of our fire retardant product. Similarly, there have been toxicological studies conducted on the impact of our product on certain fish and mammalian species, however, this is limited in scope and therefore, does not present all the potential side effects and/or the product’ interaction with animal biochemistry. As a result, our product could have certain impact on the environment or the animal population that is currently unknown by the Company. Studies that include relevant data have been attached to this registration statement.

Legal and regulatory claims, investigations and proceedings may be initiated against us in the ordinary course of business. The outcomes and the amounts of any damages awarded, or fines or penalties assessed, cannot be predicted, and could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

We may be the subject of litigation by customers, suppliers and other third parties. A significant judgment against us, the loss of a significant permit, license or other approval, or a significant fine, penalty or contractual dispute could have a material adverse effect on our business, financial condition and results of operations. Litigation is expensive, time consuming and may divert management’s attention away from the operation of the business. The outcome of litigation can never be predicted with certainty and an adverse outcome in any of these matters could have a material adverse effect on our reputation as well as our business, financial condition and results of operations.

18

Risks Relating to Our Indebtedness

We are highly leveraged.

As of September 30, 2024, our outstanding indebtedness was $2,042,209. Of this indebtedness, principal amount of $1,121,000 ($633,107 on balance sheet, net of discount of $487,893) was incurred in connection with convertible notes issued during July 2024 and August 2024 and $153,530 was recorded as accounts payable. The remaining $1,255,572 of indebtedness was incurred between 2022 and 2023 to fund working capital. Our leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industries, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations. This degree of leverage could have significant consequences, including:

●

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities;

●	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes; and

●	limiting our ability to adjust to changing market conditions and placing us at a disadvantage compared to our nearest market competitor.

We could incur additional indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks we now face could increase.

If due to such a deterioration in our financial performance, our cash flows and capital resources were to be insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, if we were required to raise additional capital in the current financial markets, the terms of such financing, if available, could result in higher costs and greater restrictions on our business. If we were to need to refinance our existing indebtedness, the conditions in the financial markets at that time could make it difficult to refinance our existing indebtedness on acceptable terms or at all. If such alternative measures proved unsuccessful, we could face substantial liquidity problems.

Risks Relating to MFB

Changes in consumer preferences or discretionary consumer spending could harm our performance.

The success of our business depends, in part, upon the continued popularity of our concepts, and shifts in these consumer preferences could negatively affect our future profitability.

Negative publicity over certain environmental products may adversely affect demand for our product and could result in a decrease in our revenues, which could materially harm our business. Additionally, our success depends, in part, on a builder preference for our product and to an extent on numerous factors affecting operational budgeting, including economic conditions and customer confidence.

A decline in operational budgeting or economic conditions could reduce guest traffic or impose practical limits on pricing, either of which could harm our business, financial condition, operating results, or cash flow. We may be required to disclose third-party products we sell due to federal regulations, which may affect customer confidence.

We may become subject to potential claims for product liability.

Our business could expose us to claims for personal injury from contamination of our product. We believe that our product’ quality is carefully monitored through regular product testing, but we may be subject to liability as a result of customer or distributor misuse or storage. The Company maintains product liability insurance against certain types of claims in amounts which it believes to be adequate. The Company also maintains an umbrella insurance policy that it considers to be sufficient to cover claims made above its product liability insurance limits. Although no claims have been made against the Company or its distributors to date and the Company believes its current level of insurance to be adequate for its current business operations, it is possible that such claims will arise in the future, and the Company’s policies may not be sufficient to pay for such claims.

Increases in prices of commodities needed to manufacture our product could adversely affect profitability.

The ingredients and materials needed to manufacture and package our product are subject to the commodities markets’ normal price fluctuations. Any increase in the price of those ingredients and materials that cannot be passed along to the consumer will adversely affect our profitability. Any prolonged or permanent increase in the cost of the raw ingredients to manufacture our product may in the long term make it more difficult for us to earn a profit.

19

General Business Risks

We will be increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we will collect, store and transmit confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. The size and complexity of our information technology systems, and those of third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. The increasing sophistication and frequency of cybersecurity threats, including targeted data breaches, ransomware attacks designed to encrypt our data for ransom and other malicious cyber activities, pose a significant risk to the integrity and confidentiality of our data systems. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, management has identified a material weakness due to lack of segregation of duties. The lack of segregation of duties existed as a result of the Company having no full-time employees. Management plans to add additional resources, technology and headcount as warranted by the growth of the Company. Management is in the process of putting proper policies and procedures in place to ensure proper documentation is established and maintained for transactions that the Company enters into. While we believe these efforts will improve our internal controls and address the underlying causes of the material weakness, such material weakness will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weakness in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weakness as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes, or all fraud.

20

We could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing or future products.

Our commercial success will depend in part on not having any adverse environmental claims, whether relating to product failure violating the rights of third parties or violating applicable law. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. Further, as the number of participants in the environmental industry grows, the possibility of claims against us increases. If we are found to violate applicable law or the rights of third parties, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and could be prevented from selling our product.

We could become subject to patent litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from developing or marketing our existing or future products.

Our commercial success will depend in part on not infringing the patents or violating the other proprietary rights of third parties. Any litigation or claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. Further, as the number of participants in the environmental industry grows, the possibility of intellectual property infringement claims against us increases. If we are found to infringe the intellectual property rights of third parties, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and could be prevented from selling our product unless we obtain a license or are able to redesign our product to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our product in a way that would not infringe the intellectual property rights of others. If we fail to obtain any required licenses or make any necessary changes to our product or technologies, we may have to withdraw our existing product from the market or may be unable to commercialize one or more of our future products, all of which could have a material adverse effect on our business, results of operations, and financial condition. If passed into law, patent reform legislation currently pending in the U.S. Congress could significantly change the risks associated with bringing or defending a patent infringement lawsuit. For example, fee shifting legislation could require a non-prevailing party to pay the attorney fees of the prevailing party in some circumstances.

Our operating results and stock price may be volatile, and the market price of our Common Stock after this offering may drop below the price you pay.

Our quarterly operating results are likely to fluctuate in the future. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. Our operating results and the trading price of our shares may fluctuate in response to various factors, including:

●	market conditions in our industry or the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	litigation, litigation-related indemnification and governmental investigations;

21

●	investors’ perception of us;

●	events beyond our control, such as weather and war; and

●	any default on our indebtedness.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. Fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management away from our business, which could significantly harm our profitability and reputation.

The availability of shares for sale in the future could reduce the market price of our Common Stock.

In the future, we may issue securities to raise cash for acquisitions or otherwise. We may also acquire interests in other companies by using a combination of cash and Common Stock or just Common Stock. We may also issue securities convertible into our Common Stock. Any of these events may dilute your ownership interest in our Company and adversely impact our Common Stock’s price.

Also, sales of a substantial amount of our Common Stock in the public market or the perception that these sales may occur could reduce our Common Stock’s market price and impair our ability to raise additional capital through the sale of our securities.

The indemnification provisions in our Articles of Incorporation and bylaws under Wyoming law may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers, and employees.

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Wyoming, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Wyoming Business Corporation Act, or any transaction from which a director receives an improper personal benefit.

This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are classified as a “smaller reporting company,” and we cannot be sure if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company.” Specifically, smaller reporting companies may provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings. Reduced disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

22

Because directors and officers currently and for the foreseeable future will continue to control the Company, you will not likely be able to elect directors or have any say in the Company’s policies.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. As long as the Series A Preferred Stock is outstanding, the preferred stock will have voting rights representing 1,000 votes for each share of Series A Preferred Stock issued and outstanding. Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, holds all 10,000,000 outstanding shares of our Series A Preferred Stock and has voting control of the Company. As of the date of this prospectus, Joshua Ralston held [•]% of the voting securities of the Company. Following the consummation of this offering, Mr. Ralston will hold [•]% of the securities control of the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to our Common Stock’s value.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts.

There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

23

Because our Company has anti-takeover mechanisms through the issuance of Our Series A Preferred Stock, this could have a negative impact on other shareholders in voting on matters of the Company.

Our stockholders are not entitled to cumulative voting rights. Consequently, a majority vote will decide the election of directors and all other matters requiring stockholder approval. As long as the Series A Preferred Stock is outstanding, the preferred stock will have voting rights representing 1,000 votes for each share of Series A Preferred Stock issued and outstanding. Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, holds all outstanding shares of our Series A Preferred Stock and will continue to have, voting control of the Company. Mr. Ralston has the ability to influence significantly all matters requiring approval by our stockholders. Mr. Ralston may have interests that differ from other stockholders, and they may vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our voting securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company.

Our Series A Preferred Stock may lead to conflicts of interest and could negatively impact the price of our securities.

Except as otherwise required by law or by the Articles of Incorporation and except as set forth below, the outstanding shares of Series A Preferred Stock are entitled to vote together with the shares of Common Stock and other voting securities of the Company as a single class. As long as the Series A Preferred Stock is outstanding, the preferred stock will have voting rights representing 1,000 votes for each share of Series A Preferred Stock issued and outstanding. We are currently authorized to issue 10,000,000 shares of Series A Preferred Stock. Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, owns all 10,000,000 shares of our Series A Preferred Stock and will continue to have, voting control of the Company and the ability to influence significantly all matters requiring approval by our stockholders. Mr. Ralston may have interests that differ from other stockholders, and they may vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our voting securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company, and consequently may affect the market price of our Common Stock. This concentration of ownership of our voting securities may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders. Also, the voting power of our Series A Preferred Stock means that Mr. Ralston will continue to control who is elected to serve on the Board of Directors, and other stockholders will have no say in the Company’s policies.

24

USE OF PROCEEDS

We expect the net proceeds from this offering will be approximately $    million dollars, after deducting underwriting fees and discounts and estimated offering expenses of approximately $ [•] in the aggregate.

We intend to use the net proceeds of this offering substantially as follows:

(i)	Approximately $ [•] will be used for general and administrative expenses (SG&A), including but not limited to salaries.

(ii)	Approximately $ [•] is to be used for production and inventory.

(iii)

The balance of approximately $ [•] is to be used for marketing.

In the event that the net proceeds of this offering would not provide sufficient funds to complete our estimated budget, we would then re-evaluate our budget and adjust it to meet any contingencies that may arise.

Determination of Offering Price

The offering price has been determined by using a number of factors. We determined the offering price arbitrarily, as the market price of our Common Stock will likely continue to fluctuate. We have also taken in to account the other factors, by assessing the capital requirements of the Company against the current market price of our Common Stock and the price other investors were willing to pay for our Common Stock and the speculative nature of our business. The Company’s shares are currently quoted on OTC Pink under the symbol “GEVI”. An additional factor in determining the offering price based upon the price of the last sale of our Common Stock to investors.

25

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock that you pay and the pro forma as adjusted net tangible book value per share of our Common Stock after this offering. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of Common Stock outstanding. Our historical net tangible book value as of September 30, 2024 was ($926,948) or ($0.03) per share, based on 36,802,150 shares of Common Stock outstanding as of September 30, 2024 (prior to giving effect to the reverse stock split). The pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted to take into account of (i) the conversion of [•] shares of Series C Convertible Preferred into [•] shares of Common Stock upon consummation of this offering, and (ii) the 1-for      reverse stock split. After giving effect to such transactions, our pro forma net tangible book value per share as of September 30, 2024 would have been approximately $([•]), or $([•]) per share.

Dilution represents the difference between the amount per share paid by new investors who purchase shares from us in this offering and the pro forma as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering. After giving effect to the transactions referred to above and the sale of 3,500,000 shares of Common Stock in this offering at a public offering price of $ [•] per share, after deducting the underwriting fees and discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been $([•]), or $([•]) per share. This represents an immediate increase in pro forma net tangible book value of $ [•] per share to existing shareholders, and an immediate dilution in pro forma net tangible book value of $ [•] per share to new investors purchasing shares in this offering. The table below illustrates this per share dilution as of September 30, 2024.

Public offering price per share of Common Stock			$
Pro forma net tangible book value per share of Common Stock as of September 30, 2024		$(0.03)
Increase in pro forma as adjusted net tangible book value per share of Common Stock attributable to purchasers in this offering	$
Pro forma as adjusted net tangible book value per share of Common Stock after giving effect to this offering			$
Dilution to pro forma as adjusted net tangible book value per share of Common Stock to purchasers in this offering			$

If the underwriters exercise in full their option to purchase up to 175,000 shares of Common Stock to cover over-allotments, if any, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be $          per share, representing an immediate increase (decrease) to existing stockholders of $          per share and immediate dilution to new investors participating in this offering of $         per share, assuming that the public offering price remains the same, after deducting underwriting discounts and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of September 30, 2024, the number of shares of Common Stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of Common Stock and by new investors, at a public offering price of $           per share, before deducting estimated offering expenses payable by us.

Average
	Shares Purchased		Total Consideration			Price Per Share
	Number	Percent	Amount		Percent
Existing affiliated stockholders	9,400,000	25.5%		$0	0.0%	$0
Purchasers in this offering
Total			$			$

If the underwriters exercise their option to purchase additional shares of Common Stock in full, the number of shares of Common Stock held by existing stockholders will be reduced to      % of the total number of shares of Common Stock to be outstanding after this offering, and the number of shares of Common Stock held by investors participating in this offering will be further increased to         % of the total number of shares of Common Stock to be outstanding after this offering, based on all of the assumptions described above in this section.

To the extent any outstanding securities are exercised or converted or to the extent that we issue new securities which result in the issuance of additional shares of Common Stock, new investors would experience further dilution.

26

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2024.

•	on an actual basis;

•

on a pro forma basis, after giving effect to: (i) the conversion of [•] shares of Series C Convertible Preferred into           shares of Common Stock upon consummation of this offering, and (ii) the 1-for      reverse stock split; and

•

on a pro forma as adjusted basis to reflect the sale of [•] shares of Common Stock by us in this offering at a public offering price of $ [•] per share, after deducting estimated underwriting fees and discounts and estimated offering expenses payable by us.

	As of September 30, 2024
	Actual (unaudited)	Pro Forma	Pro Forma as adjusted(1)
Cash	$309,129	$	$
Capitalization:
Debt	1,121,000
Stockholders' Equity:
Series A Preferred Stock, par value $0.0001, designated 10,000,000 shares; 10,000,000 shares issued and outstanding on an actual basis, and _______ shares issued and outstanding on a pro forma basis, and ______ shares issued and outstanding on a pro forma as adjusted basis	1,000
Series C Convertible Preferred Stock, par value $0.0001, designated 5,000,000 shares; 2,546,831 shares issued and outstanding on an actual basis, and ______ shares issued and outstanding on a pro forma basis, and _____ shares issued and outstanding on a pro forma as adjusted basis	254
Common Stock par value $0.0001, authorized 1,000,000,000 shares; 36,802,150 shares issued and outstanding on an actual basis, and ______ shares issued and outstanding on a pro forma basis, and _____ shares issued and outstanding on a pro forma as adjusted basis	3,680
Additional paid-in capital	77,393,401

Accumulated deficit	(74,566,018)
Total stockholders' equity	2,832,317
Total capitalization	$3,953,317	$	$

(1) The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing. The number of shares of Common Stock to be outstanding immediately after this offering is based on the issuance of 3,500,000 Common Shares in this offering.

You should read the foregoing table in connection with “Prospectus Summary — Summary Historical Financial Data,” “Use of Proceeds,” “Description of Securities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this report.

Overview

The Company was originally incorporated in Nevada on March 14, 1990. Our offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our website is www.generalenterpriseventures.com and www.mightyfirebreaker.com. We do not incorporate the information on or accessible through our website into this Registration Statement, and you should not consider any information on, or that can be accessed through, our website a part of this Registration Statement.

We are an environmentally sustainable fire retardant and rife suppression company throughout the United States and Canada. Management is highly experienced at business integration and re-branding potential. Our brand will be unique as we focus on markets in need of development.

We operate one line of business. Since MFB Ohio acquired the MFP portfolio of intellectual property on April 13, 2022 (“MFB”). MFB owns 30 patents and 26 patents pending for the flame retardant and flame suppression industry.

28

Our management is comprised of one individual, Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors. Mr. Ralston has [•] voting power through his ownership of Series A Preferred Stock with super voting rights to control the vote on substantially all corporate matters.

Results of Operations

The Company is in the early stage of developing and commercializing their product lines. The Company has been focused historically on obtaining patents and various accreditations.  To date, the Company does not have a large customer base, having relied heavily on a few customers, for the commercialization and testing of our CitroTech products and delivery systems.  The Company currently does not have an established retail product line nor recurring significant customer base.  Therefore, period over period comparisons of our results of operations are not indicative of future results.

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended December 31, 2023 and 2022 and our unaudited interim financial statements for the three and nine-month periods ended September 30, 2024 and 2023, which are included herein

Our results of operations for the three months ended September 30, 2024 and 2023 are summarized below:

	Three Months Ended
	September 30,
	2024	2023	Change	%
Revenue	$107,042	$174,710	$(67,668)	(39%)
Operating expenses	668,405	9,257,765	(8,589,360)	(93%)
Other expense	93,875	1,760	92,115	5,234%
Net loss	$(655,238)	$(9,084,815)	$8,429,577	(93%)

Revenue

The Company’s revenue is associated with revenue from MFB Ohio which acquired intellectual property to fire suppression in April 2022. Although overall, the Company’s revenue has increased for the nine months ended September 30, 2024, during the three months ended September 30, 2024, revenue decreased $68,000 over the three months ended September 30, 2023, due to selling less product over this period.

Operating Expenses

	Three Months Ended
	September 30,
	2024	2023	Change	%
Cost of revenue	$126,064	$103,290	$22,774	22%
Amortization and depreciation	63,647	62,152	1,495	2%
General and administration	194,381	87,530	106,851	122%
Advertising and marketing	172,667	18,656	154,011	826%
Management compensation	-	180,000	(180,000)	(100%)
Professional fees	111,646	8,806,137	(8,694,491)	(99%)
Total operating expenses	$668,405	$9,257,765	$(8,589,360)	(93%)

The decrease in operating expenses was primarily due to decreases in professional fee of $8.7 million and management compensation offset by increases in general and administration expense and management compensation.

29

Cost of revenue

	Three Months Ended
	September 30,
	2024	2023	Change	%
Cost of inventory	$98,637	$79,919	$18,718	23%
Freight and shipping	1,171	-	1,171	-
Consulting and advisory - related party	5,800	5,900	(100)	(2%)
Royalty and sales commission - related party	20,456	17,471	2,985	17%
Total cost of revenue	$126,064	$103,290	$22,774	22%

During the three months ended September 30, 2024, the cost of revenue slightly increased over the three months ended September 30, 2023, primarily due to an increase in cost of inventory.

Cost of inventory consists of the sales of product, related supplies and direct testing our CitroTech product and various components required to for installation of Mighty Fire Breaker proactive wildfire defense systems. Cost of inventory increased during the three months ended September 30, 2024, primarily due to an increase in product costs and supplies and royalty and commission.

Consulting and advisory services are to a related party company for services related to product installations.

Freight and shipping relate to product shipped to customers.

Royality and sales commissions decreased during the three months ended September 30, 2024 due to a decrease in revenue. The Company recognizes an allocated portion of consulting and direct labor costs associated with our revenue.

General and administrative

General and administrative expenses are office, rent, travel, insurance, website, IT and other office related expenses.  For the three months ended September 30, 2024, the Company incurred increased expenditures on their website and IT development and travel as well as general office and insurance expenses from expansion of operations.

Advertising and marketing

The increase in advertising and marketing during the three months ended September 30, 2024, over September 30, 2023, is primarily due to increased marketing expenses to support revenue growth.

Professional fees

The decrease in professional fees during the three months ended September 30, 2024, over September 30, 2023, is primarily due to stock-base management compensation of $8.6 million. The Company issued 1,200,000 shares of Preferred C stock, for professional fees to a related party consultant (TC Special Investments, Inc.), which is valued as if they are fully converted to 24 million shares of common stock on issuance, and based on closing stock prices resulted in an accounting valuation of $8,640,000.

Other Expenses

For the three months ended September 30, 2024 and 2023, the other expenses consisted of $93,875 and $1,760 interest related to convertible notes payable, respectively.

Net loss

The net loss for the three months ended September 30, 2024, decreased by $8.6 million as compared to the three months ended September 30, 2023 primarily due to the decrease in operating expenses, primarily stock based professional fees.

30

Our results of operations for the nine months ended September 30, 2024 and 2023 are summarized below:

	Nine Months Ended
	September 30,
	2024	2023	Change	%
Revenue	$738,729	$258,660	$480,069	186%
Operating expenses	4,844,042	10,174,248	(5,330,206)	(52%)
Other (income) expenses	977,039	2,519	974,520	38,687%
Net loss	$(5,082,352)	$(9,918,107)	$4,835,755	(49%)

Revenue

The Company’s revenue is associated with revenue from MFB Ohio which acquired intellectual property to fire suppression in April 2022. During the nine months ended September 30, 2024, the revenue increased $480,000 over the nine months ended September 30, 2023, largely due to MFB Ohio’s EPA approval. Once obtaining EPA approval and granting of many of our patents, the Company commenced more on the commercialization of our CitroTech products. Through a few concentrated customers we sold more of our product as customers bought our systems and CitroTech products for their own internal testing and product usage.

Our revenues from significant customers are as follows:

	Percentage of Revenue
	For Nine Months Ended
	September 30
	2024	2023
Customer A	28.16%	-
Customer B	14.97%	-
Customer C	11.91%	-
Customer D	21.39%	65.72%
Customer E	-	17.20%
Customer F	-	13.42%
Total (as a group)	76.43%	96.35%

Operating Expenses

	Nine Months Ended
	September 30,
	2024	2023	Change	%
Cost of revenue	$342,075	$171,641	$170,434	99%
Amortization and depreciation	190,247	186,306	3,941	2%
General and administration	534,308	239,208	295,100	123%
Advertising and marketing	530,043	58,474	471,569	806%
Management compensation	-	180,000	(180,000)	(100%)
Professional fees	3,247,369	9,338,619	(6,091,250)	(65%)
Total operating expenses	$4,844,042	$10,174,248	$(5,330,206)	(52%)

The decrease in operating expenses was primarily attributed to decreases in profession fees of $6.1 million, management compensation of $180,000 offset by increases in cost of revenue of $170,000, advertising and marketing of $472,000 and general and administrative expenses of $295,000.

Cost of revenue

	Nine Months Ended
	September 30,
	2024	2023	Change	%
Cost of inventory	$233,362	$110,680	$122,682	111%
Freight and shipping	9,321	10,425	(1,104)	(11%)
Consulting and advisory-related party	16,200	26,700	(10,500)	(39%)
Royalty and sales commission-related party	83,192	23,836	59,356	249%
Total cost of revenue	$342,075	$171,641	$170,434	99%

31

During the nine months ended September 30, 2024, the cost of revenue increased over the nine months ended September 30, 2023, primarily due to an increase in cost of inventory and royalty and sales commissions.

Cost of inventory consists of the sales of product, related supplies and direct testing our CitroTech product and various components required to for installation of Mighty Firebreaker proactive wildfire defense systems. Cost of inventory increased during the nine months ended September 30, 2024, primarily due to an increase in product sales and supplies and royalty and commission, from increased sales.

Consulting and advisory services are to a related party company for services related to product installations.

Freight and shipping relate to product shipped to customers.

Royality and sales commissions increased in the nine months ended September 30, 2024 from more revenue. The Company recognizes an allocated portion of consulting and direct labor costs associated with our revenue.

General and administrative

General and administrative expenses are office, rent, travel, insurance, website, IT and other office related expenses.  For the nine months ended September 30, 2024, the Company incurred increased expenditures on their website and IT development and travel as well as general office and insurance expenses from expansion of operations.

Advertising and marketing

The increase in advertising and marketing during the nine months ended September 30, 2024, over September 30, 2023, is primarily due to stock-based compensation for services of $160,000 and increased expenses to support revenue growth.

Professional fees

The decrease in professional fees during the nine months ended September 30, 2024, over September 30, 2023, is primarily due to stock-based management compensation of $1.4 million to advisory board members of our subsidiary MFB, and stock-based compensation of $1.2 million to various consultants for IT service for software development, legal on patents and other consulting services in 2024. During 2023 the Company issued 1,200,000 shares of Preferred C stock, for professional fees to a related party consultant (TC Special Investments, Inc.), which is valued as if they are fully converted to 24 million shares of common stock on issuance, and based on closing stock prices resulted in an accounting valuation of $8,640,000.

Other Expenses

For the nine months ended September 30, 2024 and 2023, the other expenses consisted of $94,760 and $2,519 interest related to convertible notes payable and loss on settlement of debt of $882,279 and $0, respectively.

Net loss

The net loss for the nine months ended September 30, 2024, decreased by $4.8 million as compared to the nine months ended September 30, 2023 primarily due to the decrease in operating expenses, primarily from stock-based professional fees.

32

Our results of operations for the years ended December 31, 2023 and 2022 are summarized below:

	Years Ended
	December 31,
	2023	2022	Change	%
Revenue	$520,645	$62,732	$457,913	730%
Operating expenses	10,618,583	2,981,291	7,637,292	256%
Other expense	4,328	255	4,073	1,597%
Net loss from continuing operations	$(10,102,266)	$(2,918,814)	$(7,183,452)	246%

Income from discontinued operations	-	(13,016)	(13,016)	(*)
Loss on disposition of digital currency and digital currency assets	-	(2,030)	2,030	(*)
Net income from discontinued operations	$-	$10,986	$(10,986)	(*)

Net loss	$(10,102,266)	$(2,907,828)	$(7,194,438)	247%

(*) not applicable.

Revenue

The Company’s revenue is associated with revenue from MFB Ohio which was formed in April 2022. Revenue increased $458,000 over fiscal year 2022 due to MFB Ohio’s EPA approval.  Once obtaining EPA approval and granting of many of our patents, the Company commenced more on the commercialization of our CitroTech products. Through a few concentrated customers we sold more of our product as customers bought our systems and CitroTech products for their own internal testing and product usage.

Our revenues from significant customers are as follows:

	Percentage of Revenue
	For Years ended
	December 31,
	2023	2022

Customer A	32.65%	-
Customer B	44.19%	-
Customer C	-	19.61%
Customer D	-	19.61%
Customer E	-	17.17%
Total (as a group)	76.84%	56.39%

Operating Expenses

	Years Ended
	December 31,
	2023	2022	Change	%
Cost of revenue	$193,876	$56,338	$137,538	244%
Amortization and depreciation	248,510	803	247,707	30,847%
General and administration	322,860	256,686	66,174	26%
Marketing	148,289	96,553	51,736	54%
Management compensation	180,000	2,100,000	(1,920,000)	(91%)
Professional fees- related party	8,899,596	188,036	8,711,560	4,633%
Professional fees	625,452	282,875	342,577	121%
	$10,618,583	$2,981,291	$7,637,292	256%

Cost of revenue

	Years Ended
	December 31,
	2023	2022	Change	%
Cost of inventory	$101,978	$21,431	$80,547	376%
Freight and shipping	14,495	8,674	5,821	67%
Consulting and advisory	30,100	21,569	8,531	40%
Royalty and sales commission	47,304	4,664	42,640	914%
	$193,877	$56,338	$137,539	244%

33

Cost of revenue increased $138,000 over fiscal year 2022, due to the start of MFB Ohio operations in April 2022 and having a full year of operations for MFB Ohio in 2023. The increase in 2023, is primarily due to increase in cost of inventory and royalty and sales commissions.

Cost of inventory consists of the sales of product, related supplies and direct testing our CitroTech product and various components required to for installation of MFB wildfire proactive fire systems. Cost of inventory increased in 2023 primarily due to an increase in product sales and supplies by $44,000 and increased direct CitroTech testing of $37,000.

Consulting and advisory services are to a related party company for services related to product installations.

Freight and shipping relate to product shipped to customers.

Royality and sales commissions increased in 2023 from more revenue. The Company recognizes an allocated portion of consulting and direct labor costs associated with our revenue.

General and administrative

General and administrative expenses are office, rent, travel, insurance, website, IT and other office related expenses.  For the three year ended December 31, 2023, the Company incurred increased expenditures on their website and IT development, as well as general office and insurance expenses from expansion of operations.

Advertising and marketing

The increase in advertising and marketing during the year ended December 31, 2023 over December 31, 2022, is primarily due to increased expenses to support revenue growth.

Amortization and depreciation

The increase in amortization and depreciation is due to the commencement of amortization on our intangible assets during fiscal year 2023.

Management compensation

Management compensation decreased in 2023 as compared to 2022, as the Company recorded $2,100,000 related to our Chief Executive Officer for the issuance of 70,000,000 restricted stock awards. During the six months ended June 30, 2024, the Chief Executive Officer cancelled 65,000,000 of these stock awards.

Professional fees

The increase in professional fees in 2023 of $9 million over 2022, is primarily due to the issuance of 1,200,000 shares of Series C Convertible Preferred Stock to a related party for consulting services rendered to the Company from October 2021 through July 2023. The Company valued the 1,200,000 shares of convertible preferred stock, as if converted to 24,000,000 shares of common stock, using the quoted stock price of the Company’s common stock at approval date (November 1, 2022), resulting in a value of $8,640,000.

On November 1, 2022, the Company’s Board of Directors approved the issuance of 250,000 shares of common stock to each of the two independent directors for their board services in support of the Company. During the year ended December 31, 2023, the Company valued the 500,000 shares of common stock at the market value of the Company’s common stock at approval date for the amount of $180,000.

Other expense

Other expense consists of interest expense.

34

Income from discontinued operations

For 2022, income from discontinued operations of $13,000 was the result of the net income from the operations of crypto mining and the disposition of crypto mining which the Company implemented a plan to divest its crypto mining operations to focus its resources on the MFB acquisition. The loss on disposition of digital currency and digital currency assets of $2,000 was the result of a loss on disposition of the Company’s digital currency assets, including equipment and digital currency.

Net loss

The net loss for 2023 increased by $7.2 million as compared to 2022 primarily due to the increase in operating expenses, largely from stock-based compensation awards.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have incurred significant operating losses and negative cash flows from our operations. Our net loss was $5.1 million and $10.1 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. During July and August 2024, we completed a debt offering which generated net proceeds of $1.0 million.

Working capital

	September 30,	December 31,	December 31,	2024 vs 2023	2023 vs 2022
	2024	2023	2022	Change	Change
Cash	$309,129	$549,755	$55,434	$(240,626)	$494,321

Current Assets	$1,110,368	$1,218,056	$170,319	$(107,688)	$1,047,737
Current Liabilities	$2,113,132	$1,617,785	$1,060,918	$495,347	$556,867
Working Capital (Deficiency)	$(1,002,764)	$(399,729)	$(890,599)	$(603,035)	$490,870

As of September 30, 2024, December 31, 2023 and 2022, the current assets consisted of cash of $309,000, $550,000 and $55,400, inventory of $271,000, $230,000 and $115,000, accounts receivable of $430,000, $427,000 and $0, prepaid expenses of $43,000, $11,000 and 240, and deferred offering costs of $57,000, $0 and $0, respectively.

As of September 30, 2024, December 31, 2023 and 2022, the current liabilities consisted of accounts payable and accrued liabilities of $154,000, $55,000 and $87,000, due to related parties of $1.3 million, $1.3 million and $900,000, promissory note of $0, $120,000 and $0, convertible notes net of discount of $633,000, $54,000 and $35,000, and current portion of operating lease liability of $71,000, $80,000 and $39,000, respectively.

2024 versus 2023

The increase in working capital deficiency in 2024 was primarily the result of advances for convertible notes to be issued. The Company had net loss and negative cash flows from our operations. In 2024, the Company generated funds from more debt financing than equity financing, therefore, current liabilities increased more than current assets.

2023 versus 2022

The decrease in working capital deficiency in 2023 was primarily the result of an increase in cash and accounts receivable. The Company had net loss and negative cash flows from our operations. In 2023, the Company generated funds from more equity financing than debt financing and revenue was significantly increased as discussed above.

35

Cash Flows

For the nine months ended September 30, 2024 and 2023

	Nine Months Ended
	September 30,
	2024	2023	Change
Cash used in operating activities	$(1,319,815)	$(819,936)	$(499,879)
Cash used in investing activities	$-	$(2,231)	$2,231
Cash provided by financing activities	$1,079,189	$1,332,600	$(253,411)
Net Change In Cash	$(240,626)	$510,433	$(751,059)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities.

For the nine months ended September 30, 2024, net cash flows used in operating activities consisted of a net loss of $5.1 million, reduced by stock-based compensation of $2.6 million, non-cash lease expenses of $60,000, amortization and depreciation of $190,000, loss on settlement of debt of $882,000 and increased by net changes in operating assets and liabilities of $1,000.

For the nine months ended September 30, 2023, net cash flows used in operating activities consisted of a net loss of $9.9 million, reduced by stock-based compensation of $9.0 million, amortization and depreciation of $186,000, non-cash lease expenses of $52,000 and reduced by net changes in operating assets and liabilities of $107,000.

Cash Flows from Investing Activities

The Company did not use any funds for investing activities during the nine months ended September 30, 2024.

For the nine months ended September 30, 2023, the cash flows used in investing activities were $2,231, which was related to the purchase of equipment.

Cash Flows from Financing Activities

For the nine months ended September 30, 2024, net cash provided by financing activities consisted of $165,000 proceed from issuance Series C Preferred Stock, $1.0 million from convertible promissory notes and warrants, $57,000 deferred offering cost payment and $60,000 repayment of loan - related party.

The basic terms of the convertible promissory notes and associated warrants are: (i) 12 month term; (ii) interest of 10% per annum, compounded annually; (iii) voluntary conversion during the term at a conversion price of $0.40 for each dollar of principal amount; and (iv) warrant coverage of $0.50 for each dollar of principal amount. Forms of the complete documents are attached as exhibits to this registration statement.

For the nine months ended September 30, 2023, net cash provided by financing activities consisted of $305,000 received from a related party, $907,600 from preferred stock subscriptions and $120,000 from promissory note.

For the years ended December 31, 2023 and 2022

	Years Ended
	December 31,
	2023	2022	Change
Cash used in operating activities	$(1,211,764)	$(708,450)	$(503,314)
Cash used in investing activities	$(4,015)	$(5,349)	$1,334
Cash provided by financing activities	$1,710,100	$763,764	$946,336
Net Change in Cash	$494,321	$49,965	$444,356

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities.

For 2023, net cash flows used in operating activities was $1.2 million, consisting of a net loss of $10 million, reduced by stock-based compensation of $9 million, non-cash lease expenses of $71,000, amortization and depreciation of $249,000 and decreased by net changes in operating assets and liabilities of $396,000.

For 2022, net cash flows used in operating activities were $708,000, consisting of a net loss of $3 million, reduced by stock-based compensation of $2.1 million, loss on disposition of digital currency and digital currency assets of $2,000, impairment loss on digital assets of $6,000, non-cash lease expense of $45,000, depreciation of $16,000 and reduced by an increase in changes in operating assets and liabilities of $31,000.

36

Cash Flows from Investing Activities

Cash flows from investing activities was from the purchase of equipment.

Cash Flows from Financing Activities

For 2023 financing cash flows, consisted of $308,000 received from a related party, $908,000 from issuance Convertible Series C Preferred Stock, $500,000 from stock subscriptions, $120,000 from promissory notes and repayments of $125,000 to a related party.

For 2022, financing cash flows, consisted of $784,000 received from related parties, $35,000 from convertible note and repayments of $56,000 to a related party.

Contractual Obligations

Convertible notes

On July 15, 2024 and August 15, 2024, the Company entered into seventeen (17) subscription agreements for convertible notes ($1,121,000) and warrants (1,401,250 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at conversion price of the lesser of (i) $0.40 or (ii) a 30% discount to the price of shares issued in connection with a qualified financing.

Lease Agreements

The Company has one lease classified as an operating lease for an office and warehouse purpose. The following table outlines maturities of our lease liabilities as of September 30, 2024:

Year ending December 31,
2024 (excluding the nine months ended September 30, 2024)	$21,798
2025	50,862
Thereafter	-
72,660
Less: Imputed interest	(1,737)
Operating lease liabilities	$70,923

Going Concern

The accompanying consolidated financial statements have been prepared (i) in accordance with accounting principles generally accepted in the United States, and (ii) assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated significant income to date. The Company is subject to the risks and uncertainties associated with a business with no substantive revenue, as well as limitations on its operating capital resources. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. In light of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise capital and generate revenue and profits in the future.

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements. Our capital requirements for the fiscal year ending December 31, 2024, will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions that would generate sufficient resources to ensure the continuation of our operations.

The sale of additional equity or debt securities may result in further dilution to our stockholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our Common Stock and could contain covenants that would restrict our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations, which could have a material adverse effect on our business, financial condition, and operations results.

37

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. In consultation with its legal counsel as appropriate, our management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is likely, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Our most critical accounting policies and estimates relate to the following:

•	Revenue Recognition
•	Incremental borrowing rate for Right of Use Assets
•	Share based compensation

Revenue Recognition

Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. Our performance obligation generally of product used for lumber product for fire prevention. Revenue is recognized at a point in time, that is which the risks and rewards of ownership of the product transfer from the Company to the customer. All of our performance obligations under the terms of contracts with our customers have an original duration of one year or less.

Incremental borrowing rate for Right of Use Assets

As the Company’s operating leases typically do not provide an implicit rate, the Company estimates its incremental borrowing rate. The assessment of the Company’s incremental borrowing rate involves judgment regarding the cost of borrowing funds on a collateralized basis over a similar term and in a similar economic environment.

Share-Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, Compensation – Stock Compensation, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to nonemployees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. Equity grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

38

BUSINESS

Our Business

General Enterprise Ventures, Inc., (“GEVI,” “we,” “us,” or the “Company”) was originally incorporated in Nevada on March 14, 1990. Our offices are located at 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our telephone number is (800) 401-4535, and our email address is welcome@generalenterpriseventures.com. Our website is www.generalenterpriseventures.com and www.mightyfirebreaker.com. We do not incorporate the information on or accessible through our website into this Registration Statement, and you should not consider any information on, or that can be accessed through, our website a part of this Registration Statement.

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States and Canada markets. Since MFB Ohio acquired the MFB portfolio of intellectual property on April 13, 2022 ( “MFB”).  Steve Conboy, who founded MFB, has been in the lumber business for over 30 years. Approximately 10 years ago, he realized that residential and commercial fires, as well as wildfires, would not cease for the foreseeable future. Mr. Conboy understood that, even if lumber was treated, it was toxic by nature and this toxicity Is harmful to humans and the environment. He realized that there was a market, and most importantly a need, for a product that was capable of fire suppression and being a fire retardant while also being the safest for the environment and for human beings.

Mr. Conboy set out to develop a formula for a product that would meet these requirements. During the course of research and development, Mr. Conboy formed MFB and contributed numerous patents toward development of the Green product line that was envisioned many years ago. That product is CitroTech. Since MFB Ohio acquired the MFB portfolio of intellectual property, Company management has continued to develop many formulations to achieve the vision. In addition, the Company has been recognized and certified for their achievement. These recognitions and achievements, including twice receiving the EPA Safer Choice award and being the first and only EPA certified fire retardant (safe for the environment, water, animals, fish and humans), awarded UL GreenGuard Gold status (demonstrates minimal impact on the indoor environment in the long period), other accreditations, and adoption by departments throughout the State of California.

After the Company’s acquisition of the technology, the patent portfolio and technology will be expanded into areas that benefit from an environmentally safe product disrupting a market previously thought of as toxic and carcinogenic. MFB has developed and is in the initial phases of marketing wood coatings using its safe, environmentally friendly technology. MFB is also currently deploying Proactive Wildfire Defense Systems on residential and commercial properties. MFB intalls self-contained sprinkler systems utilizing its patented MFB 31 CitroTech product that are proactively deployed in advance of wildfires thereby reducing the risk to the structures protected by the systems. Wildfire insurance is a significant problem in eleven western states. MFB is working with insurance companies to reduce the risk and allow properties to be insured in the Wilderness Urban Interface, a zone of transition between wilderness and developed land where built environment meets natural environment at greater risk of catastrophic wildfire. There is a wildfire base insurance shortage in 11 western states. In those states, policies are not being written on  new construction or renewal of existing policies (resulting in cancelation of current polices).  MFB is working with a large insurance broker to offer insurance to our customers when installing a MFB, proactive wildfire defense system. The insurance policies are being underwritten by large name insurance companies. MFB is now in the proof of concept phase and developing revenues in the various markets.

Our management is comprised of one individual, Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors. Mr. Ralston has [•] voting power through his ownership of Series A Preferred Stock with super voting rights to control the vote on substantially all corporate matters.

Financial Performance to Date

As of September 30, 2024, we had limited revenue and we anticipate incurring operating losses and negative operating cash flow for the next twelve months.

39

Business Model

Principal product, services and markets

The Company’s subsidiary MFB holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. The Company and MFB have obtained multiple certification and accreditations in this industry for its CitroTech product, such as being the only EPA Safer Choice approved, long-term fire retardant, awarded UL GreenGuard Gold status, California Bioassay water approval, and LENS.

Future Markets Insights, a market researcher in Pimpri-Chinchwad, India, projects that the fire-retardant market is forecast to be $13.6 billion dollars globally by 2034. MFB markets its products to home, industrial and commercial user, as well as fire departments.

Distribution methods

MFB ships directly from its Rohnert Park, California facility, can drop ship orders through toll blenders and has product available at 12 regional retailers for smaller consumers.

Competitive business conditions and the Company’s competitive position in the industry

The fire-retardant market has been status quo for many years without significant innovation. A study at the University of Southern California published in Environmental Science and Technology explained that the fire retardant industry is known for having products containing toxic metals that are not environmentally safe, and are considered not friendly toward humans, wildlife, fish, water, and plants. MFB’s CitroTech is an all-green fire retardant. MFB’s product we feel, will be sold at amounts that can be competitive in many markets, including western states where wildfires occur, and areas of the United States where there is new home construction relating to population growth, such as Florida and Texas. Our industry is evolving rapidly and is becoming increasingly competitive. Competitors, such as Perimeter Solutions, SA have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Competitors, such as Perimeter Solutions, SA have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing, website and systems development than we do.

Patents, trademarks and licenses and their duration

MFB currently holds 30 granted patents and 26 pending patents. The granted patents include MFB’s main chemistry and applications. MFB has 21 trademarks and various copyrights.

40

Below is a schedule of MFB’s intellectual property:

Application No.	Filing Date	Application Title	Trademark No.	Registration Date (Remarks)	Expiration Date
87981474	31-Oct-2017	MIGHTY FIRE BREAKER - CLASSES 1 and 40	5858452	10-Sep-2019
87666138	31-Oct-2017	MIGHTY FIRE BREAKER - CLASS 009	6639432	08-Feb-2022
1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating the following Member States: Australia, European Union,	1 734 393	International Registration
1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating Australia	1 734 393	Initial Refusal; Response Due
1 734 393	4-Apr-2023	MIGHTY FIRE BREAKER - CLASSES 1, 9 and 40 - Madrid International Trademark Application Designating European Union	1 734 393	Proof of Use of Mark Required Before Registration
87666509	31-Oct-2017	MFRT - Classes 19 and 40	5822463	30-Jul-2019
87666786	31-Oct-2017	WE TAME THE FLAMES	5829516	06-Aug-2019
90605808	26-Mar-2021	CITROTECH (Block Letters) - CLASSES 1 and 019	Approved for Principal Register Class 001	Proof of Use of Mark Required Before Registration
90978810	26-Mar-2021	CITROTECH (Block Letters) - CLASS 1	6965623	24-Jan-23
1726185001	16-Jun-2023	CITROTECH - CLASSES 1 and 19 - Madrid International Trademark Application Designating the following Member States: Australia, European Union, United Kingdom, India,	1 741 423	16-Jun-23
1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagions: Austraila	International Registration
1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagions: European Union	Proof of Use Required Before Registration
1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagion: United Kingdom (GB)	Proof of Use Required Before Registration
1 741 423	16-Jun-2023	CITROTECH (Block Letters) - CLASS 1 and 019 - Designagion:India	Proof of Use Required Before Registration
97153769	2-Dec-2021	LOCKED-N-LOADED (Block Letters)	Statement of Use (SOU) Required Before Registration
97153798	2-Dec-2021	GET PROACTIVE (Block Letters)	Statement of Use (SOU) Required Before Registration
97279362	22-Feb-2022	WILDFIRE DEPOT (Block Letters)	Statement of Use (SOU) Required Before Registration
97309817	13-Mar-2022	PRO-ENVIRONMENT (Block Letters)	Statement of Use (SOU) Required Before Registration
97408501	12-May-2022	BIGWOOD AND LITTLEWOOD (Block Letters)	Statement of Use (SOU) Required Before Registration
98408448	16-Feb-2024	FALLS LIKE RAIN (Block Letters)	Awaiting Preliminary Examination
97872310	4-Apr-2023	MFB-31 (Block Letters)	Published for Opposition

Application No.	Filing Date	Application Title	Patent No.	Issue Date
15/829943	3-Dec-2017	CLASS-A FIRE-PROTECTED WOOD PRODUCTS INHIBITING IGNITION AND SPREAD OF FIRE ALONG CLASS-A FIRE-PROTECTED WOOD SURFACES AND DEVELOPMENT OF SMOKE FROM SUCH FIRE	10899038	26-Jan-2021	02-Dec-2037
15/829944	3-Dec-2017	CLASS-A FIRE-PROTECTED ORIENTED STRAND BOARD (OSB) SHEATHING, AND METHOD OF AND AUTOMATED FACTORY FOR PRODUCING THE SAME	10919178	16-Feb-2021	02-Dec-2037

41

15/866451	9-Jan-2018	METHODS OF SUPPRESSING WILD FIRES RAGING ACROSS REGIONS OF LAND IN THE DIRECTION OF PREVAILING WINDS BY FORMING ANTI-FIRE (AF) CHEMICAL FIRE-BREAKING SYSTEMS USING ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) LIQUID SPRAY APPLIED USING GPS-TRACKING TECHNIQUES	10653904	19-May-2020	02-Dec-2037
16/805811	1-Mar-2020	METHOD OF PROTECTING LIFE, PROPERTY, HOMES AND BUSINESSES FROM WILD FIRE BY PROACTIVELY APPLYING ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) CHEMICAL LIQUID SPRAY IN ADVANCE OF WILD FIRE ARRIVAL AND MANAGED USING A WIRELESS NETWORK WITH GPS-TRACKING	11400324	02-Aug-2022	02-Dec-2037
17/497,941	10-Oct-2021	WIRELESS WILDFIRE DEFENSE SYSTEM NETWORK FOR PROACTIVELY DEFENDING HOMES AND NEIGHBORHOODS AGAINST WILD FIRES BY SPRAYING ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON PROPERTY AND BUILDINGS AND FORMING GPS-TRACKED AND MAPPED CHEMICAL FIRE BREAKS ABO	11642555	9-May-23	02-Dec-2037
17/497,942	10-Oct-2021	WIRELESS NEIGHBORHOOD WILDFIRE DEFENSE SYSTEM NETWORK SUPPORTING PROACTIVE PROTECTION OF LIFE AND PROPERTY IN A NEIGHBORHOOD THROUGH GPS-TRACKING AND MAPPING OF ENVIRONMENTALLY-CLEAN ANTI-FIRE (AF) CHEMICAL LIQUID SPRAY APPLIED TO THE PROPERTY BEFORE WILD	11633636	25-Apr-23	02-Dec-2037
17/497,943	10-Oct-2021	METHOD OF PROACTIVELY PROTECTING PROPERTY FROM WILD FIRE BY SPRAYING ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES PRIOR TO WILD FIRE ARRIVAL USING REMOTE SENSING AND GPS-TRACKING AND MAPPING ENABLED SPRAYING	11638844	02-May-2023	02-Dec-2037
17/497,945	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED GROUND-BASED SPRAYING TANKER VEHICLES AND COMMAND CENTER CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE P	11654313	23-May-2023	02-Dec-2037
17/497,946	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED MOBILE SPRAYING SYSTEMS, AND A COMMAND SYSTEM CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON COMBUSTIBLE PROPERTY SURFACES TO PROTECT PROPERTY AGAINST FIRE IGNITION AND FLAME SPREAD	11697039	11-Jul-2023
17/497,962	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED DRONE SPRAYING SYSTEMS, AND A COMMAND SYSTEM CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON COMBUSTIBLE BUILDINGS, SURROUNDING PROPERTY AND GROUND SURFACES TO PROTECT SUCH	11707639	25-Jul-2023	02-Dec-2037

42

17/497,948	10-Oct-2021	WIRELESS COMMUNICATION NETWORK, GPS-TRACKED BACK-PACK SPRAYING SYSTEMS AND COMMAND CENTER CONFIGURED FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID ON PROPERTY SURFACES TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF	11730987	22-Aug-2023	02-Dec-2037
17/497,949	10-Oct-2021	WILD FIRE DEFENSE SYSTEM NETWORK USING A COMMAND CENTER, SPRAYING SYSTEMS AND MOBILE COMPUTING SYSTEMS CONFIGURED TO PROACTIVELY DEFEND HOMES AND NEIGHBORHOODS AGAINST THREAT OF WILD FIRE BY SPRAYING ENVIRONMENTALLY-SAFE ANTI-FIRE CHEMICAL LIQUID O	11697040	11-Jul-23	02-Dec-2037
17/497,952	10-Oct-2021	METHOD OF MANAGING THE PROACTIVE SPRAYING OF ENVIRONMENTALLY-CLEAN ANTI-FIRE CHEMICAL LIQUID ON GPS-SPECIFIED PROPERTY SURFACES SO AS TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11654314	23-May-2023	02-Dec-2037
17/497,953	10-Oct-2021	METHOD OF PROACTIVELY DEFENDING COMBUSTIBLE PROPERTY AGAINST FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11697041	11-Jul-2023	02-Dec-2037
17/497,955	10-Oct-2021	METHOD OF PROACTIVELY FORMING AND MAINTAINING GPS-TRACKED AND MAPPED ENVIRONMENTALLY-CLEAN CHEMICAL FIREBREAKS AND FIRE PROTECTION ZONES THAT INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE	11794044	24-Oct-2023	02-Dec-2037
18/482,901	2-Oct-2023

SYSTEM FOR PROACTIVELY FORMING AND MAINTAINING GPS-TRACKED AND MAPPED ENVIRONMENTALLY-CLEAN CHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY SURFACES OF A NEIGHBORHOOD OF HOMES  SO AS TO INHIBIT FIRE IGNITION AND FLAME SPREAD IN THE PRESENCE OF WILD FIRE

18/492642	23-Oct-2023	SYSTEM FOR PROACTIVELY FORMING AND MAINTAINING ENVIRONMENTALLY-CLEANCHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY SURFACES OF A NEIGHBORHOOD OF HOMES
18/492649	23-Oct-2023

NEIGHBORHOOD OF HOMES PROVIDED WITH A SYSTEM INSTALLED FOR PROACTIVELY FORMING AND MAINTAINING ENVIRONMENTALLY-CLEAN CHEMICAL FIRE PROTECTION ZONES OVER THE PROPERTY AND GROUND SURFACES OF THE NEIGHBORHOOD

43

15/866454	9-Jan-2018	JUST-IN-TIME FACTORY METHODS, SYSTEM AND NETWORK FOR PREFABRICATING CLASS-A FIRE-PROTECTED WOOD-FRAMED BUILDINGS AND COMPONENTS USED TO CONSTRUCT THE SAME	10332222	25-Jun-2019	02-Dec-2037
15/874874	18-Jan-2018	MASS TIMBER BUILDING FACTORY SYSTEM FOR PRODUCING PREFABRICATED CLASS-A FIRE-PROTECTED MASS TIMBER BUILDING COMPONENTS FOR USE IN CONSTRUCTING PREFABRICATED CLASS-A FIRE-PROTECTED MASS TIMBER BUILDINGS (As Amended)	10430757	01-Oct-2019	02-Dec-2037
15/921617	14-Mar-2018	SUPPLY CHAIN MANAGEMENT SYSTEM FOR SUPPLYING CLEAN FIRE INHIBITING CHEMICAL (CFIC) TOTES TO A NETWORK OF WOOD-TREATING LUMBER AND PREFABRICATION PANEL FACTORIES AND WOOD-FRAMED BUILDING CONSTRUCTION JOB SITES	10290004	14-May-2019	02-Dec-2037
15/911172	5-Mar-2018	METHOD OF AND APPARATUS FOR APPLYING FIRE AND SMOKE INHIBITING COMPOSITIONS ON GROUND SURFACES BEFORE THE INCIDENCE OF WILD-FIRES, AND ALSO THEREAFTER, UPON SMOLDERING AMBERS AND ASHES TO REDUCE SMOKE AND SUPPRESS FIRE RE-IGNITION	10695597	30-Jun-2020	02-Dec-2037
16/914067	26-Jun-2020	METHOD OF AND SYSTEM NETWORK FOR MANAGING THE APPLICATION OF FIRE AND SMOKE INHIBITING COMPOSITIONS ON GROUND SURFACES BEFORE THE INCIDENCE OF WILD-FIRES, AND ALSO THEREAFTER, UPON SMOLDERING AMBERS AND ASHES TO REDUCE SMOKE AND SUPPRESS FIRE RE-IGNITION	11395931	26-Jun-2022	02-Dec-2037
17/869777	20-Jul-2022	PROCESS OF FORMING STRATEGIC CHEMICAL-TYPE WILDFIRE BREAKS ON GROUND SURFACES TO PROACTIVELY PREVENT FIRE IGNITION AND FLAME SPREAD, AND REDUCE THE PRODUCTION OF SMOKE IN THE PRESENCE OF A WILD FIRE	11826592	28-Nov-2023	09-Jan-2038
18/487,044	14-Oct-2023	GROUND-BASED VEHICLE FOR MAKING AND APPLYING A FIRE AND SMOKE INHIBITING SLURRY COMPOSITION ON GROUND SURFACES BEFORE THE ARRIVAL OF WILDFIRE
16/029861	9-Jul-2018	SYSTEM, NETWORK AND METHODS FOR ESTIMATING AND RECORDING QUANTITIES OF CARBON SECURELY STORED IN CLASS-A FIRE-PROTECTED WOOD-FRAMED AND MASS-TIMBER BUILDINGS ON CONSTRUCTION JOB-SITES, AND CLASS-A FIRE-PROTECTED WOOD-FRAMED AND MASS TIMBER COMPONENTS ...	11836807	05-Dec-2023	01-Aug-2040

44

18/496878	29-Oct-2023

METHOD OF AND APPARATUS FOR PROTECTING AND TRACKING CARBON MASS STORED IN WOOD MATERIALS CONTAINED IN PREFABRICATED WOOD-BUILDING ASSEMBLIES, FROM THE DESTRUCTIVE ENERGY OF FIRE AND RELEASING BACK INTO THE ATMOSPHERE IN THE FORM OF CARBON DIOXIDE AND/OR O

16/104130	16-Aug-2018	METHODS OF AND SYSTEM NETWORKS FOR WIRELESS MANAGEMENT OF GPS-TRACKED SPRAYING SYSTEMS DEPLOYED TO SPRAY PROPERTY AND GROUND SURFACES WITH ENVIRONMENTALLY-CLEAN WILDFIRE INHIBITOR TO PROTECT AND DEFEND AGAINST WILDFIRES	10814150	27-Oct-2020	02-Dec-2037
PCT/US22/15004	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
2022216259	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
3,206,581	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
NC2023/0011581	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
2023-000428	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
22750358.8	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
20232705890	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
62024090949	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME	Extension of EPC Application
MX/a/2023//009071	2-Feb-2022	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME
17167084	4-Feb-2021	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS, AND METHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTY AGAINST WILDFIRE	11865390	09-Jan-2024	29-Jan-2038

45

18/496862	28-Oct-2023	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL LIQUID COMPOSITIONS FOR FORMING THIN ALKALI METAL SALT CRYSTALLINE COATINGS ON COMBUSTIBLE SURFACES TO BE PROTECTED AGAINST FIRE
18/496864	28-Oct-2023	ENVIRONMENTALLY-CLEAN FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FOR FORMING THIN POTASSIUM SALT CRYSTALLINE COATINGS ON COMBUSTIBLE SURFACES TO BE PROTECTED AGAINST FIRE
18/492865	28-Oct-2023	CLASS-A FIRE-PROTECTED WOOD BUILDING PRODUCTS PROVIDED WITH CLASS-A FIRE PROTECTION, AND SURFACE TREATMENT PROCESS FOR PRODUCING THE SAME
18/492866	28-Oct-2023

SYSTEM FOR PROACTIVELY PROTECTING COMBUSTIBLE PROPERTY SURFACES AGAINST FIRE IGNITION AND FLAME SPREAD BY FORMING ENVIRONMENTALLY-CLEAN THIN POTASSIUM SALT CRYSTALLINE COATINGS ON THE COMBUSTIBLE PROPERTY SURFACES

PCT/US22/15005	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE	Completed
2022218154	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE
3,206,932	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE
22750359.6	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE
2.02327E+11	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE
17/591592	2-Feb-2022	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE	11911643	27-Feb-2024	04-Feb-2041

46

18/423,274	25-Jan-2024	ENVIRONMENTALLY-CLEAN FIRE INHIBITING AND EXTINGUISHING COMPOSITIONS AND PRODUCTS FOR SORBING FLAMMABLE LIQUIDS WHILE INHIBITING IGNITION AND EXTINGUISHING FIRE
18/423,279	25-Jan-2024

LIQUID HYDROCARBON SORBING ARTICLE OF MANUFACTURE

FOR INHIBITING FIRE IGNITION INVOLVING FLAMMABLE LIQUID HYDROCARBONS, WHILE ABSORBING THE FLAMMABLE LIQUID HYDROCARBONS WHEN SPILLED ON A BODY OF WATER AND/OR LAND

17/233461	17-Apr-2021	ENVIRONMENTALLY-CLEAN BIODEGRADABLE WATER-BASED CONCENTRATES FOR PRODUCING FIRE INHIBITING AND FIRE EXTINGUISHING LIQUIDS AND FOAMS FOR FIGHTING CLASS A AND CLASS B FIRES	11865394	09-Jan-2024	02-Jan-2038
18/496896	29-Oct-2023	ENVIRONMENTALLY-CLEAN AQUEOUS-BASED FIRE EXTINGUISHING BIOCHEMICAL LIQUID CONCENTRATES FOR MIXING WITH PROPORTIONED QUANTITIES OF WATER TO PRODUCE FIRE EXTINGUISHING WATER STREAMS
18/669,077	20-May-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS AND METHODS OF AND APPARATUS FOR APPLYING THE SAME TO PROTECT PROPERTY AGAINST WILDFIRE
18/751,284	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF FORMIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,287	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CARBONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,289	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF ACETIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,291	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYCOLIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE

47

18/751,293	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYOXYLIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,294	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF OXALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,295	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PROPIONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,296	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF LACTIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,297	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLYCERIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,298	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PYRUVIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,300	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF TARTARIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,301	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF BUTYRIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,302	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF MALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,303	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF MALONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE

48

18/751,305	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF PIVALIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,306	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CAPROIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,308	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF ADIPIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,310	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF CITRIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,213	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF GLUCONIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/751,314	23-Jun-2024	ENVIRONMENTALLY-CLEAN WATER-BASED FIRE INHIBITING BIOCHEMICAL COMPOSITIONS FORMULATED USING ALKALI METAL SALTS OF BENZOIC ACID FOR PROTECTING PROPERTY AGAINST WILDFIRE
18/329,979	6-Jun-2023

METHOD OF AND KIT FOR INSTALLING AND OPERATING A WILDFIRE DEFENSE SPRAYING SYSTEM ON A PROPERTY PARCEL FOR PROACTIVELY SPRAYING ENVIRONMENTALLY-CLEAN LIQUID FIRE INHIBITOR THEREOVER TO INHIBIT FIRE IGNITION AND FLAME SPREAD CAUSED BY WIND-DRIVEN WILDFIRE EMBERS

18/432,014	4-Feb-2024

WILDFIRE DEFENSE SPRAYING SYSTEM FOR SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING ALKALI METAL SALT CRYSTALLINE COATINGS ON SPRAYED PROPERTY SURFACES PRIOR TO THE PRESENCE OF WILDFIRE

18/432,017	4-Feb-2024

WILDFIRE DEFENSE SPRAYING SYSTEM FOR SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING POTASSIUM SALT CRYSTALLINE COATINGS ON SPRAYED PROPERTY SURFACES PRIOR TO THE PRESENCE OF WILDFIRE

49

18/432,018	4-Feb-2024

REMOTELY-TRIGGERED WILDFIRE DEFENSE SYSTEM FOR AUTOMATICALLY SPRAYING ENVIRONMENTALY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR TO PROACTIVELY FORM THIN FIRE-INHIBITING ALKALI METAL SALT CRYSTALLINE COATINGS ON SPRAYED COMBUSTIBLE SURFACES PRIOR TO WILDFIRE

18/432,020	4-Feb-2024

WILDFIRE DEFENSE SPRAYING PROCESS FOR AUTOMATICALLY SPRAYING ENVIRONMENTALLY-CLEAN WATER-BASED LIQUID FIRE INHIBITOR OVER COMBUSTIBLE PROPERTY SURFACES TO FORM THIN FIRE-INHIBITING POTASSIUM SALT CRYSTALLINE COATINGS THEREON BEFORE PRESENCE OF WILDFIRE

18/420,717	1-Jan-2024	METHOD OF AND SYSTEM FOR DEFENDING HOME BUILDING PROJECTS FROM WILDFIRE DURING AND AFTER CONSTRUCTION ON PROPERTY LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI) REGION
18/788,241	30-Jul-2024

WILDFIRE DEFENSE SYSTEM TRAILER FOR PROTECTING A WOOD-BUILDING JOB-SITE FROM WILDFIRE DURING THE CONSTRUCTION PHASE OF A WOOD-BUILDING CONSTRUCTION PROJECT LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI) REGION

18/788,249	30-Jul-2024

MOBILE WILDFIRE DEFENSE SYSTEM TRAILER FOR DEPLOYMENT AND USE ON A WOOD-BUILDING JOB-SITE FROM WILDFIRE DURING THE CONSTRUCTION PHASE OF A WOOD-BUILDING CONSTRUCTION PROJECT LOCATED WITHIN A WILDFIRE URBAN INTERFACE (WUI)REGION

18/788,268	30-Jul-2024

TRAILER-BASED WILDFIRE DEFENSE SPRAYING SYSTEM FOR AUTOMATICALLY SPRAYING A WOOD-BUILDING CONSTRUCTION JOB-SITE WITH ENVIRONMENTALLY-CLEAN LIQUID FIRE INHIBITOR BEFORE ARRIVAL OF WILDFIRE REMOTELY-DETECTED IN A WILDFIRE URBAN INTERFACE (WUI) REGION

18/788,278	30-Jul-2024

WIRELESS SYSTEM NETWORK FOR MANAGING A FLEET OF WILDFIRE DEFENSE SYSTEMTRAILERS DEPLOYED ON A WOOD-BUILDING CONSTRUCTION JOB-SITES LOCATED IN A WILDFIRE URBAN INTERFACE (WUI) REGION TO REDUCE THE RISK OF CONSTRUCTION PROJECT DAMAGE, DESTRUCTION AND LOSS DUE TO WILDFIRE

18/788,292	30-Jul-2024	METHOD OF INSTALLING AND COMMISSIONING THE OPERATION OF AN AUTOMATED HOMESPRINKLER-BASED WILDFIRE DEFENSE SYSTEM DURING THE POST-CONSTRUCTION PHASE OF A COMPLETED HOME BUILDING PROJECT

50

Need for government approval of principal products or services.

Use of MFB’s product on government land may require governmental permits and certifications from the EPA. MFB is in the process of determining the scope of any permit and certification requirements. Once completed, MFB will obtain required permits and certificates.

Effect of existing or probable government regulations on the business

MFB tracks all proposed regulatory changes and makes commercially reasonable efforts to comply in advance. MFB maintains an advisory board of retired high level fire officials that watch such changes for the Company. MFB also retains experienced legal counsel in this regard.

Cost and effects of compliance with environmental laws

Expenses for initial permit and certification applications with the EPA has been paid. MFB expects annual costs for EPA certifications to be not more than $10,000.

Marketing and Distribution

The Company plans to continue to enhance its patent portfolio with additional intellectual property. The Company is continuing to develop its patented fire inhibitors and additional accreditations, such as the approval of the EPA. The Company’s product has passed fish and mammal testing, and needs to complete corrosion testing before being added the federal government’s Qualified Product List. These milestones will enhance the Company’s  ability to be part of a fire-retardant market, which is forecast to be $13.6 billion dollars globally by 2034. In addition, the Company has started to generate revenues with retailers and large wildfire prevention systems.

Competition

There is no primary wholesale or retail competitors for environmentally sustainable flame retardant and flame suppression products in the commercial and residential construction industry. By saying that there are no primary wholesale or retail competitors for environmentally sustainable flame retardant and flame suppression product for the residential home industry, we believe there is no competitor that does not utilize toxic chemicals in their flame retardant and flame suppression products. The nearest market competitor, Perimeter Solutions, SA, engages in the fire safety and specialty product industries, which may have some market overlap with the Company. The flame retardant and flame suppression markets in North America are rapidly expanding. Growing population density and the need for fire protection materials in structures and products fuels the market’s growth, specifically in the U.S. and Canada. The U.S. flame retardant and flame suppression market is in gradual expansion due to increasing compliance standards. Changes in demography, especially the urbanization process and infrastructural improvements have made flame retardant and flame suppression more crucial in buildings. Therefore, it appears that the flame retardant and flame suppression markets in the United States and Canada are open to new products and participants, regardless of toxicity, and thus those markets are positive for entry by the Company.

Governmental Regulation

The Company’s business is subject to regulation by the EPA. Regulations include standards for product descriptions, efficacy claims and label format.

The Company product contains materials from multiple suppliers. Some of these entities must comply with federal and local environmental laws and regulations. The EPA regulates finished product by requiring disclosure of components and hazardous materials. The EPA can inspect our product and our producer’s facility to determine the accuracy of the disclosures. State laws may also impose additional regulations on the use, preparation and storage of our product. We believe that our component providers are in compliance in all material respects with governmental regulations regarding our current product and have obtained the material governmental permits, licenses, qualifications and approvals required for their operations. Our supplier’s compliance with federal, state and local environmental laws has not materially affected us either economically or in the manner in which we conduct our business.

However, there can be no assurance that our current or any future supplier will be able to comply with such laws and regulations in the future or that new governmental laws and regulations will not be introduced that could prevent or temporarily inhibit the development, distribution and sale of our product to end users.

New government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our product. If our supplier fails to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, results of operations and financial condition.

51

Europe and Other Countries

If we market our product in any countries other than the United States, we would be subject to the laws of those countries. To obtain market our product in other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, and commercial sales, pricing and distribution of our product.

The European regulatory system is based on a network of about 50 regulatory authorities from the 31 countries in the European Economic Area and the European Commission. All product must be authorized before they can be placed on the market in the European Union. The European system offers different routes for authorization. A centralized procedure allows the marketing of a product on the basis of a single European Union assessment and marketing authorization which is valid throughout the European Union. However, a majority of product authorized in the European Union do not fall within the scope of the centralized procedure, and we do not know whether our product will fall within the centralized authorization. We also do not know how the withdrawal of Great Britain from the European Union will affect the procedure for approval of medicines in the United Kingdom. If we are not able to use the centralized procedure, we would need to use one of the following procedures. One method is the decentralized procedure where we would apply for the simultaneous authorization in more than one European Union member. The second method is the mutual-recognition procedure where we would have a product authorized in one European Union country apply for authorization to be recognized in other European Union countries. In either case, we would be required to demonstrate and show and that the product is manufactured in accordance with good manufacturing practice based upon European Union standards.

In countries other than the United States and the European Union, we would be required to comply with the applicable laws of those countries.

Failure to obtain regulatory approval in any country would prevent our product candidates from being marketed in those countries. In order to market and sell our product in jurisdictions other than the United States and the European Union, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements.

If we are unable to obtain approval of our product candidates by regulatory authorities in other foreign jurisdictions, the commercial prospects of those product candidates may be significantly diminished and our business prospects could decline.

Facilities

We lease properties in Lima, Ohio (10,000 square feet of warehouse and office space) and in Rohnert Park, California (6,000 square feet for research and development, and warehousing). The Lima property is managed by Mr. Ralston and warehousing is supported by contractors without a written agreement. The Rohnert Park property is managed by Mr. Conboy and warehousing is supported by contractors without a written agreement. Our principal executive office is 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009. Our primary phone number is (800) 401-4535.

Employees

We currently have no full-time employees. Currently, the Company has no plans to hire full-time employees.

Legal Proceedings

From time to time, we may be involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of management, would have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputation harm, and other factors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of the Company’s executive officers and directors. Executive officers are elected annually by the Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board of Directors, or his successor is elected and qualified. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Title
Joshua Ralston	35	Chairman of the Board, President, Secretary, Chief Executive Officer, and Chief Financial Officer
John Costa	55	Director
Jeffery Pomerantz	79	Director

52

Professional Experience

Joshua Ralston – Chairman of the Board, President, Secretary, Chief Executive Officer, and Chief Financial Officer

On October 10, 2021, the majority voting stockholder appointed Joshua Ralston as a member of the Board of Directors and as Chief Executive Officer. From August 2021 to the present, Mr. Ralston has been stationed at U.S. Coast Guard Base Cleveland ESD in Cleveland, Ohio, where he has directed electronics support. From June 2021 to July 2021, Mr. Ralston was stationed at PATFOR SWA BAHRAIN in Manama, Bahrain, where he provided technical support to joint military operations. From August 2016 to May 2020, Mr. Ralston was stationed at USCG BASE Kodiak ESD in Kodiak, Alaska, where his primary duties were cyber security and information assurance. Mr. Ralston’s educational background is business marketing. Mr. Ralston received a degree in Marketing in 2012 from Ohio State University, and a degree in Cybersecurity and Information Assurance in 2022 from Western Governors University. Mr. Ralston does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Ralston is qualified to serve as a member of our Board of Directors due to the leadership and management expertise developed with the U.S. military, and his technical expertise, particularly with information systems and cyber security.

John Costa - Director

On April 25, 2022, the Board of Directors appointed John Costa as a member of the Board of Directors.

Mr. Costa has over 30 years of experience in the IT industry; which includes an employment history with several Fortune 100 and 500 companies. Mr. Costa’s areas of IT practice were diversified in Technological Development, Product Design, Modalities and Applications, Artificial Intelligence, Augmented Reality, Virtual and Practical Design, and Website Design. Mr. Costa has a deep understanding of what is capable and possible from a technical and usability standpoint. From 2017 to 2019, Mr. Costa worked with Verizon Digital Services to Architect and Design a greenfield developed overview of worldwide data connectivity and equipment allocations and configurations. From 2019 to 2021, Mr. Costa worked with Pricewaterhouse Coopers to aid the in the revamp of procurement, purchase and accounts payable services on an extensive 18 month project. From 2021 to 2023, Mr. Costa worked with Northrup Grumman helping to define User Experience Strategies and team directives with a partial focus on Extended Realities focused on development and fabrication directives of NGC product development and Virtualization of Data. From 2023 to the present, Mr. Costa has been with the U.S. Department of State to recreate government directives in the productivity of immigration, identification and overseas Consular activities. Mr. Costa received a degree in communications in 1989 from St. Petersburg College. Mr. Costa does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Costa is qualified to serve as a member of our Board of Directors, because of his practical experience in a broad range of competencies including his public company experience.

Jeffery Pomerantz - Director

On April 25, 2022, the Board of Directors appointed Jeffery Pomerantz as a member of the Board of Directors. Mr. Pomerantz has over 50 years of experience in Consulting, Promotional Marketing, Manufacturing, Sales, and Distribution. Mr. Pomerantz has provided invaluable assistance with many IPO's and Corporate Up-Listings; additionally, he has a variety of international connections to resources and networks that create product distribution channels throughout the world. From 2019 to the present, Mr. Pomerantz has been in the Promotional Products Industry, in which he has owned and operated a business supervising manufacturing (including China), sales and distribution of hundreds of products. Mr. Pomerantz received a degree in accounting in 1967 from Temple University. Mr. Pomerantz does not have any experience in the fire retardant or fire suppression industry.

We believe that Mr. Pomerantz is qualified to serve as a member of our Board of Directors due to his ability to strengthen and improve operations of the companies of which he has been a part, and his experience in domestic and international manufacturing, sales and distribution.

Family Relationships

There are no familial relationships among any of our directors or officers.

Board Composition and Director Independence

Our business and affairs are managed under the direction of our Board. In connection with this offering, we will amend and restate our articles of incorporation and bylaws, and following completion of this offering, our Board will be composed of three directors. Our articles of incorporation will provide that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. Each class will serve for three-year periods with staggered elections. Class I will next be elected in 2025, Class II in 2026, and Class III in 2027. Subject to any earlier resignation or removal in accordance with the terms of our articles of incorporation and bylaws:

53

•	our Class I directors will be Jeffrey Pomerantz, who will serve until the first annual meeting of shareholders following the completion of this offering;

•	our Class II directors will be Joh Costa, who will serve until the second annual meeting of shareholders following the completion of this offering; and

•	our Class III directors will be Joshua Ralston, who will serve until the third annual meeting of shareholders following the completion of this offering.

Upon completion of this offering, we expect that each of our directors will serve in the classes as indicated above.

We anticipate that, prior to our completion of this offering, the Board will determine that all of our directors with the exception of Joshua Ralston meet NYSE American’s requirements to be independent directors. In making this determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence.

Controlled Company Status

After completion of this offering, the Joshua Ralston will continue to control a majority of our outstanding common stock. As a result, we will be a “controlled company.” Under NYSE American rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain NYSE American corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:

•	we have a board that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

•	we have a compensation committee that is composed entirely of independent directors;

•	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

•	we have an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following this offering, we intend to rely on this exemption. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation and Nominating & Governance Committees may not consist entirely of independent directors and/or may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE American corporate governance requirements.

 Board Committees

Upon completion of this offering, our Board will have an Audit Committee, a Compensation Committee and a Nominating & Governance Committee. The composition, duties and responsibilities of these committees will be as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating & Governance Committee
John Costa	x	x	x
Jeffrey Pomerantz	x	x	x

54

Audit Committee

Following this offering, our Audit Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. We intend to comply with the audit committee requirements of the SEC and NYSE American, which require that the Audit Committee be composed of at least one independent director at the closing of this offering, a majority of independent directors within 90 days following this offering and all independent directors within one year following this offering. We anticipate that, prior to the completion of this offering, our Board will determine that John Costa and Jeffrey Pomerantz meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NYSE American. We anticipate that, prior to our completion of this offering, our Board will determine that [•] is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE American. The Audit Committee’s responsibilities upon completion of this offering will include:

•	appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing our policies on risk assessment and risk management;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and guidance.

Compensation Committee

Following this offering, our Compensation Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. The Compensation Committee’s responsibilities upon completion of this offering will include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel, or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in rules with respect to any compensation consultant, legal counsel, or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NYSE American;

•	reviewing and establishing our leadership compensation, philosophy and guidelines;

•	overseeing and administering our equity compensation plans;

•	overseeing our diversity and inclusion programs and planning for human capital management;

•	overseeing management succession planning;

•	reviewing and making recommendations to our Board with respect to director compensation; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

55

Nominating & Governance Committee

Following this offering, our Nominating and Governance Committee will be composed of John Costa and Jeffrey Pomerantz, with John Costa serving as chair of the committee. The Nominating and Governance Committee’s responsibilities upon completion of this offering will include:

•	developing and recommending to our Board criteria for board and committee membership;

•	developing and recommending to our Board best practices and corporate governance principles;

•	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	developing and recommending to our Board a set of corporate governance guidelines; and

•	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Oversight

Our Board will oversee the risk management activities designed and implemented by our management. Our Board will execute its oversight responsibility for risk management both directly and through its committees. The full Board will also consider specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board will receive detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board will delegate to the Audit Committee oversight of our risk management process. Our other committees of our Board will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Business Conduct and Ethics

Prior to completion of this offering, we intend to adopt a code of conduct that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. Upon the closing of this offering, our code of conduct will be available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.

56

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation earned by or paid to the named executive officers paid by the Company during the fiscal years ended December 31, 2023 and 2022, in all capacities for the accounts of our executive officers, including the Chief Executive Officer.

Name and Principal Position	Year Ended December 31,	Salary ($)	Stock Awards ($)(1)	All Other Compensation for ($)	Total ($)
Joshua Ralston, President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors	2023	-	-	-	-
	2022	-	2,100,000	-	2,100,000

(1)     The grant date fair value for the 70,000,000 common shares is $0.03 per share, measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) and based on a market capitalization valuation of the common stock on the date of grant. The award is subject to a substantial risk of forfeiture based on the Company achieving certain revenue thresholds.

Director Compensation

The following table shows the compensation earned by persons who served on our Board during the years ended December 31, 2023 and 2022, who are not one of our Named Executive Officers.

Name and Principal Position	Year Ended December 31,	Salary ($)	Stock Awards ($)(1)	All Other Compensation	Total ($)

John Costa	2023	-	90,000	-	90,000
	2022	-	-	-	-

Jeffery Pomerantz	2023	-	90,000	-	90,000
	2022	-	-	-	-

(1)

250,000 shares of Common Stock were issued to each of John Costa and Jeffrey Pomerantz, which vested on grant. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to Non-Employee Directors during 2023, computed in accordance with FASB ASC 718. The grant date fair value for the Common Stock granted is measured based on the closing price of our Common Stock on the date of grant.

Employment Agreements

The Company currently has no employment agreements and currently has no plans to enter into employment agreements with key employees.

Outstanding Equity Awards

There were no outstanding equity awards awarded to our named executive officer as of December 31, 2023.

Director Compensation

At this time, our Board of Directors do not receive cash compensation for serving as members of our Board of Directors. The term of office for each director is one year or until his/her successor is elected at our annual meeting and qualified. The Board of Directors has no nominating, auditing committee, or compensation committee. Therefore, the selection of a person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

During the fiscal year ended December 31, 2023, our directors, Mr. Ralston, Mr. Costa, and Mr. Pomerantz, received no compensation for director services.

Limitation on liability of officers and directors

Wyoming law provides that subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Wyoming Business Corporations Act Section 17-16-831 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

57

Indemnification

Wyoming law permits broad provisions for indemnification of officers and directors.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Wyoming state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes to it sets forth information regarding the number of shares of Common Stock beneficially owned by (i) each director and named executive officer of our Company, (ii) named executive officers, executive officers, and directors of the Company as a group, and (iii) each person known by us to be the beneficial owner of 5% or more of our issued and outstanding shares of Common Stock. The percentages reflect beneficial ownership immediately prior to, and immediately after, the completion of this offering. In calculating any percentage in the following table prior to offering of Common Stock beneficially owned by one or more persons named therein, the following table is based on 36,802,150 shares of Common Stock and 10,000,000 shares of Series A Preferred Stock outstanding as of November 30, 2024,  and any shares of Common Stock and Series A Preferred Stock the person has the right to acquire within 60 days of November 30, 2024. Unless otherwise further indicated in the following table, the footnotes to it or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power concerning the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o General Enterprise Ventures Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

	Shares Beneficially Owned Before Offering(2)							Shares Beneficially Owned After Offering(2)
	Series A Preferred		Series C Preferred		Common		% of Total Voting	Series A Preferred		Series C Preferred		Common		% of Total Voting
Name of Beneficial Owner(1)	Stock	% of Class(3)	Stock	% of Class(3)	Stock	% of Class(3)	Power(4)	Stock	% of Class(3)	Stock	% of Class(3)	Stock	% of Class(3)	Power(4)
Named Executive Officers and Directors
Joshua Ralston	10,000,000	100.0%	-	-	5,000,000	6.6%	99.3%	10,000,000	100.0%	-	-	5,000,000	6.3%	99.3%
John Costa	-	-	-	-	250,000	*	*	-	-	-	-	250,000	*	*
Jeffery Pomerantz	-	-	-	-	250,000	*	*	-	-	-	-	250,000	*	*

All Executive Officers and Directors as a group (3 persons)	10,000,000	100.0%	-	-	5,500,000	6.6%	100%	10,000,000	100.0%	-	-	5,500,000	6.3%	100%

5% or More Stockholders
TC Special Investments, Inc.(5)	-	-	1,200,000	47.1%	24,000,000	31.6%	*	-	-	1,200,000	47.1%	24,000,000	30.2%	*
Stephen Conboy (6)	-	-	800,000	31.4%	3,900,000	5.1%	*	-	-	800,000	31.4%	3,900,000	4.9%	*
CVC California LLC(7)	-	-	-	-	4,350,000	5.7%	*	-	-	-	-	4,350,000	5.5%	*

59

*	Less than 1%

(1)

Unless as otherwise indicated in the following table and the footnotes, our named executive officers and directors’ address in the following table is c/o General Enterprise Ventures, Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

(2)

Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) because of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power concerning the number of shares of Common Stock outstanding on the date of this filing.

(3)

In calculating any percentage in the following table of Common Stock beneficially owned by one or more persons named therein, the following table prior to this offering is based on [•] shares of Common Stock as of the filing date of this registration statement and any shares of Common Stock the person has the right to acquire within the 60 days following the date of this filing. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an offering of 3,500,000 common shares, assuming no exercise by the underwriters of their option to purchase additional common shares from us in this offering.

(4)

Percentage of total voting power with respect to all shares of our Series A preferred stock and common stock, as a single class, prior to the completion of this offering and an offering of 3,500,000 common shares. The holders of our Series A preferred stock are entitled to one thousand (1,000) votes per share and holders of our common stock are entitled to one (1) vote per share.

(5)

TC Special Investments, Inc., through Mr. Theodore Ralston, has sole dispositive and voting power with respect to all shares. The address of TC Special Investments, Inc. is c/o General Enterprise Ventures, Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

(6)

Stephen Conboy has sole dispositive and voting power with respect to all shares. Stephen Conboy address is c/o General Enterprise Ventures, Inc., 1740H Del Range Blvd, Suite 166, Cheyenne, Wyoming 82009.

(7)

Based on information reported on our transfer agent report for shareholder information, CVC California LLC stated address is 525 Okeechobee Blvd, Ste 1050, West Palm Beach, FL 33401. The Company does not know who has dispositive and voting power with respect to shares owned by CVC California LLC.

Changes in Control

There are no arrangements known to us the operation of which may at a subsequent date result in a Change in Control of the Company.

60

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related parties and their relationship to the Company are as follows:

Related Party	Nature of Relationship to the Company
TC Special Investments, LLC	An Ohio Corporation - a significant shareholder
Theodore Ralston	Owner of TC Special Investments, LLC
Joshua Ralston	Chief Executive Officer (CEO) of the Company
Mighty Fire Breaker, LLC , California	A California Corporation owned by Stephen Conboy
Stephen Conboy	Significant shareholder
John Costa	Director
Jeffery Pomerantz	Director
Dan Reese	Subsidiary - MFB Ohio board advisor
Jeffery R Bowman	Subsidiary - MFB Ohio board advisor
Franklin O. Carroll	Subsidiary - MFB Ohio board advisor
Peter Brierty	Subsidiary - MFB Ohio board advisor
Michael Feigin	Subsidiary - MFB Ohio board advisor
Jim Thompson	Subsidiary - MFB Ohio board advisor

For the year ended December 31, 2022:

In March 2022, our former officer, Jason Tucker, forgave $9,355 in accrued salary and the Company recognized it as additional paid-in-capital.

In June 2022, the Company issued 70,000,000 restricted stock awards as performance incentive to Joshua Ralston, valued at $2,100,000.

In April 2022, a related party company, TC Special Investments, LLC, forgave a loan payable of $301,175 in exchange for the return of digital asset equipment with a value of $276,379 and digital currency intangible assets of 26,825, resulting in a loss of disposition of $2,030.

In the year of 2022, TC Special Investments, LLC, advanced to the Company an amount of $784,484 for working capital purpose and paid operating expenses of $108,569 on behalf of the Company.

In the year of 2022, the Company repaid $55,720 owing to the loan payable to TC Special Investments, LLC.

In the year of 2022, the Company paid sales commission fees of $91,500 to Stephen Conboy.

In the year of 2022, the Company paid consulting fees of $126,500 to MFB CA.

For the year ended December 31, 2023:

In September 2023, the Company granted 250,000 shares of Common Stock for services to John Costa, independent director, valued at $90,000.

In September 2023, the Company granted 250,000 shares of Common Stock for services to Jeffery Pomerantz, independent director, valued at $90,000.

In September 2023, the Company issued 1,200,000 shares of Convertible Series C Preferred Stock as consulting services to TC Special Investments, LLC, valued at $8,640,000.

61

In the year 2023, the Company paid commission fees of $186,500 to Stephen Conboy.

In the year 2023, the Company paid consulting fees of $150,500 to MFB CA.

In the year 2023, TC Special Investments, LLC, advanced to the Company an amount of $307,500 for working capital purpose, and paid operating expenses of $246,425 on behalf of the Company.

In the year 2023, the Company repaid $125,000 owing to the loan payable to TC Special Investments, LLC.

For the nine months ended September 30, 2024:

In January 2024, the Company paid management fees of $25,000 to Joshua Ralston.

In March 2024, Joshua Ralston cancelled 65,000,000 of the 70,000,000 restricted stock awards issued in June 2022.

In April 2024, the Company repaid $60,000 owing to the loan payable to TC Special Investments, LLC.

In June 2024, TC Special Investments, LLC, paid operating expenses of $2,180 on behalf of the Company.

For the nine month period in 2024, the Company paid commission fees of $192,000 to Stephen Conboy.

For the nine month period in 2024, the Company paid consulting fees of $81,000 to MFB CA.

Issued 20,000 shares of Convertible Series C Preferred Stock for services to one (1) MFB Ohio advisory board member, valued at $348,000.

Issuance 1,250,000 shares of Common Stock for services to five (5) MFB Ohio advisory board members, valued at $1,074,750.

As of September 30, 2024, amounts owing to TC Special Investments LLC and the sole owner of TC Special Investments LLC, was $1,255,572. The amounts owing are unsecured, without interest and due on demand.

62

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution, or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock.

No holder of shares of stock of the Company shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Company or of any new or additional authorized stock of the Company of any class whatsoever, or any issue of securities of the Company convertible into stock, whether such stock or securities be issued for money or consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

We have never paid any dividends to stockholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all preferred stock dividends are paid in full.

Preferred Stock

We are authorized to issue 15,000,000 shares of preferred stock, $0.0001 par value.

The powers, preferences, rights, qualifications, limitations, and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the Stockholders and the Board of Directors.

Series A Preferred Stock

We have designated 10,000,000 shares of preferred stock the Series A Preferred Stock with a par value of $0.0001 per share. Currently, Joshua Ralston, who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, owns all 10,000,000 shares of the Series A Preferred Stock.

The holders of the Series A Preferred Stock are not entitled to receive any dividends. The holders of the Series A Preferred Stock are not entitled to a liquidation preference. The shares of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock are not entitled to preemptive rights or subscription rights.

At any annual or special meeting of stockholders of the Company or action by written consent of stockholders, each share of Series A Preferred Stock outstanding shall be entitled to 1,000 votes.

The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Series C Convertible Preferred Stock

We have designated 5,000,000 shares of preferred stock the Series C Convertible Preferred Stock with a par value of $0.0001 per share.

The holders of the Series C Convertible Preferred Stock are not entitled to receive any dividends. The holders of the Series C Convertible Preferred Stock are not entitled to a liquidation preference. The shares of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holders of the Series C Convertible Preferred Stock are not entitled to vote. The holders of the Series C Convertible Preferred Stock are not entitled to preemptive rights or subscription rights.

63

The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Articles of Incorporation and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the Holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Each share of Series C Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to certain adjustments as provided in the certificate of designation and preferences of the Series C Convertible Preferred Stock.

Transfer Agent

The transfer agent is Colonial Stock Transfer Company, Inc., 7840 S. 700 E, Sandy, UT 84070; telephone number is (801) 355-5740, and website is www.colonialstock.com.

64

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

65

SHARES ELIGIBLE FOR FUTURE SALE

Sale of Restricted Securities

Upon consummation of this offering, we will have [•] shares of Common Stock outstanding. Of these shares, all shares sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below.

Rule 144

The shares of our Common Stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act. Any shares of our Common Stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our Common Stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the three months of the date of sale, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of shares of our Common Stock outstanding; or

•	the average weekly reported trading volume of our Common Stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

Lock-Up Agreements

All of our directors, executive officers and holders of 5% or more of our capital stock prior to this offering, are subject to lock-up agreements that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of Common Stock, options to acquire shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of six (6) months following the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of the underwriters.

66

UNDERWRITING

Univest Securities, LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock
Univest Securities, LLC	3,500,000
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus if any such shares are taken, other than those shares of Common Stock covered by the over-allotment option described below.

Over-Allotment Option

We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to 525,000 additional shares from us. If the Representative exercises all or part of this option, it will purchase shares of Common Stock covered by the option at the initial public offering price per share of Common Stock that appears on the cover page of this prospectus, less the underwriting discount. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock to the underwriters to the extent the option is exercised.

Discounts and Commissions

The underwriters propose initially to offer the shares of Common Stock at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $ [•] per share of Common Stock.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Share of Common Stock	Total Without Over-Allotment Option	Total Without Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (8.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the representative up to a maximum of $350,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal shareholders, directors and officers.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $ [•].

Representative’s Warrants

Upon completion of this offering, we have agreed to issue to the representative as compensation warrants to purchase up to 175,000 shares of Common Stock (5.0% of the aggregate number of shares of Common Stock sold in this offering inclusive of the over-allotment option (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 110% of the public offering price per share of Common Stock in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing 180 days following the commencement of sales of the securities issued in this offering and will expire five years following the commencement of sales in this offering.

67

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and greater than 5% stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six months after the date of this prospectus in the case of our directors, executive officers, the Company and any successor of the Company and certain stockholders.

Board Observer Right

For the period of three months from the effectiveness of this offering, upon notice from the Representative to the Company, the Representative will have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors of the Company; provided that such representative will sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with such representative’s attendance at meetings of the board of directors; and provided further that upon written notice to the Representative, the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege. The Company agrees to give the Representative written notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of the Representative for reasonable out-of-pocket expenses incurred in connection with attendance at the meeting.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which they have discretionary authority.

NYSE American Listing

We intend to apply to have our Common Stock listed on NYSE American under the symbol “GEVI”. No assurance can be given that our application will be approved by NYSE American, and if not, we will not consummate this offering.

Determination of Offering Price

The public offering price of the shares of Common Stock was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares and warrants include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

68

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of Common Stock than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Common Stock over-allotted by the underwriters is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of securities in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing securities in this offering because the underwriter repurchases the securities in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of Common Stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Conflicts of Interest

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

69

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;
●

by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

70

Hong Kong

The securities may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and the securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

South Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the securities may not be re-sold to South Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

71

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our shares of Common Stock, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

72

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation may qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-U.S. Holders

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

73

●

shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively holds more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

74

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by us in this offering will be passed upon for us by the Law Office of Anthony F. Newton of Sugar Land, Texas. Certain legal matters related to the offering will be passed upon for the Representative by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of General Enterprise Ventures, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, appearing in this prospectus have been audited by WWC, P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of General Enterprise Ventures, Inc. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and these securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

75

  General Enterprise Ventures, Inc.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
General Enterprises Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of General Enterprises Ventures, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred substantial losses during the year ended December 31, 2023. As of December 31, 2023, the Company had a working capital deficit.  Accordingly, these factors give rise to substantial doubt that the Company will be able to continue as a going concern. Management closely monitors the Company’s financial position and has prepared a plan that is found in Note 1 that addresses this substantial doubt. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Emphasis of Matter — Reclassification of Previously Issued Financial Statements

As discussed in Note 2 to the financial statements, the Company has reclassified certain amounts in its financial statements as of and for the years ended December 31, 2022 and 2023 to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings. The reclassifications were made to improve the clarity and comparability of the financial statements.

.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

The engagement team determined that the Company’s intangible assets and related impairment met the criteria to be considered a critical audit matter because the intangible assets comprised a material portion of the Company’s total assets, and they require a significant amount of judgment to estimate the carrying value and ensure the intangible assets are not impaired, and those assets are expected to contribute to the Company’s ability generate future profit. In order to the address this critical audit matter, we first gained an understanding of how management values these assets and reperformed the valuation on those assets, and considered the reasonableness of the inputs that management is using for their valuation.

The engagement team determined that the preferred stock, especially those with conversion features, met the criteria of a critical audit matter because it is substantial relative to the Company’s shareholders’ equity, and determining their valuation and allocation requires the engagement team to identify and understand the attributes of the securities, understand how those attributes go towards determining the value of those securities.  Additionally, the disclosure regarding these securities is extensive and quite complex.  The engagement team addressed the critical audit matters by gaining an understanding of management’s valuation, allocation, recognition and approach towards disclosure, and then vouched certain details of those securities and reperformed the valuation and allocation of such preferred stock to determine if management had properly accounted for those securities.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2023.

San Mateo, California

July 30, 2024

F-3

General Enterprise Ventures, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
Assets
Current Assets
Cash	$549,755	$55,434
Prepaid expenses	10,671	240
Accounts receivable	427,433	-
Inventory	230,197	114,645
Total Current Assets	1,218,056	170,319

Intangible assets	3,948,106	4,195,353
Operating lease right-of-use asset	129,683	39,367
Equipment, net	7,299	4,547
Total Assets	$5,303,144	$4,409,586

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$54,572	$87,398
Promissory note	120,000	-
Convertible note payable	54,000	35,000
Due to related parties	1,309,077	899,153
Operating lease liability - current portion	80,136	39,367
Total Current Liabilities	1,617,785	1,060,918

Operating lease liability – noncurrent	50,047	-

Total Liabilities	1,667,832	1,060,918

Commitments and contingencies

Stockholders' Equity
Series A Preferred Stock, par value $0.0001, authorized 10,000,000 shares,
10,000,000 shares issued and outstanding	1,000	1,000
Series C Convertible Preferred Stock, par value $0.0001, authorized 5,000,000 shares,
2,273,499 and 950,000 shares issued and outstanding, respectively	227	95
Common Stock par value $0.0001, authorized 1,000,000,000 shares,
97,545,388 and 93,945,388 shares issued and outstanding, respectively	9,755	9,395
Additional paid-in capital	72,427,996	62,719,578
Common Stock to be issued - 500,000 shares	180,000	-
Subscription received – 183,333 shares of Series C Convertible Preferred stock to be issued	500,000	-
Accumulated deficit	(69,483,666)	(59,381,400)
Total Stockholders' Equity	3,635,312	3,348,668
Total Liabilities and Stockholders' Equity	$5,303,144	$4,409,586

See the accompanying Notes, which are an integral part of these Financial Statements.

F-4

General Enterprise Ventures, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended
	December 31,
	2023	2022

Revenue	$520,645	$62,732

Operating Expenses
Cost of revenue (exclusive of amortization and depreciation shown separately below)	193,876	56,338
Amortization and depreciation	248,510	803
General and administration	322,860	256,686
Marketing	148,289	96,553
Management compensation	180,000	2,100,000
Professional fees- related party	8,899,596	188,036
Professional fees	625,452	282,875
Total operating expenses	10,618,583	2,981,291

Loss from Operations	(10,097,938)	(2,918,559)

Other Expense
Interest expense	(4,328)	(255)
Total other income expense	(4,328)	(255)

Loss from continuing operations before taxes	(10,102,266)	(2,918,814)
Provision for income taxes	-	-
Loss from continuing operations	$(10,102,266)	$(2,918,814)

Discontinued operations:
Income from discontinued operations	$-	$13,016
Loss on disposition of digital currency and digital currency assets	-	(2,030)
Income from discontinued operations	$-	$10,986

Net loss	$(10,102,266)	$(2,907,828)
Comprehensive loss	$(10,102,266)	$(2,907,828)

Loss from continuing operations per common share – basic and diluted	$(0.10)	$(0.05)
Income from discontinued operations per common share – basic	$-	$0.00
Income from discontinued operations per common share – diluted	$-	$0.00
Net loss per common share - basic and diluted	$(0.10)	$(0.05)
Basic and diluted weighted average number of common shares outstanding	96,663,470	62,254,977

See the accompanying Notes, which are an integral part of these Financial Statements.

F-5

General Enterprise Ventures, Inc.

Consolidated Statements of Change in Stockholders’ Equity (Deficit)

	Series A		Series C				Additional	Preferred	Common		Total
	Preferred stock		Preferred stock		Common Stock		Paid-In	Stock	Stock to	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	to be issued	be issued	Deficit	Equity (Deficit)

Balance - December 31, 2021	10,000,000	$1,000	-	$-	22,945,388	$2,295	$56,417,418	$-	$-	$(56,473,572)	$(52,859)

Debt forgiveness - former related party	-	-	-	-	-	-	9,355	-	-	-	9,355
Shares issued for intellectual property purchase	-	-	1,000,000	100	-	-	4,199,900	-	-	-	4,200,000
Conversion of Convertible Series C Preferred stock of Common stock	-	-	(50,000)	(5)	1,000,000	100	(95)	-	-	-	-
Stock based compensation	-	-	-	-	70,000,000	7,000	2,093,000	-	-	-	2,100,000
Net loss	-	-	-	-	-	-	-	-		(2,907,828)	(2,907,828)
Balance - December 31, 2022	10,000,000	1,000	950,000	95	93,945,388	9,395	62,719,578	-	-	(59,381,400)	3,348,668

Subscription received – Series C Preferred stock to be issued	-	-	-	-	-	-	-	500,000	-	-	500,000
Common stock to be issued - management	-	-	-	-	-	-	-	-	180,000	-	180,000
Issuance Series C Preferred Stock for cash	-	-	273,499	27	-	-	907,573	-	-	-	907,600
Common stock issued for services	-	-	-	-	600,000	60	146,790	-	-	-	146,850
Conversion of Convertible Series C Preferred Stock in Common stock	-	-	(150,000)	(15)	3,000,000	300	(285)	-	-	-	-
Issuance Series C Preferred Stock for services - related party	-	-	1,200,000	120	-	-	8,639,880	-	-	-	8,640,000
Contribution inventory - related party	-	-	-	-	-	-	14,460	-	-	-	14,460
Net loss	-	-	-	-	-	-	-	-	-	(10,102,266)	(10,102,266)
Balance - December 31, 2023	10,000,000	$1,000	2,273,499	$227	97,545,388	$9,755	$72,427,996	$500,000	$180,000	$(69,483,666)	$3,635,312

See the accompanying Notes, which are an integral part of these Financial Statements.

F-6

General Enterprise Ventures, Inc.

Consolidated Statement of Cash Flows

	Years Ended
	December 31,
	2023	2022

Cash Flows from Operating Activities:
Net loss	$(10,102,266)	$(2,907,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	8,966,850	2,100,000
Loss on disposition of digital currency and digital currency assets	-	2,029
Impairment loss on digital assets	-	6,125
Non-cash lease expenses	71,349	44,647
Depreciation and amortization	248,510	15,862
Changes in operating assets and liabilities:
Accounts receivable	(427,433)	-
Inventory	(101,092)	(114,645)
Digital currency	-	(46,976)
Prepaid expense	(10,431)	(240)
Related party advances funding operating expense	246,425	155,919
Accounts payable and accrued liabilities	(32,827)	76,657
Operating lease liabilities	(70,849)	(40,000)
Net Cash used in Operating Activities	(1,211,764)	(708,450)

Cash Flows from Investing Activities:
Purchase of equipment	(4,015)	(5,350)
Share capital - Mighty Fire Breaker UK Limited	-	1
Net Cash used in Investing Activities	(4,015)	(5,349)

Cash Flows from Financing Activities:
Proceed from convertible note	-	35,000
Proceeds from loan - related party	307,500	784,484
Repayment of loan- related party	(125,000)	(55,720)
Proceed from issuance Series C Preferred Stock	907,600	-
Proceed from stock subscription	500,000	-
Proceeds from promissory note	120,000	-
Net Cash provided by Financing Activities	1,710,100	763,764

Change in cash	494,321	49,965
Cash, beginning of period	55,434	5,469
Cash, end of period	$549,755	$55,434

Supplemental Disclosure Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-Cash Financing Disclosure:
Issuance of common stock for services	$146,850	$70,000
Common stock to be issued - management	$180,000	$-
Issuance of Series C Convertible Preferred stock for intellectual property purchase	$-	$4,200,000
Common stock issued upon conversion of Series C Convertible Preferred stock	$300	$1,000
Debt forgiveness - related party	$-	$9,355
Reclassification of due to related party to convertible note	$19,000	$-
Contribution inventory - related party	$14,460	$-
Issuance Series C Convertible Preferred stock for services - related party	$8,640,000	$-
Right -of-use assets obtained in exchange for new operating lease liabilities	$161,665	$-
Repayments of related party loans using digital currency	$-	$47,350

See the accompanying Notes, which are an integral part of these Financial Statements.

F-7

General Enterprise Ventures, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Note 1 – Organization, Business and Going Concern

General Enterprise Ventures, Inc., was originally incorporated under the laws of the State of Nevada on March 14, 1990. When used in these notes, the terms “GEVI,” “Company,” “we,” “us” and “our” mean General Enterprise Ventures, Inc. and all entities included in our consolidated financial statements.

In January 2021, Board of Directors of the Company approved redomiciling the Company in Delaware. On March 31, 2021, the Company formed General Entertainment Ventures, Inc. in Delaware as a wholly owned subsidiary of the Company. The purpose of the formation of GEVI was to merge the Company into GEVI pursuant to Section 251(g) of the General Corporation Law of the State of Delaware. On April 10, 2021, after approval by the board of directors and shareholders of the Company, the Company was merged into GEVI pursuant to an Agreement and Plan of Merger dated as of the same date. GEVI is the accounting and legal acquiror of the Company.

On October 17, 2021, the Board of Directors approved the corporate name change from General Entertainment Ventures, Inc. to General Enterprise Ventures, Inc.

Corporate Changes

On May 10, 2021, GEVI acquired all the issued and outstanding equity of Strategic Asset Holdings, LLC (“SAH”), a Wyoming limited liability company, for $50,000, pursuant to a promissory note dated as of the same date. Effective October 19, 2021, Strategic Asset Holdings, LLC., was divested completely as a wholly owned subsidiary of General Enterprise Ventures, Inc.

On June 3, 2021, after approval by the board of directors and shareholders of the Company, the Company was redomiciled to the State of Wyoming.

On January 3, 2022, the Company formed Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), to acquire all the intellectual property of Mighty Fire Breaker, LLC, a California limited liability company (“MFB California”) pertaining to the fire suppression segment of the environmental industry, including patents and patents pending. On April 13, 2022, the transaction between the Company, MFB Ohio and MFB California closed.

Effective April 1, 2022, the Company implemented a plan to divest its Crypto Mining operations and focus resources on the operations of MFB Ohio.

Effective November 20, 2022, General Enterprise Ventures Inc. formed a UK branch of its US subsidiary Mighty Fire Breaker LLC, named Mighty Fire Breaker UK Limited. The new Subsidiary headquartered in the United Kingdom, will be used to direct the sales of the MFB product in Europe, the Middle East and Africa.

F-8

Change of Control

On April 14, 2021, Jan Ralston acquired 10,000,000 Series A Convertible Preferred Stock from the Company’s former Chief Executive Officer, in a private transaction. The transaction constituted a change of control in the Company, due to the preferred shares super voting and conversion rights, entitling the holder to one thousand (1,000) shares and votes of common stock for every one (1) share of Series A Convertible Preferred Stock owned.

On April 28, 2022, Jan Ralston transferred ownership of 10,000,000 Preferred A shares to CEO, Joshua Ralston, making Mr. Ralston the new Majority Shareholder.

Business

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States and Canada markets. Management is experienced at business integration and branding potential. The Company is bringing to the marketplace unique, disruptive product with significant environmental impact potential.

The Company holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire retardant dispersion and fire inhibition chemistry and technology. The Company has obtained multiple certification and accreditations in this industry, such as being the only EPA Safer Choice approved, long-term fire retardant, awarded UL GreenGuard Gold status, California Bioassay water approval, and LENS.

Going Concern

Our condensed consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has a net loss of approximately $10 million and $521,000 in revenues for the year ended December 31, 2023 and has a working capital deficiency of approximately $400,000 as of December 31, 2023. In addition, the Company has been dependent on related parties to fund operations and has an amount owing to related parties of $1.3 million outstanding at December 31, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Management recognizes that the Company must obtain additional resources to successfully implement its business plans. During the year ended December 31, 2023, the Company completed financings from the issuance of Series C preferred stock, common stock, promissory notes and relate party loans, generating net proceeds of approximately $1.7 million. However, the Company’s existing cash resources and income from operations, are not expected to provide sufficient funds to carry out the Company’s operations and business development through the next twelve (12) months.

Management plans to continue to raise funds and complete an Initial Public Offering (IPO) to support our operations in 2024 and beyond. However, no assurances can be given that we will be successful. If management is not able to timely and successfully raise additional capital and/or complete an IPO, the implementation of the Company’s business plan, financial condition and results of operations will be materially affected. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

The Company’s fiscal year is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of General Enterprise Ventures, Inc., and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated.

Reclassification

For the years ended December 31, 2023 and 2022, certain amounts have been reclassified to improve the clarity and comparability of the financial statements. An adjustment has been made to the consolidated statements of operations and comprehensive loss and cash flows for year ended December 31,2023 and 2022, to reclassify partial operating expenses to cost of revenue, and to separately disclose professional service provided by related party from line-item professional service to professional fees- related party.

The Company reclassified the following amounts, with no change to loss from operations or net loss, as follows:

	December 31, 2023			December 31, 2022
	As Filed	Adjustment	As Reclassified	As Filed	Adjustment	As Reclassified
Cost of revenue	$133,508	$(133,508)	$-	$1,893	$(1,893)	$-

Operating Expenses
Cost of revenue (exclusive of amortization and depreciation shown separately below)	-	193,876	193,876	-	56,338	56,338
Amortization and depreciation	-	248,510	248,510	-	803	803
General and administration	584,434	(261,574)	322,860	281,970	(25,284)	256,686
Marketing	148,289	-	148,289	96,553	-	96,553
Management compensation	180,000	-	180,000	2,100,000	-	2,100,000
Professional fees- related party	8,640,000	259,596	8,899,596	-	188,036	188,036
Professional fees	932,352	(306,900)	625,452	500,875	(218,000)	282,875
Total operating expenses	$10,485,075	$133,508	$10,618,583	$2,979,398	$1,893	$2,981,291

For the years ended December 31, 2022, the Company reclassified the following cash flow amounts as follows:

	Year Ended
	December 31, 2022
	As Filed	Adjustment	As Reclassified
Cash Flows from Operating Activities:
Net loss	$(2,907,828)	$-	$(2,907,828)
Changes in operating assets and liabilities:
Digital currency	374	(47,350)	(46,976)
Related party advances funding operating expense	108,569	47,350	155,919
Net Cash used in Operating Activities	$(708,450)	$-	$(708,450)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

F-10

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company did not have any cash equivalents at December 31, 2023 and 2022. The Company had cash of $549,755 and $55,434 at December 31, 2023 and 2022, respectively.

Inventory

Inventories consist of raw materials which are stated at lower cost or net realizable value, with cost being determined on the weighted average method. As of December 31, 2023 and 2022, the Company held inventories of $230,197and $114,645, respectively. The Company did not write-off any inventories as unsalable during the years ended December 31, 2023 and 2022.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered. During the years ended December 31, 2023 and 2022, the Company had no allowance for doubtful accounts.

Intangible Assets

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combinations and asset acquisitions are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives and are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

F-11

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. Currently our assets consist solely of furniture and equipment which we amortize over a useful life of 5 years.

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in the income.

Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Digital Assets

We account for all digital assets held as a result of these transactions as indefinite-lived intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. We have ownership of and control over our digital assets and we may use third-party custodial services to secure it. The digital assets are initially recorded at cost and are subsequently remeasured on the consolidated balance sheet at cost, net of any impairment losses incurred since acquisition.

We determine the fair value of our digital assets on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We perform an analysis each quarter to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges, indicate that it is more likely than not that our digital assets are impaired. In determining if an impairment has occurred, we consider the lowest market price of one unit of digital asset quoted on the active exchange since acquiring the digital asset. If the current carrying value of a digital asset exceeds the fair value so determined, an impairment loss has occurred with respect to those digital assets in the amount equal to the difference between their carrying values and the price determined.

Impairment losses are recognized within other income (expense) on the statements of operations and comprehensive loss in the period in which the impairment is identified. The impaired digital assets are written down to their fair value at the time of impairment and this new cost basis will not be adjusted upward for any subsequent increase in fair value. Gains are not recorded until realized upon sale(s), at which point they are presented net of any impairment losses for the same digital assets held within other income (expense). In determining the gain to be recognized upon sale, we calculate the difference between the sales price and carrying value of the digital assets sold immediately prior to sale.

During the year ended December 31, 2022, the Company recorded an impairment loss of $6,125 associated with market value of digital currencies in excess of the Company’s cost basis. As of December 31, 2022, the Company has divested all of its digital currency holdings and the impairment loss has been recorded within the Company’s income from discontinued operations.

Leases

ASC 842 supersedes the lease requirements in ASC 840 “Leases”, and generally requires lessees to recognize operating and finance lease liabilities and corresponding right-of-use (“ROU”) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

F-12

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances.

As of December 31, 2023 and 2022, the Company’s lease agreement is accounted for as operating leases.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts payable and accrued liabilities, and loans payable, are carried at historical cost. At December 31, 2023 and 2022, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 10).

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Revenue

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps:

(i)	Identify the contract, or contracts, with a customer;
(ii)	Identify the performance obligations in the contract;
(iii)	Determine the transaction price;
(iv)	Allocate the transaction price to the performance obligations in the contract;
(v)	Recognize revenue when the Company satisfies a performance obligation.

For the year ended December 31, 2023, our revenues currently consist of product used for lumber products for fire prevention. Revenue is recognized at a point in time, that is which the risks and rewards of ownership of the product transfer from the Company to the customer.

F-13

During the year ended December 31, 2022, the Company earned cryptocurrency mining revenues. The Company earned its cryptocurrency mining revenues by providing transaction verification services within the digital currency networks of cryptocurrencies, for Bitcoin, Litecoin, and Dogecoin. The Company satisfied its performance obligations at the point in time that the Company was awarded a unit of digital asset through its participation in the applicable network and network participants benefit from the Company’s verification service. In consideration for these services, the Company received Bitcoin, Litecoin, and Dogecoin, net of applicable network fees, which was recorded as revenue using the closing U.S. dollar price of the digital asset on the date of receipt. Expenses associated with running the cryptocurrency mining operations, which consisted of utilities, equipment depreciation and monitoring services were recorded as cost of revenues.

There is currently no specific definitive guidance in GAAP or alternative accounting frameworks for the accounting for the production and mining of digital assets and management has exercised significant judgment in determining appropriate accounting treatment for the recognition of revenue for mining of digital assets. Management has examined various factors surrounding the substance of the Company’s operations and the guidance in ASC 606, including identifying the transaction price, when performance obligations are satisfied, and collectability is reasonably assured being the completion and addition of a block to a blockchain and the award of a unit of digital currency to the Company. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies which could result in a change in the Company’s financial statements.

On April 1, 2022, the Company implemented a plan to discontinue its crypto mining operations and divest all related assets. As of December 31, 2022, all of the crypto mining assets had been discarded and as the Company no longer engages in crypto mining all revenue during the year ended December 31, 2022, has been reclassified to income from discontinued operations (see Note 4).

Cost of Revenue

For the years ended December 31, 2023 and 2022, cost of revenue consists of:

	Years Ended
	December 31,
	2023	2022
Cost of inventory	$101,978	$21,431
Freight and shipping	14,494	8,674
Consulting and advisory	30,100	21,569
Royalty and sales commission	47,304	4,664
	$193,876	$56,338

Basic and Diluted Net Loss Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

For the years ended December 31, 2023 and 2022, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31	December 31
	2023	2022
	Shares	Shares
Convertible notes	300,000	194,444
Convertible Series C Preferred Stock	25,957,712	650,959
Convertible Series A Preferred Stock(1)	10,000,000,000	10,000,000,000
	10,026,257,712	10,000,845,403

(1) Series A Preferred Stock was amended in March 2024 to remove the conversion feature (Note 11).

For the years ended December 31, 2023 and 2022 the reconciliation to net loss per common share basic and the anti-dilutive impact on net loss per share, are as follows:

	Years Ended
	December 31,
	2023	2022
Numerator:
Net Loss	$(9,855,019)	$(2,907,828)
Net Loss - diluted	$(9,855,019)	$(2,907,828)

Denominator:
Weighted average common shares outstanding	96,663,470	62,254,977
Effect of dilutive shares
Convertible notes	273,683	69,954
Preferred stock	10,025,957,712	10,013,019,178
Diluted	10,122,894,865	10,075,344,109

Net loss per common share:
Basic	$(0.10)	$(0.05)
Diluted	$(0.00)	$(0.00)

F-14

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce the Company’s deferred tax assets to an amount that is more likely than not to be realized.

Recently Issued Accounting Pronouncements

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. The ASU is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. This ASU is currently not expected to have a material impact on our financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires, among other things, additional disclosures primarily related to the income tax rate reconciliation and income taxes paid. The expanded annual disclosures are effective for our year ending December 31, 2025. The Company is currently evaluating the impact that ASU 2023-09 will have on our consolidated financial statements and whether we will apply the standard prospectively or retrospectively.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3 – Asset Acquisition

On January 3, 2022, the Company formed Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), to acquire all the intellectual property of Mighty Fire Breaker, LLC, a California limited liability company (“MFB California”) pertaining to the fire suppression segment of the environmental industry, including patents and patents pending. On April 13, 2022, the transaction between the Company, MFB Ohio and MFB California closed. The transaction consideration to the equity holders of MFB California was 1,000,000 shares of the Series C Convertible Preferred Stock of the Company with a value at closing of $4,200,000, and a 10% royalty on gross sales before taxes of the MFB product.

MFB Ohio has 19 patents centred around its MFB Technology for the prevention and spread of wildfires.  Its core product can be used for lumber treatments for fire prevention.  It has been widely tested and is currently in testing at 3 major us government agencies. When CitroTech is sprayed and applied it takes flammable fuels like dry native vegetation and wood and makes them non-combustible.

The following table summarizes the consideration paid for the assets acquired and liabilities assumed, at the acquisition date of April 13, 2022:

Consideration:
Convertible Series C Preferred stock	$4,200,000

Assets acquired and liabilities assumed:
Intangible assets	$4,195,353
Operating lease right-of-use assets	$81,967
Operating lease liabilities	$(77,320)

Note 4 – Discontinued Operations

On April 1, 2022, the Company implemented a plan to divest its crypto mining operations to focus its resources on the MFB acquisition and development of its CitroTech MFB 31 Technology business. The Company had expanded its services by building upon its foundation of emerging technology development, by creating a Crypto-Currency mining operation (farm).  Previously, the Company had 20 Bitmain Antminer SJ19 PRO 104t/h and 99 Mini-Doge 185 m/h miners deployed, which are mining, Bitcoin, Doge, and Litecoin through the F2Pool and utilized its 8,000 Sq Ft Commercial space to house these ASIC Miners.

The Company recognized a loss of $2,030 from the disposition of its crypto mining operations, which consisted of the relinquishment of the digital currency assets in exchange for settlement of the related party note payable associated with the acquisition of the equipment.

F-15

The following is a summary of the assets and liabilities of the Company’s crypto mining operations as of April 1, 2022:

April 1,
2022
Digital currency	$26,825
Digital currency equipment, net	276,380
Total assets from discontinued operations	$303,205

Due to related party	301,175
Total liabilities from discontinued operations	$301,175

The following is a summary of discontinued operations for the period ended April 1, 2022:

April 1,
2022
Revenue	$46,976

Operating expenses:
Cost of revenue	27,835
Impairment loss	6,125
Total operating expenses	33,960

Income from discontinued operations	$13,016

The following is a summary of discontinued cash flows for the period ended April 1, 2022

April 1,
2022
Cash Flows from Operating Activities:
Net income	$13,016
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on digital assets	6,125
Depreciation and amortization	15,059
Changes in operating assets and liabilities:
Digital currency	(46,976)
Accounts payable and accrued liabilities	(27)
Related party advances funding operating expense	12,803
Net Cash provided by Operating Activities	-

Change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Non-Cash Financing Disclosure:
Repayments of related party loans using digital currency	$47,350

F-16

Note 5 – Equipment, net

At December 31, 2023 and 2022, equipment consisted of the following:

	December 31,	December 31,
	2023	2022
Cost:
Furniture and equipment	$9,365	$5,350
Less: accumulated depreciation	(2,066)	(803)
Property and equipment, net	$7,299	$4,547

During the years ended December 31, 2023 and 2022, the Company recorded depreciation of $1,263 and $15,862, respectively.

Note 6 – Intangible Assets, net

The Company has capitalized the costs associated with acquiring the intellectual property of MFB (see Note 3) at a value of $4,195,353 as of December 31, 2023 and 2022, respectively.

The amount capitalized consisted of a portion of the fair value of 1,000,000 shares of Convertible Preferred C stock of $4,200,000. During the year ended December 31, 2023, no additional costs met the criteria for capitalization as an intangible asset.

As of December 31, 2023 and 2022, finite lived intangible assets consisted of the following:

	December 31	December 31
	2023	2022
Patents	$4,195,353	$4,195,353
Accumulated amortization	(247,247)	-
Intangible assets, net	$3,948,106	$4,195,353

Estimated future amortization expense for finite lived intangibles are as follows:

Year ended December 31,
2024	$247,931
2025	247,931
2026	247,931
2027	247,931
2028	247,931
Thereafter	2,708,451
$3,948,106

As of December 31, 2023, the weighted-average useful life is 16.11 years.

During the year ended December 31, 2023 and 2022, the amortization expense was $247,247 and $0, respectively. The Company commenced with amortization during 2023, when we started operations using the acquired assets.

F-17

Note 7 – Lease

In March 2022, the Company has entered into an operating lease for the office, with the term of 18 months. In July 2023, the Company amended the contract and extended the lease term to July 2025.

The following summarizes right-of-use asset and lease information about the Company’s operating lease as of December 31, 2023 and 2022:

	Years Ended
	December 31,
	2023	2022
The components of lease expense were as follows:
Operating lease cost	$70,830	$40,000

Supplemental cash flow information related to leases was as follows:

Cash paid for operating cash flows from operating leases	$79,528	$40,000
Right -of-use assets obtained upon acquisition	$161,665	$81,967

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2023	2022
Operating lease right-of-use asset	$129,683	$39,367

	December 31,	December 31,
	2023	2022
Operating lease liabilities:
Current portion	$80,136	$39,367
Non-current portion	50,047	-
	$130,183	$39,367

Weighted-average remaining lease term - operating leases (year)	1.58	0.67
Weighted-average discount rate — operating leases	6.5%	5.5%

The following table outlines maturities of our lease liabilities as of December 31, 2023:

Year ended December 31,

2024	$85,792
2025	50,862
Thereafter	-
136,654
Less: Imputed interest	(6,471)
Operating lease liabilities	$130,183

F-18

Note 8 – Convertible Notes

On September 30, 2022, the Company entered into a convertible note agreement for the amount of $54,000, with term of six (6) months from the date of receipt of the funds, at interest rate of 2% per annum. At the sole option of the Lender, all or part of unpaid principal then outstanding may be converted into shares of common stock at any time starting 24 hours after payment at a fixed conversion price of $0.18 per share.  As of December 31, 2023 and 2022, following is the summary of funds received from the lender:

	Principal		Interest	December 31,	December 31,
Payment date	Amount	Maturity date	Rate	2023	2022
August 11, 2022	$18,000	2/11/2023	2%	$18,000	$18,000
September 2, 2022	$17,000	3/2/2023	2%	17,000	17,000
April 1, 2023	$19,000	Due on demand	2%	19,000	-
Total Convertible notes				$54,000	$35,000
Current portion				(54,000)	(35,000)
Long -term portion				$-	$-

On June 9, 2022, the lender paid $19,000 to the Company and it was recorded as an advance from a related party. On April 1, 2023, an amount owing to related party was reclassified to convertible note for $19,000.

During the years ended December 31, 2023 and 2022, the Company recognized interest expense of $1,311 and $255, respectively. As of December 31, 2023 and 2022, the Company owned principal of $54,000 and $35,000 and accrued interest of $1,567 and $255, respectively.

Note 9 – Promissory Note

On June 7, 2023, the Company entered into a promissory note agreement for the amount of $120,000, in terms of twelve (12) months and interest rate of 5% per annum. During the year ended December 31, 2023, the Company recognized $3,017 interest. As of December 31, 2023, the Company owed principal of $120,000 and accrued interest of $3,017.

Note 10 – Related Party Transactions

During the year ended December 31, 2022, our former officer forgave $9,355 in accrued salary and the Company recognized it as additional paid-in-capital.

During the year ended December 31, 2022, as part of the Company’s divestiture of its digital asset operations, a related party forgave loans payable of $301,175 in exchange for digital asset equipment with a net book value of $276,379 and digital currency intangible assets of $26,825, of which the Company recorded a loss on disposition of $2,030.

During the year ended December 31, 2022, a related party paid $1 for share capital - Mighty Fire Breaker UK Limited.

On June 13, 2022, the Company issued 70,000,000 Restricted Stock Award to a member of the board of directors and President of the Company. The holder of the Restricted stock shall be entitled to vote but is not entitled to dividends or disposal. The Company valued the voting rights associated with the awards at $2,100,000 which is recorded as stock-based compensation during the year ended December 31, 2022.

On November 1, 2022, the Company’s Board of Directors approved the issuance of 250,000 shares of common stock to each of the two independent directors for their board services in support of the Company. As of December 31, 2023, the shares have not been issued, and the Company valued the 500,000 shares of common stock at market price on approval date and accrued $180,000.

On October 23, 2021, the Company entered into a consulting agreement with a related party. The consultant shall render to the Company, upon the request of any members of Board of Directors or the President of the Company, consulting services on matters relating to the business affairs of the Company. The agreement shall take effect of the date of agreement and shall terminate upon mutual agreement of the parties. The compensation of consultant is a number of Convertible Series C Preferred Shares which the Board of Directors of the Company may determine at its discretion. On November 1, 2022, the Company’s Board of Directors approved issuance of 1,200,000 shares of Convertible Series C Preferred Stock to consultant - related party for their past consulting services and continuing to July 2023. On September 5, 2023. the Company issued 1,200,000 shares of Convertible Series C Preferred Stock for consulting services rendered to the Company. The Company valued the 1,200,000 shares of Convertible Preferred Stock at $8,640,000.

On June 9, 2022, the Company received $19,000 cash from a third party, and it was recorded as an advance from a related party. On April 1, 2023, the Company recognized the error and the amount owing to the related party was reclassified to convertible note related to a lender for $19,000 (see Note 8).

During the years ended December 31, 2023 and 2022, a related party advanced to the Company an amount of $307,500 and $784,484 for working capital propose, respectively.

During the years ended December 31, 2023 and 2022, a related party advanced to the Company an amount of $246,425 and $108,569 for operating expenses on behalf of the Company, respectively.

During the years ended December 31, 2023 and 2022, the Company repaid to a related party $125,000 and $55,720 owing of the loan, respectively.

During the years ended December 31, 2023 and 2022, the Company paid $150,500 and $126,500 consulting fee to an entity under common control of a related party and $186,500 and $91,500 commission to a related party.

As of December 31, 2023 and 2022, the Company was obliged to related parties, for unsecured, non-interest-bearing demand loans with a balance of $1,309,077 and $899,153, respectively.

F-19

Note 11 – Stockholders’ Equity

Preferred Shares

Shares Outstanding

The Company is authorized to issue up to 15,000,000 shares of Preferred Stock, par value $0.0001 per share.

Series A Preferred Stock

The Company originally designated 10,000,000 shares of its Preferred Stock as Series A Convertible Preferred Stock. Issued and outstanding Series A Convertible Preferred stock as of December 31, 2023 and 2022, was 10,000,000, respectively. On March 29, 2024, the Company amended and restated its Series A Convertible Preferred Stock to designate 10,000,000 shares of its Preferred Stock as Series A Preferred Stock, par value $0.0001, with the following rights and privileges.

Dividends. Holders of shares of Series A Preferred Stock are not entitled to receive dividends.

Voting Rights. Each share of Series A Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of stockholders. Holders of shares of Series A Preferred Stock do not have cumulative voting rights. This means a holder of a single share of Series A Preferred Stock cannot cast more than one vote for each position to be filled on the Board.

Other Rights. Shares of Series A Preferred Stock are not entitled to a liquidation preference. The holders of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holder of the Series A Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series A Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series A Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

Series C Convertible Preferred Stock

The Company has designated 5,000,000 shares of its Preferred Stock as Series C Convertible Preferred Stock with the following rights and privileges.

Dividends. Holders of shares of Series C Convertible Preferred Stock are not entitled to receive dividends.

Voting Rights. The holders of the Series C Convertible Preferred Stock are not entitled to vote.

Conversion Rights. Each share of Series C Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

If at any time or from time to time there shall be (i) a merger or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which more than 50 percent (50%) of the Company’s voting power is transferred (each a “Reorganization”) then as a part of such Reorganization, the provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or the successor corporation resulting from such Reorganization.

Other Rights. The holders of the Series C Convertible Preferred Stockare not entitled to a liquidation preference. The holders of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

F-20

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series A Convertible Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series C Convertible Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

On April 13, 2022, the Company’s board of directors approved the issuance of 1,000,000 Convertible Series C Preferred Stock, with a value of $4,200,000 as consideration for the acquisition of the entity and intellectual property (see Note 3). The holder may exercise shares after an initial lock up period of six (6) months following the date of the agreement and may only exchange a maximum of four (4) million shares in a twelve (12) month period and may not hold or beneficially hold more than 10% of outstanding at any time.

On June 7, 2022, the holder of the Convertible Series C Preferred Stock converted 50,000 shares of the Company’s Convertible Series C Preferred Stock into 1,000,000 shares of the Company’s common shares.

On April 5, 2023, the holder of the Convertible Series C Preferred Stock converted 150,000 shares of the Company’s Convertible Series C Preferred Stock into 3,000,000 shares of the Company’s common shares.

During the year ended December 31, 2023, the Company issued 273,499 shares of Convertible Series C Preferred Stock in connection with subscription agreements signed with investors at prices of $2.40 and $4.00 per share for total amount of $907,600.

During the year ended December 31, 2023, the Company received $500,000 for stock subscriptions. As of December 31, 2023, 183,333 shares were not yet issued and are recorded as preferred stock to be issued in equity.

During the year ended December 31, 2023, the Company issued 1,200,000 shares of Convertible Series C Preferred Stock to a related party for consulting services rendered to the Company from October 2021 through July 2023. The Company valued the 1,200,000 shares of Convertible Preferred Stock, as if converted to 24,000,000 shares of common stock, using the quoted stock price of the Company’s common stock at approval date (November 1, 2022), resulting in a value of $8,640,000.

As of December 31, 2023 and 2022, there were 2,273,499 and 950,000 shares of the Company’s Convertible Series C Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized 1,000,000,000 shares of common stock with a par value of $0.0001. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the years ended December 31, 2023 and 2022, the holder of the Convertible Series C Preferred Stock converted 150,000 and 50,000 shares of the Company’s Convertible Series C Preferred Stock into 3,000,000 and 1,000,000 shares of the Company’s common stock, respectively.

During the year ended December 31, 2023, the company issued 600,000 shares of common stock for services valued at $146,850.

As of December 31, 2023 and 2022, there were 97,545,388 and 93,945,388 shares of the Company’s common stock issued and outstanding, respectively.

Stock-Based Compensation

On June 13, 2022, the Company issued 70,000,000 Restricted Stock Awards (“RSAs”) to a member of the board of directors and President of the Company. Set out below is a summary of the changes in the Restricted Shares during the year ended December 31, 2023 and 2022:

	Restricted Stock Award	Weighted-Average Grant Price
Balance, December 31, 2021	-	$-
Granted	70,000,000	0.03
Vested	-	-
Forfeited	-	-
Balance, December 31, 2022	70,000,000	$0.03
Granted	-	-
Vested	-	-
Forfeited	-	-
Balance, December 31, 2023	70,000,000	$0.03

As of December 31, 2023, 70,000,000 shares issued to a member of the board of directors and President of the Company are restricted (the “Restricted Stock Award”) and shall be released only upon the Company achieving gross revenue in each of the calendar years ended December 31, 2023, 2024, 2025 and 2026, of not less than $100,000,000. The holder of the Restricted stock shall be entitled to vote but is not entitled to dividends or disposal. The Company valued the voting rights associated with the awards at $2,100,000 which is recorded as stock-based compensation during the year ended December 31, 2022.

F-21

Common Stock to be Issued

On November 1, 2022, the Company’s Board of Directors approved the issuance of 250,000 shares of common stock to each of the two independent directors for their board services in support of the Company. As of December 31, 2023, the Company has not issued the shares. The Company valued the 500,000 shares of common stock at the market value of the Company’s common stock at approval date for the amount of $180,000.

Note 12 - Income Taxes

Components of income tax expense (benefit) are as follows for the years ended December 31, 2023 and 2022:

	2023	2022
Current tax expense:
Current Income Tax Expense - federal	$-	$-
Current Income Tax Expense - state	$-	$-

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows at December 31, 2023 and 2022:

	2023	2022
Deferred tax assets and liabilities
Net Operating loss Carryforward	$5,780,000	$3,770,000
Amortization	$(103,000)	$(44,000)
Less: valuation allowance	$(5,677,000)	$(3,726,000)
Net deferred tax assets	$-	$-

The Company will have approximately $27.5 and $17.9 million of gross net operating loss carry-forwards at December 31, 2023 and 2022, respectively. Federal NOLs do not expire, but are subject to 80% income limitation on use; state and local laws may vary by jurisdiction. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2023 and 2022, respectively, a full valuation allowance was recognized.

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits at December 31, 2023 and 2022. The Company’s federal and state income tax returns are subject to examination by taxing authorities for three years after the returns are filed, and as such the Company’s federal and state income tax returns remain open to examination.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

	2023	2022
Federal statutory income tax at 21%	21.00%	21.00%
Application of a full valuation allowance	(21.00)%	(21.00)%
Provision for income taxes	0.00%	0.00%

F-22

Note 13 – Commitments and Contingencies

As part of the intellectual asset purchase agreement with MFB California, the Company is subject to royalties of 10.0% derived from gross invoiced sales of the MFB product excluding funds received for sales and use tax (see Note 3).

Note 14 – Concentration

During years ended December 31, 2023 and 2022, customer and supplier concentrations (more than 10%) were as follows:

Revenue and accounts receivable

	Percentage of Revenue		Percentage of
	For Years ended		Accounts Receivable
	December 31,		December 31,
	2023	2022	2023	2022

Customer A	32.65%	-	39.78%	-
Customer B	44.19%	-	53.82%	-
Customer C	-	19.61%	-	-
Customer D	-	19.61%	-	-
Customer E	-	17.17%	-	-
Total (as a group)	76.84%	56.39%	93.60%	-

Purchase and accounts payable

	Percentage of Purchase		Percentage of
	For Years ended		Accounts Payable
	December 31,		December 31,
	2023	2022	2023	2022
Supplier A	77.01%	96.67%	-	-

Total (as a group)	77.01%	96.67%	-	-

To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. As a result, the Company believes that its accounts receivable credit risk exposure is limited.

Note 15 – Subsequent Events

Management has evaluated subsequent events through July 30, 2024, which is the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure, except as follows:

On January 3 and 31, 2024, The Company received subscriptions of $165,000 in cash for 50,000 shares of Convertible Series C Preferred Stock in connection with subscription agreements signed with investors at prices of $2.40 and $6.00 per share.

The company had the following transactions in the Common stock as follows:

•	On February 14, 2024, 250,000 shares issued to a director of the Company.

•	On February 14, 2024, 1,150,000 shares issued for MFB Ohio board advisory fees.

•	On February 14, 2024,456,762 shares for conversion of debt and accrued interest.

•	On February 14, 2024, 1,900,000 shares issued to consultants for services.

•	On March 22, 2024,65,000,000 shares were cancelled by our Chief Executive Officer.

The Company had the following transactions in the Series C Preferred shares as follows:

•	On February 13, 2024, 108,333 shares issued for stock payable.

•	On February 13, 2024, 40,000 shares issued to consultants for services.

F-23

General Enterprise Ventures, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets
Cash	$309,129	$549,755
Accounts receivable	429,906	427,433
Inventory	271,143	230,197
Prepaid expenses	43,059	10,671
Deferred offering costs	57,131	-
Total Current Assets	1,110,368	1,218,056

Non-current assets
Equipment, net	5,893	7,299
Intangible assets, net	3,759,265	3,948,106
Operating lease right-of-use asset	69,923	129,683
Total Assets	$4,945,449	$5,303,144

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$153,530	$54,572
Promissory note	-	120,000
Convertible notes, net of discount	633,107	54,000
Due to related parties	1,255,572	1,309,077
Operating lease liability - current portion	70,923	80,136
Total Current Liabilities	2,113,132	1,617,785

Non-current liability
Operating lease liability	-	50,047

Total Liabilities	2,113,132	1,667,832

Stockholders' Equity
Series A Preferred Stock, par value $0.0001, designated 10,000,000 shares, 10,000,000 shares issued and outstanding	1,000	1,000
Series C Convertible Preferred Stock, par value $0.0001, designated 5,000,000 shares, 2,546,831 and 2,273,499 issued and outstanding, respectively	254	227
Common Stock par value $0.0001, authorized 1,000,000,000 shares, 36,802,150 and 97,545,388 shares issued and outstanding, respectively	3,680	9,755
Additional paid-in capital	77,393,401	72,427,996
Common Stock to be issued - 0 and 500,000 shares, respectively	-	180,000
Subscription received - 0 and 183,333 shares of Series C Preferred stock to be issued, respectively	-	500,000
Accumulated deficit	(74,566,018)	(69,483,666)
Total Stockholders' Equity	2,832,317	3,635,312
Total Liabilities and Stockholders' Equity	$4,945,449	$5,303,144

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-24

General Enterprise Ventures, Inc.

Consolidated Statement of Operations and Comprehensive Loss

 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$107,042	$174,710	$738,729	$258,660

Operating expenses
Cost of revenue, exclusive of amortization and depreciation shown separately below)	99,808	79,919	242,683	121,105
Cost of revenue - related parties	26,256	23,371	99,392	50,536
Amortization and depreciation	63,647	62,152	190,247	186,306
General and administration	194,381	87,530	534,308	239,208
Advertising and marketing	172,667	18,656	530,043	58,474
Management compensation	-	180,000	-	180,000
Professional fees - related parties	62,744	8,688,629	1,596,358	8,845,464
Professional fees	48,902	117,508	1,651,011	493,155
Total operating expenses	668,405	9,257,765	4,844,042	10,174,248

Loss from operations	(561,363)	(9,083,055)	(4,105,313)	(9,915,588)

Other income (expense)
Interest expense	(93,875)	(1,760)	(94,760)	(2,519)
Loss on settlement of debt	-	-	(882,279)	-
Total other expense	(93,875)	(1,760)	(977,039)	(2,519)

Loss from operations before taxes	(655,238)	(9,084,815)	(5,082,352)	(9,918,107)

Provision for income taxes	-	-	-	-
Net loss	$(655,238)	$(9,084,815)	$(5,082,352)	$(9,918,107)

Comprehensive loss	(655,238)	(9,084,815)	$(5,082,352)	$(9,918,107)

Net loss per common share - basic and diluted	$(0.02)	$(0.09)	$(0.09)	$(0.10)
Basic and diluted weighted average number of common shares outstanding	36,563,020	97,545,388	54,993,582	96,366,267

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-25

General Enterprise Ventures, Inc.

Consolidated Statements of Change in Stockholders’ Deficit

 For the Three and Nine Months ended September 30, 2024

(Unaudited)

	Convertible Series A		Convertible Series C				Preferred Stock	Common Stock	Additional		Total
	Preferred stock		Preferred stock		Common Stock		to be	to be	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	issued	issued	Capital	Deficit	Equity

Balance - December 31, 2023	10,000,000	$1,000	2,273,499	$227	97,545,388	$9,755	$500,000	$180,000	$72,427,996	$(69,483,666)	$3,635,312

Series C Preferred Stock issued for preferred stock to be issued	-	-	108,333	11	-	-	(320,000)	-	319,989	-	-
Series C Preferred Stock issued for cash	-	-	50,000	5	-	-	-	-	164,995	-	165,000
Series C Preferred Stock issued for services	-	-	40,000	4	-	-	-	-	695,996	-	696,000
Common stock issued for stock to be issued - management	-	-	-	-	250,000	25	-	(90,000)	89,975	-	-
Common stock issued for conversion and settlement of debt	-	-	-	-	1,506,762	150	-	-	1,084,998	-	1,085,148
Cancellation of comment stock -related party	-	-	-	-	(65,000,000)	(6,500)	-	-	6,500	-	-
Common stock issued for services	-	-	-	-	2,000,000	200	-	-	1,701,800	-	1,702,000
Net loss	-	-	-	-	-	-	-	-	-	(3,519,710)	(3,519,710)
Balance - March 31, 2024	10,000,000	1,000	2,471,832	247	36,302,150	3,630	180,000	90,000	76,492,249	(73,003,376)	$3,763,750

Series C Preferred Stock issued for preferred stock to be issued	-	-	74,999	7	-	-	(180,000)	-	179,993	-	-
Common stock issued for services	-	-	-	-	250,000	25	-	-	159,975	-	160,000
Common stock to be issued for services	-	-	-	-	-	-	-	200,000	-	-	200,000
Net loss	-	-	-	-	-	-	-	-	-	(907,404)	(907,404)
Balance - June 30, 2024	10,000,000	1,000	2,546,831	254	36,552,150	3,655	-	290,000	76,832,217	(73,910,780)	3,216,346

Warrants issued in conjunction with convertible debts	-	-	-	-	-	-	-	-	471,209	-	471,209
Common Stock issued for common stock to be issued	-	-	-	-	250,000	25	-	(90,000)	89,975	-	-
Cancellation of stock to be issued for services	-	-	-	-	-	-	-	(200,000)	-	-	(200,000)
Net loss	-	-	-	-	-	-	-	-	-	(655,238)	(655,238)
Balance - September 30, 2024	10,000,000	$1,000	2,546,831	$254	36,802,150	$3,680	$-	$-	$77,393,401	$(74,566,018)	$2,832,317

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-26

General Enterprise Ventures, Inc.

Consolidated Statements of Change in Stockholders’ Deficit

 For the Three and Nine Months ended September 30, 2023

(Unaudited)

	Convertible Series A		Convertible Series C				Preferred Stock	Common Stock	Additional		Total Stockholders'
	Preferred stock		Preferred stock		Common Stock		to be	to be	Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	issued	issued	Capital	Deficit	(Deficit)

Balance - December 31, 2022	10,000,000	$1,000	950,000	$95	93,945,388	$9,395	$-	$-	$62,719,578	$(59,381,400)	$3,348,668

Common stock issued for services	-	-	-	-	300,000	30	-	-	86,820	-	86,850
Net loss	-	-	-	-	-	-	-	-	-	(415,422)	(415,422)
Balance - March 31, 2023	10,000,000	$1,000	950,000	$95	94,245,388	$9,425	-	-	$62,806,398	$(59,796,822)	$3,020,096

Subscription received - shares to be issued	-	-	-	-	-	-	179,600	-	-	-	179,600
Common stock issued for services	-	-	-	-	300,000	30	-	-	59,970	-	60,000
Conversion of Convertible Series C Preferred stock in Common stock	-	-	(150,000)	(15)	3,000,000	300	-	-	(285)	-	-
Net loss	-	-	-	-	-	-	-	-	-	(417,870)	(417,870)
Balance - June 30, 2023	10,000,000	1,000	800,000	80	97,545,388	9,755	179,600	-	62,866,083	(60,214,692)	2,841,826

Common stock to be issued - management	-	-	-	-	-	-	-	180,000	-	-	180,000
Issuance Series C Preferred stock related to subscription	-	-	74,833	7	-	-	(179,600)	-	179,593	-	-
Issuance Series C Preferred stock in cash	-	-	198,666	20	-	-	-	-	727,980	-	728,000
Issuance Series C Preferred stock for services -related party	-	-	1,200,000	120	-	-	-	-	8,639,880	-	8,640,000
Contribution inventory - related party	-	-	-	-	-	-	-	-	14,460	-	14,460
Net loss	-	-	-	-	-	-	-	-	-	(9,084,815)	(9,084,815)
Balance - September 30, 2023	10,000,000	$1,000	2,273,499	$227	97,545,388	$9,755	$-	$180,000	$72,427,996	$(69,299,507)	$3,319,471

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-27

General Enterprise Ventures, Inc.

Consolidated Statement of Cash Flows

 (Unaudited)

	Nine Months Ended
	September 30,
	2024	2023

Cash Flows from Operating Activities:
Net loss	$(5,082,352)	$(9,918,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,862,000	8,966,850
Series C Preferred stock-based compensation	696,000	-
Non-cash lease expenses	59,760	52,058
Depreciation and amortization	190,247	186,306
Amortization of debt discount	72,996	-
Loss on settlement of debt	882,279	-
Changes in operating assets and liabilities:
Accounts receivable	(2,473)	(182,308)
Inventory	(40,946)	(70,033)
Contribution inventory - related party	-	14,460
Prepaid expense	(32,388)	(14,590)
Related party advances funding operating expense	6,495	222,529
Accounts payable and accrued liabilities	127,827	(25,243)
Operating lease liabilities	(59,260)	(51,858)
Net Cash used in Operating Activities	(1,319,815)	(819,936)

Cash Flows from Investing Activities:
Purchase of equipment	-	(2,231)
Net Cash used in Investing Activities	-	(2,231)

Cash Flows from Financing Activities:
Proceeds from convertible notes	1,031,320	-
Deferred offering cost	(57,131)	-
Proceeds from loan - related party	-	305,000
Repayment of loan- related party	(60,000)	-
Proceed from issuance Series C Preferred Stock	165,000	907,600
Proceeds from promissory note	-	120,000
Net Cash provided by Financing Activities	1,079,189	1,332,600

Change in cash	(240,626)	510,433
Cash, beginning of period	549,755	55,434
Cash, end of period	$309,129	$565,867

Supplemental Disclosure Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-Cash Financing Disclosure:
Common stock issued for services	$1,862,000	$146,850
Series C Preferred stock issued for services	$696,000	$-
Common stock issued upon conversion of Series C Preferred stock	$-	$300
Common stock issued for conversion and settlement of debt	$1,085,148	$-
Common stock issued for stock to be issued - management	$180,000	$-
Series C Preferred stock issued for subscription received	$500,000	$-
Cancellation comment stock - related party	$6,500	$-
Warrants issued in conjunction with convertible debts	$471,209	$-
Reclassification of due to related party to convertible note	$-	$19,000
Contribution inventory - related party	$-	$14,460
Issuance Series C Preferred stock for services - related party	$-	$8,640,000
Right -of-use assets obtain in exchange for new operating lease liabilities	$-	$161,665

See the accompanying Notes, which are an integral part of these unaudited consolidated financial statements.

F-28

General Enterprise Ventures, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2024

Note 1 – Organization, Business and Going Concern

General Enterprise Ventures, Inc., was originally incorporated under the laws of the State of Nevada on March 14, 1990. When used in these notes, the terms “GEVI,” “Company,” “we,” “us” and “our” mean General Enterprise Ventures, Inc. and all entities included in our consolidated financial statements.

In January 2021, Board of Directors of the Company approved redomiciling the Company in Delaware. On March 31, 2021, the Company formed General Entertainment Ventures, Inc. in Delaware as a wholly owned subsidiary of the Company (“GEVI”). The purpose of the formation of GEVI was to merge the Company into GEVI pursuant to Section 251(g) of the General Corporation Law of the State of Delaware. On April 10, 2021, after approval by the board of directors and shareholders of the Company, the Company was merged into GEVI pursuant to an Agreement and Plan of Merger dated as of the same date. GEVI is the accounting and legal acquiror of the Company.

On June 3, 2021, after approval by the board of directors and shareholders of the Company, the Company was redomiciled to the State of Wyoming. On October 11, 2021, after approval by the board of directors and shareholders of the Company, the Company was renamed General Enterprise Ventures, Inc., in the State of Wyoming.

Corporate Changes

On January 3, 2022, the Company formed Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), to acquire all the intellectual property of Mighty Fire Breaker, LLC, a California limited liability company (“MFB California”) in connection with the flame retardant and flame suppression segments of the environmental industry, including patents and patents pending. On April 13, 2022, the transaction between the Company, MFB Ohio and MFB California closed. The transaction consideration to the equity holders of MFB California was 1,000,000 shares of the Series C Convertible Preferred Stock of the Company with a value at closing of $4,200,000, and a 10% royalty on gross sales before taxes of the MFB Ohio family of products.

In addition, on November 14, 2022, the Company formed Mighty Fire Breaker UK Limited (“MFB UK” and together with MFB Ohio, collectively, “MFB”). MFB has 30 patents and 26 patents pending pertaining to its CitroTech MFB 31 Technology™ (“CitroTech” or the “MFB Technology”) for the prevention and spread of wildfires. When CitroTech is applied it converts flammable fuels like dry native vegetation and wood into non-combustible materials. During the third quarter of 2022 the Company received EPA Safer Choice status and UL Green-Guard Gold approval on its CitroTech fire inhibitor. The Company continues to pursue accreditations such as the Missoula Testing approval for selling products to the government. Currently, MFB Ohio is involved in installing commercial and large residential Proactive Wildfire Prevention Systems.

On April 30, 2024, MFB UK was dissolved under the Companies House in the United Kingdom. The board of directors of the Company determined that it was in the best interest of the Company to focus its business development on its existing markets. Accordingly, the Company has no current plan to revive the existence of MFB UK.

Effective June 25, 2024, the Company formed and organized a wholly owned subsidiary, GEVI Insurance Holdings Inc., an Ohio corporation, while the Company contemplates the opportunity to enter the wildfire insurance markets relating to the Company’s flame retardant and flame suppression products.

Business

We are an environmentally sustainable flame retardant and flame suppression company for the residential home industry throughout the United States and Canada markets. Management is experienced in business integration and branding potential. The Company is bringing to the marketplace unique, disruptive products with significant environmental impact potential.

The Company holds various intellectual property in the form of patents and trademarks in the fields of fire suppression, mapping and tracking of fire-retardant dispersion and fire inhibition chemistry and technology. The Company has obtained multiple certification and accreditations in this industry, such as being the only two-time, EPA Safer Choice approved long-term fire retardant, UL Greengard Gold, California Bioassay water approval, and LENS.

F-29

Going Concern

Our consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has a net loss of $5,082,352 on $738,729 of revenues for the nine months ended September 30, 2024, and has a working capital deficiency of $1,002,764 as of September 30, 2024. In addition, the Company has been dependent on related parties to fund operations and has an amount owing to related parties of $1,255,572 outstanding at September 30, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Management recognizes that the Company must obtain additional resources to successfully implement its business plans. During the nine months ended September 30, 2024, the Company completed financing from the issuance of Series C preferred stock, convertible notes and relate party loans, generating net proceeds of $1,079,189. However, the Company’s existing cash resources and income from operations are not expected to provide sufficient funds to carry out the Company’s operations and business development through the next twelve (12) months.

Management plans to continue to raise funds and complete an Initial Public Offering (IPO) to support our operations in 2024 and beyond. However, no assurances can be given that we will be successful. If management is not able to timely and successfully raise additional capital and/or complete an IPO, the implementation of the Company’s business plan, financial condition and results of operations will be materially affected. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the unaudited interim financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year. The accompanying unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K/A, for the year ended December 31, 2023, as filed with the SEC on July 30, 2024.

Principles of Consolidation

The consolidated financial statements include the accounts of General Enterprise Ventures, Inc., and its wholly owned subsidiaries, Mighty Fire Breaker, LLC, an Ohio Limited Liability company and GEVI Insurance Holdings Inc., an Ohio corporation. Intercompany transactions and balances have been eliminated.

Restatement

For the three and nine months ended September 30, 2023, the company restated the Consolidated Financial Statements for the calculation of amortization on intangible assets.

F-30

The impact on the Consolidated Statement of Operations and Comprehensive Loss of the restatement is as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2023
	As Filed	Adjustment	As Restated	As Filed	Adjustment	As Restated
Amortization and depreciation	$340	$61,812	$62,152	$871	$185,435	$186,306
Total operating expense	$9,156,070	$61,812	$9,217,882	$9,930,183	$185,435	$10,115,618
Loss from operations	$(9,021,243)	$(61,812)	$(9,083,055)	$(9,730,153)	$(185,435)	$(9,915,588)
Net loss	$(9,023,003)	$(61,812)	$(9,084,815)	$(9,732,672)	$(185,435)	$(9,918,107)

The impact on the Consolidated Statement of Cash Flows of the restatement is as follows:

	Nine Months
	September 30, 2023
	As Filed	Adjustment	As Restated

Cash Flows from Operating Activities:
Net loss	$(9,732,672)	$(185,435)	$(9,918,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	871	185,435	186,306
Net Cash used in Operating Activities	$(819,936)	$-	$(819,936)

The impact on the Consolidated Statement of Stockholders’ Equity of the restatement is as follows:

	September 30, 2023
	As Filed	Adjustment	As Restated
Stockholders' equity:
Accumulated deficit	$(69,114,072)	$(185,435)	$(69,299,507)
Total stockholders' equity	$3,504,906	$(185,435)	$3,319,471

Reclassification

For the three and nine months ended September 30, 2023, certain amounts have been reclassified to improve the clarity and comparability of the Consolidated Financial Statements. An adjustment has been made to the Consolidated Statements of Operations and Comprehensive Loss and for the three and nine months ended September 30, 2023, to reclassify partial operating expenses to cost of revenue, and to separately disclose professional service provided by related party from line-item professional service to professional fees- related party.

F-31

The impact on the Consolidated Statement of Operations and Comprehensive Loss, with no change to the restated loss from operations or net loss, respectively, as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2023			September 30, 2023
	As Filed and Restated (*)	Adjustment	As Reclassified	As Filed and Restated (*)	Adjustment	As Reclassified

Revenue	$174,710	$-	$174,710	$258,660	$-	$258,660
Cost of revenue	39,883	(39,883)	-	58,630	(58,630)	-

	134,827	39,883	174,710	200,030	58,630	258,660

Operating expenses
Cost of revenue (exclusive of amortization and depreciation shown separately below)	-	103,290	103,290	-	171,641	171,641
Amortization and depreciation	62,152	-	62,152	186,306	-	186,306
General and administration	146,222	(58,692)	87,530	360,157	(120,949)	239,208
Marketing	-	18,656	18,656	-	58,474	58,474
Management compensation	180,000	-	180,000	180,000	-	180,000
Stock-based professional fees - related party	8,640,000	(8,640,000)	-	8,640,000	(8,640,000)	-
Professional fees- related party	-	8,688,629	8,688,629	-	8,845,464	8,845,464
Professional fees	189,508	(72,000)	117,508	749,155	(256,000)	493,155
Total operating expenses	9,217,882	39,883	9,257,765	10,115,618	58,630	10,174,248

Loss from operations	$(9,083,055)	$-	$(9,083,055)	$(9,915,588)	$-	$(9,915,588)

(*) Originally as filed for September 30, 2023, and restated for the change for amortization of intangible assets.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company did not have any cash equivalents at September 30, 2024 and December 31, 2023. The Company had cash of $309,129 and $549,755 at September 30, 2024 and December 31, 2023, respectively.

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000 per institution. The amount in excess of the FDIC insurance as of September 30, 2024, was $0. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

F-32

Accounts Receivable

Trade accounts receivable is recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged against the allowance when it is probable that the receivable will not be recovered. As of September 30, 2024, and December 31, 2023, the Company had no allowance for doubtful accounts.

Inventory

Inventories consist of raw materials which are stated at lower cost or net realizable value, with cost being determined on the weighted average method. As of September 30, 2024, and December 31, 2023, the Company held inventories of $271,143 and $230,197, respectively. The Company did not write-off any inventories as unsalable during the nine months ended September 30, 2024, and 2023.

Deferred Offering Costs

Pursuant to ASC 340-10-S99-1, costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed.

As of September 30, 2024 and December 31, 2023, deferred offering costs consisted of the following:

	September 30	December 31
	2024	2023
Legal fees	$52,131	$-
Accounting fees	5,000	-
Total	$57,131	$-

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company’s financial instruments, including cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, due to related parties and loans payable, are carried at historical cost. At September 30, 2024 and December 31, 2023, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

F-33

Revenue

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps:

(i)	Identify the contract, or contracts, with a customer;
(ii)	Identify the performance obligations in the contract;
(iii)	Determine the transaction price;
(iv)	Allocate the transaction price to the performance obligations in the contract;
(v)	Recognize revenue when the Company satisfies a performance obligation.

Our revenues currently consist of products used for lumber products for fire prevention. Revenue is recognized at a point in time, that is which the risks and rewards of ownership of the products transfer from the Company to the customer.

Cost of Revenue

For the three and nine months ended September 30, 2024 and 2023, cost of revenue consists of:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Cost of inventory	$98,637	$79,919	$233,362	$110,680
Freight and shipping	1,171	-	9,321	10,425
Consulting and advisory - related party	5,800	5,900	16,200	26,700
Royalty and sales commission - related party	20,456	17,471	83,192	23,836
Total cost of revenue	$126,064	$103,290	$342,075	$171,641

Basic and Diluted Net Loss Per Common Share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued.

For the nine months ended September 30, 2024 and 2023, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	September 30,	September 30,
	2024	2023
	Shares	Shares
Convertible notes	2,802,500	300,000
Convertible Series C Preferred Stock	49,690,036	19,021,061
Common stock warrants	1,401,250	-
Convertible Series A Preferred Stock(1)	-	10,000,000,000
	53,893,786	10,019,321,061

(1)    Series A Preferred Stock was amended in March 2024 to remove the conversion feature (Note 9).

F-34

For the three and nine months ended September 30, 2024 and 2023, the reconciliation to net loss per common share basic and the anti-dilutive impact on net loss per share, are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(655,238)	$(9,084,815)	$(5,082,352)	$(9,918,107)
Interest on convertible debts	20,879	276	21,014	1,035
Net loss - diluted	$(634,359)	$(9,084,539)	$(5,061,338)	$(9,917,072)

Denominator:
Weighted average common shares outstanding	36,563,020	97,545,388	54,993,582	96,366,267
Effect of dilutive shares
Convertible notes	2,101,413	300,000	705,584	300,000
Preferred stock	50,936,620	10,019,198,547	49,690,036	10,019,019,038
Common stock warrants	295,290	-	114,116	-
Diluted	89,896,343	10,117,043,935	105,503,318	10,115,685,305

Net income per common share:
Basic	$(0.02)	$(0.09)	$(0.09)	$(0.10)
Diluted	$(0.01)	$(0.00)	$(0.05)	$(0.00)

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures ("ASU 2023-09"), which is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 provide for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for the Company prospectively to all annual periods beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact this update will have on our consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which require public companies disclose significant segment expenses and other segment items on an annual and interim basis and to provide in interim periods all disclosures about a reportable segment's profit or loss and assets that are currently required annually. The guidance is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The guidance is applied retrospectively to all periods presented in the financial statements, unless it is impracticable. We are currently evaluating the impact this update will have on our consolidated financial statements and disclosures.

F-35

We have evaluated all other recently issued, but not yet effective, accounting pronouncements and do not believe that these accounting pronouncements will have any material impact on our consolidated financial statements or disclosures upon adoption.

Note 3 – Equipment

At September 30, 2024 and December 31, 2023, equipment consisted of the following:

	September 30,	December 31,
	2024	2023
Cost:
Equipment	$9,366	$9,365
Less: accumulated depreciation	(3,473)	(2,066)
Equipment, net	$5,893	$7,299

For the three and nine months ended September 30, 2024 and 2023, depreciation consists of:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Depreciation	$472	$340	$1,406	$871

Note 4 – Intangible Assets

In 2022, the Company acquired the intellectual property of MFB California, 19 patents centered around its MFB Technology for the prevention and spread of wildfires.

As of September 30, 2024 and December 31, 2023, finite lived intangible assets consisted of the following:

	September 30	December 31
	2024	2023
Patents	$4,195,353	$4,195,353
Accumulated amortization	(436,088)	(247,247)
Intangible assets, net	$3,759,265	$3,948,106

Estimated future amortization expense for finite lived intangibles are as follows:

2024 (excluding the nine months ended September 30, 2024)	$59,774
2025	247,931
2026	247,931
2027	247,931
2028	247,931
Thereafter	2,707,767
$3,759,265

As of September 30, 2024, the weighted-average useful life is 15.00 years.

F-36

For the three and nine months ended September 30, 2024 and 2023, amortization expense is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Amortization	$63,175	$123,623	$188,841	$185,435

Note 5 – Lease

We had one operating lease for our corporate office and warehouse and three short term leases for executive office and storage facilities.

In March 2022, the Company entered into an operating lease for the office, with the term of 18 months. In July 2023, the Company amended the contract and extended the lease term to July 2025.

For the three and nine months ended September 30, 2024 and 2023, right-of-use asset and lease information about the Company’s operating lease consist of:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
The components of lease expense were as follows:
Operating lease cost	$21,498	$10,000	$64,494	$40,000
Short-term lease cost	27,603	1,829	47,644	5,297
Variable lease cost	3,996	10,432	15,278	18,232
Total lease cost	$53,097	$22,261	$127,416	$63,529

Supplemental cash flow information related to leases was as follows:

	Nine Months Ended
	September30,
	2024	2023
Cash paid for operating cash flows from operating leases	$71,954	$58,232

Weighted-average remaining lease term - operating leases (year)	0.83	1.84
Weighted-average discount rate — operating leases	6.50%	6.50%

Supplemental balance sheet information related to leases consists of:

	September 30,	December 31,
	2024	2023
Operating lease right-of-use asset	$69,923	$129,683

Operating lease liabilities:
Current portion	$70,923	$80,136
Non-current portion	-	50,047
	$70,923	$130,183

The following table outlines maturities of our lease liabilities as of September 30, 2024:

Year ending December 31,
2024 (excluding the nine months ended September 30, 2024)	$21,798
2025	50,862
Thereafter	-
72,660
Less: Imputed interest	(1,737)
Operating lease liabilities	$70,923

F-37

Note 6 – Convertible Notes

The components of convertible notes as of September 30, 2024 and December 31, 2023, were as follows:

	Principal		Interest	September 30,	December 31,
Payment date	Amount	Maturity date	Rate	2024	2023
August 11, 2022	$18,000	2/11/2023	2%	$-	$18,000
September 2, 2022	$17,000	3/2/2023	2%	-	17,000
April 1,2023	$19,000	Due on demand	2%	-	19,000
July 15, 2024	$795,000	7/15/2025	10%	795,000	-
August 15, 2024	$326,000	8/15/2025	10%	326,000	-
Total Convertible notes				$1,121,000	$54,000
Less: Unamortized debt discount				(487,893)	-
				633,107	54,000
Less: Current portion				(633,107)	(54,000)
Long-term portion				$-	$-

On September 30, 2022, the Company entered into a convertible note agreement for the amount of $54,000, with term of six (6) months from the date of receipt of the funds, at interest rate of 2% per annum. At the sole option of the Lender, all or part of unpaid principal then outstanding may be converted into shares of common stock at any time starting 24 hours after payment at a fixed conversion price of $0.18 per share.  During the nine months ended September 30, 2024, the Company settled liabilities of $23,400 and converted notes with principal amounts of $54,000 and accrued interest of $1,702 into 456,762 shares of common stock. The fair market value of the common shares converted was $126,655 at the issuance date, as a result, the Company recognized a loss on debt settled by common stock of $103,255.

On July 15, 2024 and August 15, 2024, the Company entered into seventeen (17) subscription agreements for convertible notes ($1,121,000) and warrants (1,401,250 shares of common stock). The convertible notes have a term of twelve (12) months, at an interest rate of 10% per annum and warrants are with a term of five (5) years, at exercise price of $0.50 per share. The outstanding principal amount of convertible notes and unpaid interest is convertible at conversion price of the lesser of (i) $0.40 or (ii) a 30% discount to the price of shares issued in connection with a qualified financing. The Company believes the qualified financing is an initial offering price therefore, 30% discount to the price of shares issued in connection with qualified financing shall not be below $0.40. Therefore, the conversion price is a fixed price of $0.40 and the Company determined that conversion feature is not bifurcated. The Company has accounting for the convertible debt at amortized cost under ASC 470-20.

During the nine months ended September 30, 2024, the Company recognized the debt discount of $560,889 (Original Issued Discounts of $89,680 and warrants discount of $471,209) and amortized debt discount of $72,996.

During the nine months ended September 30, 2024 and 2023, the Company recognized interest expenses of $21,014 and $1,035, respectively. As of September 30, 2024 and December 31, 2023, the Company recorded accrued interest of $20,879 and $1,567, respectively.

Note 7 – Promissory Note

On June 7, 2023, the Company entered into a promissory note agreement for the amount of $120,000, in terms of twelve (12) months and interest rate of 5% per annum. The Company received $120,000 from the lender on July 3, 2023. During the nine months ended September 30, 2024, and 2023, the Company recognized $750 and $0 interest.

During the nine months ended September 30, 2024, the Company settled the promissory note with principal amount of $120,000 and accrued interest of $3,767 into 1,050,000 shares of common stock. The fair market value of the common shares converted was $902,790 at the issuance date, as a result, the Company recognized a loss on debt settled by common stock of $779,024.

F-38

Note 8 – Related Party Transactions

The related parties that had material transactions for the three and nine months ended September 30, 2024 and 2023, consist of the following:

Related Party	Nature of Relationship to the Company
A	An Ohio Corporation – a significant shareholder
B	Owner of related party A
C	Chief Executive Officer (CEO) of the Company
D	A California Corporation owned by related party E
E	Significant shareholder
F	MFB Ohio board advisor
G	MFB Ohio board advisor
H	MFB Ohio board advisor
I	MFB Ohio board advisor
J	MFB Ohio board advisor
K	MFB Ohio board advisor

As of September 30, 2024 and December 31, 2023, amounts owing to related parties consists as follows:

	September 30,	December 31,
Related Party	2024	2023
A	$843,692	$897,197
B	411,880	411,880
	$1,255,572	$1,309,077

During the nine months ended September 30, 2024 and 2023, related party A advanced to the Company an amount of $0 and $305,000 for working capital proposes and $6,495 and $222,529 for operating expenses paid directly to vendors, on behalf of the Company, respectively. During the nine months ended September 30, 2024 and 2023, the Company repaid $60,000 and $0 owing to the related party A, respectively.

For the three months ended September 30, 2024 and 2023, expenses to related parties and their nature consists of:

	Three Months Ended
	September 30,
Related Party	2024	2023	Nature of transaction	Financial Statement Line Item
D	$23,200	$23,600	Cash paid for consulting fees	Professional fees - related party
D	$5,800	$5,900	Cash paid for consulting and advisory fees	Cost of revenue
E	$39,544	$25,029	Cash paid for management fee	Professional fees - related party
E	$20,456	$17,471	Cash paid for royalty and sales commissions	Cost of revenue

F-39

For the nine months ended September 30, 2024 and 2023, expenses to related parties and their nature consists of:

	Nine Months Ended
	September 30,
Related Party	2024	2023	Nature of transaction	Financial Statement Line Item
C	$25,000	$-	Cash paid for management fee	General and administration
D	$64,800	$106,800	Cash paid for consulting fees	Professional fees - related party
D	$16,200	$26,700	Cash paid for consulting and advisory fees	Cost of revenue
E	$108,808	$98,664	Cash paid for management fee	Professional fees - related party
E	$83,192	$23,836	Cash paid for royalty and sales commissions	Cost of revenue
F	$214,950	$-	250,000 shares of common stock issued for advisory fee	Professional fees - related party
G	$429,900	$-	500,000 shares of common stock issued for advisory fee	Professional fees - related party
H	$128,970	$-	150,000 shares of common stock issued for advisory fee	Professional fees - related party
I	$214,950	$-	250,000 shares of common stock issued for advisory fee	Professional fees - related party
J	$348,000	$-	20,000 shares of Series C preferred stock for advisory fee	Professional fees - related party
K	$85,980	$-	100,000 shares of common stock issued for advisory fee	Professional fees - related party

Note 9 – Stockholders’ Equity

Preferred Shares

Shares Outstanding

The Company is authorized to issue up to 15,000,000 shares of Preferred Stock, par value $0.0001 per share.

Series A Preferred Stock

The Company originally designated 10,000,000 shares of its Preferred Stock as Series A Convertible Preferred Stock. On March 29, 2024, the Company amended and restated its Series A Convertible Preferred Stock to designate 10,000,000 shares of its Preferred Stock as Series A Preferred Stock, par value $0.0001, with the following rights and privileges.

Dividends. Holders of shares of Series A Preferred Stock are not entitled to receive dividends.

Voting Rights. Each share of Series A Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of stockholders. Holders of shares of Series A Preferred Stock do not have cumulative voting rights. This means a holder of a single share of Series A Preferred Stock cannot cast more than one vote for each position to be filled on the Board.

Other Rights. Shares of Series A Preferred Stock are not entitled to a liquidation preference. The holders of the Series A Preferred Stock may not be redeemed without the consent of the holders of the Series A Preferred Stock. The holder of the Series A Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

F-40

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (c) increase the authorized number of shares of Series A Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series A Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series A Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

As of September 30, 2024 and December 31, 2023, there were 10,000,000 shares of Series A Preferred Stock issued and outstanding.

Series C Convertible Preferred Stock

The Company has designated 5,000,000 shares of its Preferred Stock as Series C Convertible Preferred Stock with the following rights and privileges.

Dividends. Holders of shares of Series C Convertible Preferred Stock are not entitled to receive dividends.

Voting Rights. The holders of the Series C Convertible Preferred Stock are not entitled to vote.

Conversion Rights. Each share of Series C Convertible Preferred Stock outstanding as such time shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into 20 shares of the Common Stock of the Company (the “Conversion Ratio”). Such Conversion Ratio, and the rate at which shares of Series C Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

If at any time or from time to time there shall be (i) a merger or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or series of transactions by the Company in which more than 50 percent (50%) of the Company’s voting power is transferred (each a “Reorganization”) then as a part of such Reorganization, the provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or the successor corporation resulting from such Reorganization.

Other Rights. The holders of the Series C Convertible Preferred Stock are not entitled to a liquidation preference. The holders of the Series C Convertible Preferred Stock may not be redeemed without the consent of the holders of the Series C Convertible Preferred Stock. The holder of the Series C Convertible Preferred Stock are not entitled to pre-emptive rights or subscription rights.

The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of its Charter and in the taking of all such action as may be necessary or appropriate to protect the rights of the holders of the Series C Convertible Preferred Stock against impairment.

F-41

So long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent as provided by the Wyoming Business Corporations Act) of the holders of at least a majority of the then outstanding shares of Series C Convertible Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Convertible Preferred Stock; (c) increase the authorized number of shares of Series C Convertible Preferred Stock; or (d) authorize or issue any shares of senior securities.

Fully Paid. The issued and outstanding shares of Series C Convertible Preferred Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Series C Convertible Preferred Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

During the nine months ended September 30, 2024, the Company issued 273,332 shares of Series C Preferred Stock as follow;

●	183,332 shares issued for stock payable of $500,000.
●	50,000 shares for $165,000 cash subscription.
●	40,000 issued for services, valued at $696,000 at market price on issuance date.

Subscription received

During the year ended December 31, 2023, the Company received $500,000 for subscription of 183,332 shares of Series C Preferred Stock. As of December 31, 2023, 183,332 shares were not issued and are recorded as preferred stock to be issued with value of $500,000 in equity.

During the nine months ended September 30, 2024, the Company issued 183,332 shares of Series C Preferred Stock.

As of September 30, 2024, and December 31, 2023, there were 2,546,831 and 2,273,499 shares of the Company’s Convertible Series C Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized 1,000,000,000 shares of common stock with a par value of $0.0001. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the nine months ended September 30, 2024, the Company issued 4,256,762 shares of Common Stock and cancelled 65,000,000 shares as follow:

●	2,250,000 shares issued for services, valued at $1,862,000 at market price on issuance date.
●	1,506,762 shares for conversion and settlement of debt of $1,085,148 at market price on issuance date.
●	500,000 shares issued for common stock to be issued from fiscal year ended 2023 – to two directors of the Company.
●	65,000,000 shares were cancelled by the Company's President, valued $6,500 at par value.

As of September 30, 2024 and December 31, 2023, there were 36,802,150 and 97,545,388 shares of the Company’s common stock issued and outstanding, respectively.

F-42

Stock-Based Compensation

On June 13, 2022, the Company issued 70,000,000 Restricted Stock Awards (“RSAs”) to a member of the board of directors and President of the Company. Set out below is a summary of the changes in the Restricted Shares during the nine months ended September 30, 2024:

	Restricted Stock Award	Weighted-Average Grant Price
Balance, December 31, 2023	70,000,000	$0.03
Granted	-	-
Vested	-	-
Cancelled	(65,000,000)	0.03
Balance, September 30, 2024	5,000,000	$0.03

As of December 31, 2023, 70,000,000 shares issued to a member of the board of directors and President of the Company are restricted (the “Restricted Stock Award”) and shall be released only upon the Company achieving gross revenue in each of the calendar years ended December 31, 2023, 2024, 2025 and 2026, of not less than $100,000,000. The holder of the Restricted stock shall be entitled to vote but is not entitled to dividends or disposal. The Company valued the voting rights associated with the awards at $2,100,000 which is recorded as stock-based compensation during the year ended December 31, 2022. During the nine months ended September 30, 2024, 65,000,000 shares were cancelled.

Common Stock to be Issued

On November 1, 2022, the Company’s Board of Directors approved the issuance of 250,000 shares of common stock to each of the two independent directors for their board services in support of the Company. The Company valued the 500,000 shares of common stock at the market value of the Company’s common stock at approval date for the amount of $180,000. During the nine months ended September 30, 2024, the Company issued 500,000 shares of common stock and settled common stock to be issued of $180,000.

On April 22, 2024, the Company entered into an advisory and consulting agreement for a period of twelve (12) months with share compensation of 250,000 shares of common stock upon signing the agreement. The Company valued the 250,000 shares based on market value at signing of the agreement, in the amount of $200,000 and recorded as common stock to be issued as a component of stockholders’ equity. On July 1, 2024, the Company terminated the agreement due to a lack of service performance by a contractor and 250,000 shares to be issued were cancelled.

As of September 30, 2024 and December 31, 2023, 0 and 500,000 shares were not yet issued and are recorded as common stock to be issued of $0 and $180,000 in equity, respectively.

Warrants

During the nine months ended September 30, 2024, the Company issued a total of 1,401,250 common stock warrants exercisable for a period of five years at an exercise price per share of $0.50 in connection with convertible notes issued in July 15, 2024 and August 15, 2024.

The Company utilizes the Black-Scholes model to value its warrants and recognized debt discount of $471,209. The Company utilized the following assumptions:

September 30
2024
Expected term	5 years
Expected average volatility	245% - 251%
Expected dividend yield	-
Risk-free interest rate	3.79% - 4.13%

F-43

A summary of activity of the warrants during the nine months ended September 30, 2024, as follows:

Warrants Outstanding
		Weighted Average	Weighted Average Remaining
	Shares	Exercise Price	Contractual life (in years)

Outstanding, December 31, 2023	-	$-	-
Granted	1,401,250	0.50	5.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, September 30, 2024	1,401,250	$0.50	4.82

The intrinsic value of the warrants as of September 30, 2024 is $262,734.

Note 10– Commitments and Contingencies

As part of the intellectual asset purchase agreement with MFB California, the Company is subject to royalties of 10.0% derived from gross invoiced sales of MFB products excluding funds received for sales and use tax (see Notes 1 and 4).

Note 11 – Concentration

As of September 30, 2024 and December 31, 2023, and for nine months ended September 30, 2024 and 2023, customer and supplier concentrations (more than 10%) were as follows:

Revenue and accounts receivable

	Percentage of Revenue		Percentage of
	For Nine Months Ended		Accounts Receivable
	September 30,		September 30	December 31
	2024	2023	2024	2023
Customer A	28.16%	-	-	-
Customer B	14.97%	-	15.56%	-
Customer C	11.91%	-	-	-
Customer D	21.39%	65.72%	36.75%	39.77%
Customer E	-	-	-	53.82%
Customer F	-	17.2%	-	-
Customer G	-	13.42%	-	-
Total (as a group)	76.43%	96.35%	52.32%	93.60%

Purchase and supplier accounts payable

	Percentage of Purchase		Percentage of
	For Nine Months Ended		Accounts Payable for purchase
	September 30,		September 30,	December 31,
	2024	2023	2024	2023
Supplier A	27.79%	-	-	-
Supplier B	33.85%	91.03%	100%	-
Total (as a group)	61.64%	91.03%	100%	-

To reduce risk, the Company closely monitors the amounts due from its customers and assesses the financial strength of its customers through a variety of methods that include, but are not limited to, engaging directly with customer operations and leadership personnel, visiting customer locations to observe operating activities, and assessing customer longevity and reputation in the marketplace. As a result, the Company believes that its accounts receivable credit risk exposure is limited.

Note 12 – Subsequent Events

Management evaluated all additional events through the date the consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any material subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

The Company filed with the Securities and Exchange Commission (“SEC”) a prospectus on Form S-1 with the objective, when effective, of raising up to $15,000,000 to fund the Company’s working capital and operating capital needs for, at a minimum, calendar year 2025, and at maximum, through calendar year 2029. The Company has received comments from the SEC and is preparing responses to the same.

During the month of October 2024, the Company raised $1,200,000 in working capital in connection with sales of its Series C Preferred Stock at a price of $0.30 per share.

F-44

3,500,000 Shares of Common Stock

Representative’s Warrants to purchase up to 175,000 Shares of Common Stock

175,000 Shares of Common Stock underlying the Representative’s Warrants

General Enterprise Ventures, Inc.

_______________________

Preliminary Prospectus dated             , 2024

_______________________

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of our securities being registered. All amounts are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and NYSE American listing fee.

Securities and Exchange Commission Registration Fee	$
NYSE American Listing Fee	$
FINRA Filing Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing and Engraving Expenses	$
Underwriter Out-of-Pocket Accountable Expenses	$
Investor Relations Fee	$
Miscellaneous Expenses	$
Total Expenses	$

Item 14. Indemnification of Directors and Officers

As permitted by Wyoming law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. We may also have contractual indemnification obligations under our agreements with our directors, officers, and employees. These indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may not recoup.

Pursuant to the laws of the State of Wyoming, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Wyoming Business Corporation Act, or any transaction from which a director receives an improper personal benefit.

This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exclusion of Liabilities

Pursuant to the laws of the State of Wyoming, our Bylaws exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

From January 1, 2021 through September 30, 2024, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

Historical Common Stock transactions

During the year ended December 31, 2021, we did not issue any unregistered common stock.

II-1

During the year ended December 31, 2022, we issued the following unregistered common stock:

•	June 2022, 1,000,000 shares issued to Stephen Conboy for the conversion of 50,000 shares of Series C preferred stock
•	June 2022, 70,000,000 shares issued to Joshua Ralston, as a performance incentive, valued at $2,100,000.
•	November 2022, 250,000 shares issued to John Costa for compensation valued at $90,000
•	November 2022, 250,000 shares issued to Jeffrey Pomerantz for compensation valued at $90,000

During the year ended December 31, 2023, we issued the following unregistered common stock:

•	January 2023, 300,000 shares issued to a company for services valued at $86,850
•	April 2023, 3,000,000 shares issued to Stephen Conboy for the conversion of 150,000 shares of Series C preferred stock
•	April 2023, 300,000 shares issued to a company for services valued at $60,000

During the nine months ended September 30, 2024, we issued the following unregistered common stock:

•	February 2024, 1,250,000 shares issued for compensation to five (5) board advisors of our subsidiary MFB Ohio, valued at $1,074,750.
•	February 2024, 500,000 shares issued to five (5) consultants for services valued at $429,900
•	February 2024, 1,050,000 shares issued to an investor, to settle $123,767 of debt and accrued interest.
•

February 2024, 456,762 shares issued to an investor to settle debt. The debt settlement consisted of, 309,454 shares issued to settle convertible debt and accrued interest totaling $55,702 and 147,308 shares valued at $126,655, to settle accrued liabilities of $23,400 (we recognized a loss of settlement of $103,255)

•	March 2024, 250,000 shares issued to a consultant for services valued at $197,350
•	March 2024, Joshua Ralston cancelled 65,000,000 common shares.
•	May 2024, 250,000 shares issued to a company for marketing services valued at $160,000
•	September 2024, 250,000 shares issued to a company for service valued at $90,000

Historical Series C Convertible Preferred Stock transactions

During the year ended December 31, 2021, we did not issue any unregistered Series C preferred stock.

During the year ended December 31, 2022, we issued the following unregistered Series C preferred stock:

•	April 2022, 1,000,000 shares issued to Stephen Conboy in connection with the acquisition of the intangible assets from Mighty Fire Break LLC, a California limited liability company, valued at $4,200,000.

During the year ended December 31, 2023, we issued the following unregistered Series C preferred stock:

•	September 2023, 1,200,000 shares issued to TC Special Investments, LLC for compensation valued at $8,640,000
•	September 2023, 273,499 shares issued to investors for proceeds of $907,600
•	December 2023, 183,332 shares issued to four (4) investors for proceeds of $500,000

During the nine months ended September 30, 2024, we issued the following unregistered Series C preferred stock:

•	January 2024, 50,000 shares issued to two (2) investors for proceeds of $165,000
•	February 2024, 20,000 shares issued for compensation to one (1) board advisors of our subsidiary MFB Ohio, valued at $348,000
•	February 2024, 20,000 shares issued to a consultant for services valued at $348,000

The offers and sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of the above securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

II-2

Item 16. EXHIBITS

(a) Documents filed as exhibits hereto:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Articles of Domestication/Articles of Incorporation of General Enterprise Ventures, Inc.	10-K	3.1	4/15/2024
3.2	Amendments to Articles of Incorporation	10-K	3.2	4/15/2024
3.3	Bylaws	10-K	3.3	4/15/2024
3.4	Designations and Preferences of Series A Preferred Stock	10-K	3.4	4/15/2024
3.5	Designations and Preferences of Series C Convertible Preferred Stock	10-K	3.5	4/15/2024
4.1*	Form of Representative's Warrants
4.2	Form of Warrant Agreement issued with Convertible Note, dated July 2024	S-1	4.2	10/11/2024
4.3	Form of Convertible Note, dated July 2024	S-1	4.3	10/11/2024
5.1*	Opinion of Law Office of Anthony F. Newton, regarding the validity of securities being registered
10.1	Form of Subscription Agreement for Convertible Note.	S-1	10.1	10/11/2024
10.2	Membership Interest Purchase Agreement
14.1	Code of Ethics	10-K	14.1	4/15/2024
21.1	List of Subsidiaries of General Enterprise Ventures, Inc.	10-K/A	21.1	7/30/2024
23.1	Consent of WWC, P.C.
23.2*	Consent of Law Office of Anthony F. Newton (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Burn Test
99.2	Fish Test
99.3	Mammal Test
107	Filing Fee Table

* To be filed.

II-3

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c)	Include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cheyenne, State of Wyoming on December 31, 2024.

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Joshua Ralston
Joshua Ralston
Chairman, Directors, President, Chief Executive Officer, and Secretary

December 31, 2024

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Joshua Ralston who is our President, Chief Executive officer, Chief Financial Officer and Chairman of the Board of Directors, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Ralston	Director, Chairman, President, Chief Executive Officer, and Secretary	December 31, 2024
Joshua Ralston	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffery Pomerantz	Director	December 31, 2024

/s/ John Costa	Director	December 31, 2024

II-5